Exhibit 10.1

Portions of this Exhibit have been omitted and separately filed with the Securities and Exchange Commission with a request for confidential treatment. Such portions have been marked as follows: (Redacted).

NET LEASE

45 GLOVER PARTNERS, LLC,

Landlord

and

FACTSET RESEARCH SYSTEMS INC.,

Tenant

Building:

45 Glover Avenue

Norwalk, CT

Dated: February 14, 2018

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

Exhibits

A-1	Second Floor Premises
A-2	Fifth Floor Premises
A-3	Sixth Floor Premises
A-4	Seventh Floor Premises
A-5	Eighth Floor Premises
B	Description of Land
C	Permitted Encumbrances
D	HVAC Specifications
E	Cleaning Specifications
F	Rules and Regulations
G	Security Specifications
H	Generator Location
I	Landlord’s Work
J	Signage Location
K	Intentionally Omitted
L	Form of Nondisturbance Agreement
M	Estimated Operating Expenses and Real Estate Taxes
N	Change Order Form
O	Certificate of Occupancy for Building
P-1	20 Glover Description
P-2	801 Main Description
P-3	901 Main Description
P-4	Park Description
Q	Rooftop Terrace
R	Lobby Signage Specifications
S	Additional Parking Areas
T	Shuttle Bus Enclosure
U	Existing Third Party ROFO Rights
V	Form of Notice

-v-

LEASE dated the 14th day of February, 2018, by and between 45 GLOVER PARTNERS, LLC (“Landlord”), a Connecticut limited liability company, with an office at 1 Elmcroft Road, Suite 500, Stamford, Connecticut 06902 and FACTSET RESEARCH SYSTEMS INC. (“Tenant”), a Delaware corporation, with an office at 601 Merritt 7, Norwalk, Connecticut 06851.

W I T N E S S E T H:

Landlord and Tenant hereby covenant and agree as follows:

ARTICLE 1

Definitions; Consents

Section 1.1        Definitions. For the purposes of this Lease, unless the context otherwise requires:

(a)       “20 Glover” shall mean that certain real property more particularly described on Exhibit P-1 attached hereto and made a part hereof and commonly known as 20 Glover Avenue in Norwalk, Connecticut.

(b)       “20 Glover Building” shall mean the building located at 20 Glover.

(c)       “801 Main” shall mean that certain real property more particularly described on Exhibit P-2 attached hereto and made a part hereof and commonly known as 801 Main Avenue in Norwalk, Connecticut.

(d)       “801 Main Building” shall mean the building located at 801 Main.

(e)       “901 Main” shall mean that certain real property more particularly described on Exhibit P-3 attached hereto and made a part hereof and commonly known as 901 Main Avenue in Norwalk, Connecticut.

(f)       “901 Main Building” shall mean the building located at 901 Main.

(g)       “Additional Rent” shall mean all amounts, other than Fixed Rent, which Tenant assumes or agrees to pay under this Lease to Landlord or to others.

(h)       “Affiliate” shall mean a Person controlled by, controlling, or under common control with, the Person in question.

(i)        “Alterations” shall mean alterations, installments, improvements, additions or other changes made by Tenant (other than decorations) in or about the Premises. For clarity, Alterations shall not include the Tenant Improvements or the Planned Amenities or the Tenant Upgraded Amenities.

(j)       “Applicable Laws” shall have the meaning given to such term in Section 8.1.

(k)       “Appraiser” shall mean an individual having not less than ten (10) years current experience as a leasing broker specializing in commercial properties of a nature and type similar to that of the Premises in Fairfield County, CT.

(l)       “Arbitrator” means Landlord’s architect and Tenant’s architect, acting by mutual agreement, provided that such architects are able to agree as to the matter in question within three (3) Business Days following written notice from Landlord or Tenant of its election to submit the matter to resolution by the Arbitrator, or, if Landlord’s architect and Tenant’s architect are unable to agree within such time period, “Arbitrator” shall mean the AAA. The fees of Landlord’s architect shall be paid by Landlord, the fees of Tenant’s architect shall be paid by Tenant, and if the Arbitrator shall be a third party, then the fees of the Arbitrator shall be divided evenly between Landlord and Tenant.

(m)       “Base Building” shall mean the Building, excluding any Tenant Improvements and Alterations.

(n)       “Base Building Systems” shall mean the roof and balcony drainage and the mechanical, gas, electrical, sanitary, heating, air-conditioning, ventilating, elevator, plumbing, security, fire and life-safety (including, without limitation, sprinkler) systems and other service systems of the Building.

(o)       “Building” shall mean the office building containing approximately 264,531 total rentable square feet, which Landlord represents and warrants to Tenant was measured in accordance with the REBNY method of building measurement, all of which is office space, located on the Land at the address commonly known as 45 Glover Avenue in Norwalk, Connecticut and located in the Park, and all appurtenances thereto of every kind and description, now located or hereafter erected, constructed, or placed upon the Land, and alterations and additions thereto, and substitutions therefor.

(p)       “Business Day” shall mean any day except Saturdays, Sundays and the Building Holidays.

(q)       “Building Holidays” shall mean New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

(r)       “Building Hours” shall mean that period of time on Business Days from 8:00 A.M. to 6:00 P.M. (and on Saturdays, except for the Building Holidays, from 9:00 A.M. to 1:00 P.M.).

(s)       “Commencement Date” shall be January 1, 2020.

(t)        “Common Areas” shall mean all of the nonrentable areas in the interior and exterior of the Building and the balance of the Property, including without limitation restrooms on multitenant floors, fire stairs, the entrance lobby, landscaping and exterior facilities, the parking areas (including, without limitation, the Garage), and truck docks. Common Areas shall not include mechanical rooms and shall also not include restrooms, lobbies, corridors, plazas, aisles, telephone and electric closets located on floors leased entirely by a single Building tenant, all of which shall be for the exclusive use of such single-floor Building tenant and shall not be used in common with Tenant or other tenants or occupants of the Building.

(u)       “Comparable Buildings” shall mean comparable Class A office buildings in lower Fairfield County, Connecticut.

(v)       “Competitors” shall mean Bloomberg L.P., Thompson Reuters Inc., Standard & Poor’s Capital IQ, MSCI Inc. and Morningstar Inc.

(w)       “Conference Center” shall have the meaning given to such term set forth on Exhibit I.

(x)       “Control” shall mean ownership of more than fifty percent (50%) of the outstanding voting stock of a corporation or other majority equity and/or control interest of a different form of business entity and/or the possession of power to direct or cause the direction of the management and policy of such corporation or other entity, whether through the ownership of a controlling interest, by statute or according to the provisions of a contract.

(y)       “CPI” shall mean the Consumer Price Index published by the Bureau of Labor Statistics of the U.S. Department of Labor for “All Urban Consumers” in the table entitled, “Consumer Price Index: US City Average,” or any successor thereto, All Items (1982-84 = 100), seasonally adjusted for the month in question. If the CPI is converted to a different standard reference base or otherwise revised, then the determination of adjustments provided for herein shall be made with the use of such conversion factor, formula or table for converting the CPI as may be published by the Bureau of Labor Statistics or, if said Bureau does not publish such conversion factor, formula or table, then with the use of such conversion factor, formula or table as may be published by Prentice-Hall, Inc. or any other nationally recognized publisher of similar statistical information. If the Consumer Price Index ceases to be published, and there is no successor thereto, then Landlord and Tenant shall use diligent efforts, in good faith, to agree upon a substitute index for the CPI.

(z)       “Default Rate” shall mean the prime or base rate published in the Wall Street Journal (or its successor, and if more than one (1) prime or base rate shall be published on a day, then the highest such rate) on the applicable default date, plus four (4%) percent per annum.

(aa)      “Environmental Laws” shall mean the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. §§6901, et seq. (RCRA), as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§9601 et seq. (CERCLA), as amended, the Toxic Substance Control Act, as amended, 15 U.S.C. §§2601 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. §§136 et seq., the Clean Air Act, the Hazardous Materials Transportation Act, any and all state analogs of the same, the Connecticut Transfer Act, C.G.S. §22a-134 et seq., and all applicable federal, state and local environmental laws, ordinances, rules and regulations, as any of the foregoing may have been or may be from time to time amended, supplemented or supplanted, and any other federal, state or local laws, ordinances, rules and regulations, now or hereafter existing relating to regulations or control of Hazardous Materials or the protection or restoration of the environment and health and safety.

(bb)      “Event of Default” shall mean any of the events set forth in Article 17.

(cc)      “Expansion Space A” shall mean 25,000 rentable square feet of contiguous space in either (i) the Building, (ii) the 801 Main Building, (iii) the 901 Main Building, or (iv) on the fifth (5th) floor south section of the 20 Glover Building.

(dd)      “Expansion Space B” shall mean (i) 40,718 rentable square feet located on the fourth (4th) of the Building, (ii) 40,795 rentable square feet located on the third (3rd) floor of the Building or (iii) contiguous square feet comparable to the amount in (i) or (ii) herein on one (1) floor at either the 801 Main Building or the 901 Main Building.

(ee)      “First Offer Space” shall have the meaning given to such term in Section 23.2.

(ff)      “First Offer Notice” shall have the meaning given to such term in Article 23.

(gg)     “Fixed Rent” shall mean the rental amounts specified in subsection 4.1(a) hereto.

(hh)     “Garage” shall mean the parking area located on the Land directly below the Building.

(ii)       “Hazardous Materials” shall mean substances defined as “hazardous substances”, “hazardous materials”, “hazardous wastes” or “toxic substances” in any applicable federal, state or local statute, rule, regulation or binding determination, including but not limited to Environmental Laws; and asbestos, PCBs, radioactive substances, methane, volatile hydrocarbons, petroleum or petroleum-derived substances or wastes, radon, industrial solvents or any other material as may be specified in Applicable Laws.

(jj)       “Improvements” shall mean the Building and all of the structures, improvements, and all building fixtures therein (including, without limitation, the Garage and driveways) now or hereafter located on the Land.

(kk)     “Land” shall mean the land described on Exhibit B hereto.

(ll)       “Landlord’s Work” shall mean the construction described on Exhibit I.

(mm)   “Landlord’s Representatives” shall mean Landlord’s officers, directors, shareholders, partners, members, employees, agents, representatives and contractors and Affiliates of Landlord and their officers, directors, shareholders, partners, members, employees, agents, representatives and contractors.

(nn)     “Lease Expiration Date” shall mean December 31, 2035.

(oo)     “Lease Year” shall mean a 12 month period, except that the first Lease Year shall commence on the Commencement Date and end on the last day of the 12th month after the Rent Commencement Date, and subsequent Lease Years shall end on the annual anniversary thereof.

(pp)     “Minimum Occupancy Requirement” shall mean Tenant, and/or an Affiliate(s) and/or a Person that is a Successor(s) to Tenant being in occupancy of at least thirty-three percent (33%) of the rentable square feet in the Premises.

(qq)      “Mortgage” shall mean any mortgage on the Premises or any part thereof given by Landlord to a Mortgagee to secure a loan encumbered by Landlord’s interest in the Premises or a part thereof.

(rr)       “Mortgagee” shall mean any holder of a Mortgage with respect to the Premises or any part thereof.

(ss)       “Nondisturbance Agreement” shall have the meaning given in Section 13.1.

(tt)       “Nonstandard Improvements” shall mean internal stairs, improvements to fire stairs, uninterrupted power supply systems (UPS), any structural changes and raised flooring.

(uu)      “Operating Expenses” is defined in Section 6.3.

(vv)      “Other Taxes” shall mean all taxes, assessments, excises, levies, fees and charges (exclusive of any penalties or interest thereon) other than Property Taxes, including all payments related to the cost of providing facilities or services, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed or imposed by any public or government authority upon, or measured by, or reasonably attributable to (i) the Premises; (ii) the cost or value of Tenant’s Property (to the extent Tenant does not pay taxes, fees and charges thereon directly) or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant (to the extent Tenant does not pay taxes, fees and charges thereon directly), regardless of whether title to such improvements is vested in Tenant or Landlord; (iii) any Rent payable under this Lease, including any gross income tax or excise tax levied by any public or government authority with respect to the receipt of any such Rent; (iv) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises; or (v) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. Notwithstanding the foregoing and anything to the contrary in this Lease, Other Taxes shall not include (y) federal, state and local income, documentary, transfer, estate, death, conveyance and inheritance taxes; and (z) succession, franchise, partnership, corporate and capital stock taxes (such as doing business taxes), unless specifically payable by Tenant pursuant to (i) – (v) above or levied or assessed against Landlord in whole or in part in lieu of or as a substitute for any Other Taxes.

(ww)     “Park” shall mean the office park comprising the buildings currently known as 45 Glover Avenue, 801 Main Avenue and 901 Main Avenue, Norwalk, CT, the site plan of which is set forth on Exhibit P-4 attached hereto and made a part hereof.

(xx)       “Permitted Encumbrances” shall mean those items more particularly described on Exhibit C attached hereto and made a part hereof.

(yy)       “Person” shall mean any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, association, joint stock company, trust, trustee(s) of a trust, unincorporated organization, any other form of business organization, or government or governmental authority, agency or political subdivision thereof.

(zz)       “Possession Date” shall mean January 1, 2019.

(aaa)      “Premises” shall mean the space in the Building described in Section 2.1 herein. No easement for light, air or view is included with or appurtenant to the Premises and the foregoing disclaimer has been negotiated by Landlord and Tenant, and is intended as a complete negation of any representation or warranty by Landlord, express or implied; provided, however, notwithstanding the foregoing, Landlord shall not erect or permit to be erected within the boundaries of the Land within fifty (50) feet of the Building any structure that materially blocks, impairs, obscures or otherwise covers the windows of the Building, specifically excluding flag poles, light poles, trees and landscaping.

(bbb)     “Primary Term” shall mean the period beginning on the Commencement Date and ending on the Lease Expiration Date.

(ccc)      “Property” shall mean the Land, Building and the Garage.

(ddd)      “Property Taxes” shall mean all real estate taxes, assessments, excises, levies, fees and charges (and any real estate tax, assessment, excise, levy, fee or charge levied wholly or partly in lieu thereof or as a substitute therefor or as an addition thereto) (exclusive of any penalties or interest thereon) of every kind and description, general or special, ordinary or extraordinary, foreseen or unforeseen, secured or unsecured, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed or imposed by any public or government authority on or against, or otherwise with respect to, the Property or any part thereof. Property Taxes shall not include (y) federal, state and local income, documentary, transfer, estate, death, conveyance and inheritance taxes; and (z) succession, franchise, partnership, corporate and capital stock taxes (such as doing business taxes), unless specifically included in the definition of Property Taxes above or levied or assessed against Landlord in whole or in part in lieu of or as a substitute for any Property Taxes.

(eee)      “REA” shall mean that certain Reciprocal Easements and Restrictive Covenants Agreement dated February 9, 2001 by and among Hewitt Properties V LLC, Hewitt Properties VI LLC and Hewitt Properties VII LLC and recorded February 13, 2001 in Volume 4041 at Page 2 of the Norwalk Land Records as amended by that certain First Amendment to Reciprocal Easements and Restrictive Covenants Agreement dated as of April 22, 2002 by and among 25 Glover Partners, LLC, 35 Glover Partners, LLC and Hewitt Associates VII LLC and recorded on April 23, 2002 in Volume 4426 at Page 90 and Second Amendment to Reciprocal Easements and Restrictive Covenants Agreement dated as of December 15, 2003 by and among 25 Glover Partners LLC, 35 Glover Partners LLC, 45 Glover Partners LLC and Hewitt Associates LLC and recorded January 14, 2004 in Book 5267 at Page 278 of the Norwalk Land Records, as may be amended.

(fff)      “Renewal Notice” shall have the meaning given to such term in subsection 3.2(a).

(ggg)    “Renewal Term” shall have the meaning given to such term in subsection 3.2(a).

(hhh)     “Rent” shall mean Fixed Rent and Additional Rent in the aggregate.

(iii)       “Rent Commencement Date” shall be July 1, 2020, subject to extension pursuant to Section 22.1(d) hereof.

(jjj)       “Rooftop Terrace” shall mean that certain area of the rooftop located on the eight (8th) floor of the Building as depicted as the cross-hatched area on Exhibit Q attached hereto.

(kkk)    “Site Assessment” shall have the meaning given to that term in Section 24.2.

(lll)       “Site Reviewers” shall have the meaning given to that term in Section 24.2.

(mmm) “Structural Elements” shall mean the roof, exterior structural walls, structural columns, structural support beams and the foundation of the Building and the Garage.

(nnn)     “Successor” shall mean an entity succeeding to substantially all of the business assets of Tenant, whether by merger, consolidation or otherwise, which intends to carry on the business of Tenant and which has a net worth (determined in accordance with generally accepted accounting principles consistently applied) at least equal to $(Redacted); or (ii) an entity that purchases all or substantially all of Tenant’s assets.

(ooo)     “Taxes” shall mean Property Taxes and Other Taxes.

(ppp)     “Tenant Improvements” shall mean the initial improvements to be constructed by Tenant for Tenant’s initial occupancy of the Premises in accordance with this Lease.

(qqq)     “Tenant’s Plans” shall have the meaning given to that term in Section 22.2.

(rrr)       “Tenant’s Property” shall mean Tenant’s moveable trade fixtures and moveable partitions, telephone and other equipment, furniture, furnishings, work stations, telephone and computer systems, decorations and other items of personal property.

(sss)     “Tenant’s Proportionate Share” shall mean the rentable square footage of the Premises divided by the rentable square footage of the Building. As of the date hereof, Tenant’s Proportionate Share is 65.46%.

(ttt)      “Tenant’s Representatives” shall mean Tenant’s subtenants, officers, directors, shareholders, partners, members, employees, agents, representatives and contractors, subtenants, invitees, licensees and Affiliates of Tenant and their officers, directors, shareholders, partners, members, employees, agents, representatives and contractors.

(uuu)    “Term” shall mean the Primary Term and the Renewal Terms, if exercised.

(vvv)    “Unavoidable Delay” shall mean any and all delays beyond the reasonable control of a party, including, without limitation, delays caused by the other party hereto, governmental restrictions, governmental regulations, governmental controls, order of civil, military or naval authority, governmental preemption, strikes, labor disputes, lock-outs, shortage of labor materials, inability to obtain materials or reasonable substitutes therefor, Acts of God, fire, earthquake, floods, explosions, actions of the elements, extreme weather conditions, enemy action, civil commotion, riot or insurrection, fire or other unavoidable casualty or any other cause beyond such party’s reasonable control. Notwithstanding the foregoing, (i) lack of funds shall not be deemed an Unavoidable Delay, and (ii) the provisions of this Section shall not excuse Tenant from its obligation to pay Rent as and when due.

Section 1.2        Consents. Whenever in this Lease a party’s approval or consent is required, same shall not be unreasonably withheld, conditioned or delayed, unless otherwise specified herein. If given, such approval or consent shall be given in writing, in the manner required for notices under Article 33 herein.

ARTICLE 2

Demise; Premises

Section 2.1        Demise; Premises. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord during the Term exclusive use of (i) the entire rentable area of the second (2nd) floor of the Building, which consists of 37,573 rentable square feet and as shown on the floor plan attached hereto as Exhibit A-1 (the “Second Floor Premises”), (ii) the entire rentable area of the fifth (5th) floor of the Building, which consists of 40,723 rentable square feet and as shown on the floor plan attached hereto as Exhibit A-2 (the “Fifth Floor Premises”), (iii) the entire rentable area of the sixth (6th) floor of the Building, which consists of 40,723 rentable square feet and as shown on the floor plan attached hereto as Exhibit A-3 (the “Sixth Floor Premises”), (iv) the entire rentable area of the seventh (7th) floor of the Building, which consists of 41,064 rentable square feet and as shown on the floor plan attached hereto as Exhibit A-4 (the “Seventh Floor Premises”), and (v) the entire rentable area of the eighth (8th) floor of the Building (subject to Landlord’s rights of access and entry as expressly set forth herein), which consists of 13,081 rentable square feet and as shown on the floor plan attached hereto as Exhibit A-5 (the “Eighth Floor Premises”; and the Eighth Floor Premises, together with the Second Floor Premises, Fifth Floor Premises, Sixth Floor Premises, Seventh Floor Premises, the “Premises”) for the rents, covenants and conditions (including limitations, restrictions and reservations) hereinafter provided. Tenant shall have the non-exclusive right to use the Common Areas. The parties have agreed that, for all purposes hereunder, the Premises shall be deemed to contain 173,164 rentable square feet. The measurements of the rentable square feet of the Premises have been made in accordance with the REBNY method of building measurement with a full floor loss factor of twenty percent (20%).

Section 2.2      Modification of Property. Landlord hereby reserves the right, without the consent of, but with notice to, Tenant, to (a) modify or alter the Land that is subject to this Lease, (b) convey any portion of the Land, (c) to submit the Property or any portion thereof to the provisions of the Common Interest Ownership Act, Conn. Gen. Stats. §47-200 et seq. and to execute a new reciprocal easement agreement or to amend the REA with respect to the Property or any portion thereof, or (d) to perform any combination thereof; provided, that any such modification, alteration, conveyance, submission, execution or amendment shall not adversely affect Tenant’s use and enjoyment of the Property for the use permitted hereunder, as provided for in this Lease, increase Tenant’s financial or other obligations or Landlord’s rights, decrease Tenant’s rights or Landlord’s obligations, under this Lease by more than a de minimis extent or increase the value of the assessed value of the tax lot comprising the Property other than to a de minimis extent, and at all times the Property shall be a first-class property in comparison to other Comparable Buildings. This Section 2.2 shall be self-operative and no further instrument of modification of this Lease shall be required to effectuate such a modification, alteration, conveyance, execution or amendment. Notwithstanding the foregoing, Tenant, at Landlord’s expense, shall execute and deliver promptly any agreement that Landlord may reasonably request in confirmation of any such modification, alteration, conveyance or execution.

Section 2.3        Rooftop Terrace.

(a)       Landlord hereby expressly acknowledges and agrees that Tenant shall have the exclusive right throughout the Term of this Lease to use the Rooftop Terrace and provide upgrades and improvements to the Rooftop Terrace and to the Building façade overlooking the Rooftop Terrace which may include railings, additional pavers, additional patio tiles, planters, tables, chairs, a green roof and modifications to the Building façade within the Rooftop Terrace, at any time during the term of this Lease at no Additional Rent.  The design, placement and quantity of all such improvements shall be subject to Landlord’s prior written approval pursuant to Article 22 or Article 9, as the case may be.  This right to use the Rooftop Terrace shall be subject to all applicable provisions of this Lease including, but not limited to, the indemnity provisions in Article 20 hereof, and shall be co-terminus with the Lease.

(b)      If Tenant uses the Rooftop Terrace, Tenant shall, at its cost, comply with all relevant Applicable Laws with respect to the Rooftop Terrace, subject to Section 2.3(c) below, and obtain all necessary permits or licenses for the same.  Tenant shall maintain the Rooftop Terrace in a clean, neat and orderly fashion.  In the event Tenant fails to keep the Rooftop Terrace in a neat, clean and orderly condition, Landlord may, after fifteen (15) Business Days’ notice to Tenant and Tenant’s failure to cure, suspend Tenant’s right to use the Rooftop Terrace until Tenant is in compliance with the requirements hereof.  Landlord shall have no liability whatsoever for the loss, damage, destruction or theft of Tenant’s furniture or equipment used in the Rooftop Terrace, except to the extent caused by the negligence or willful misconduct of Landlord or its employees, agents or contractors and not covered by the insurance required to be maintained by Tenant pursuant to this Lease.  Tenant shall use commercially reasonable efforts to remove all furniture and movable improvements prior to any significant storm event.

(c)       Landlord shall be responsible, at Landlord’s sole cost and expense (but subject to recoupment to the extent permitted pursuant to Article 6) to maintain, repair and replace the roof liner and ballast; provided, Tenant shall reimburse Landlord for any such cost occasioned by the negligence or willful misconduct of Tenant or any Tenant’s Representatives that damages the Building, including, without limitation, the roof liner or ballast. Tenant shall be responsible, at Tenant’s sole cost and expense, to maintain, repair and replace the existing patio tiles and any additional improvements installed on the Rooftop Terrace by Tenant; provided, Landlord shall reimburse Tenant for any such cost occasioned by the negligence or willful misconduct of Landlord or any Landlord’s Representatives. Tenant shall take all actions necessary to prevent any such installations from adversely affecting applicable warranties with respect to the roof.

(d)       (i) Landlord and its contractors accompanied by a Landlord Representative shall, upon reasonable prior notice (except in the event of an emergency, in which case no notice shall be required) to Tenant, have the right of entry to the Rooftop Terrace to gain access to the Base Building and the Base Building Systems, and (ii) Landlord and any other tenant’s contractor accompanied by a Landlord Representative shall, upon reasonable prior notice (except in the event of an emergency, in which case no notice shall be provided) to Tenant, have the right of entry to the Rooftop Terrace to access the Building equipment and mechanical rooms to the extent it is not reasonable or prudent to access the other tenant’s equipment from the eighth floor equipment room from within the Building; provided, however in connection with all such access, Landlord shall use commercially reasonable efforts not to interfere with Tenant’s business operations and quiet use and enjoyment of the Eighth Floor Premises.

ARTICLE 3

Term

Section 3.1        Primary Term. The Primary Term shall be for a period beginning on the Commencement Date and ending on the Lease Expiration Date, or such earlier or later date as hereinafter provided. Landlord and Tenant acknowledge and agree that the Lease is a binding agreement as of the date hereof notwithstanding that the Commencement Date does not occur until January 1, 2020.

Section 3.2        Renewal Terms.

(a)       Tenant shall have the right, at its option, to renew the Term of this Lease with respect to all of the Premises for two (2) terms of five (5) years each (each a “Renewal Term”). The first Renewal Term, if exercised by Tenant, shall commence on the day after the expiration of the Primary Term and shall expire on the day immediately preceding the fifth (5th) anniversary of such commencement date and the second Renewal Term, if exercised by Tenant, shall commence on the day after the expiration of the first Renewal Term and shall expire on the day immediately preceding the fifth (5th) anniversary of such commencement date. Each option to renew the Term of this Lease as described above shall be exercisable by Tenant giving notice to Landlord (each a “Renewal Notice”) not less than eighteen (18) months prior to the Lease Expiration Date or the last day of the first Renewal Term, as the case may be. Time shall be of the essence with respect to the date of exercising each option, any principle of law to the contrary notwithstanding. Except for the Fixed Rent and the obligations of Landlord to construct the Landlord’s Work and pay to Tenant the Tenant Improvement Allowance, the terms and conditions of this Lease shall apply to each Renewal Term with the same force and effect as if such Renewal Term had originally been included in the Primary Term of this Lease. All Rent shall commence on the first day of each Renewal Term. The right of Tenant to a Renewal Term shall be conditioned upon the following: (i) no Event of Default shall have occurred and remain uncured (A) as of the date on which the Renewal Notice for the applicable Renewal Term is delivered, and (B) on the Lease Expiration Date or the last day of the first Renewal Term, as the case may be; (ii) this Lease being in full force and effect as of the Lease Expiration Date or the last day of the first Renewal Term, as the case may be; (iii) the named Tenant shall not have assigned this Lease at any time during the Primary Term or the first Renewal Term, as the case may be, except to an Affiliate or Successor; and (iv) the Renewal Notice being delivered timely in accordance with this section.

(b)       Upon Tenant’s exercise of any of its rights to renew this Lease given in accordance with the provisions of this Section, Landlord and Tenant shall promptly execute and acknowledge an instrument confirming any such renewal together with an amendment to any notice of lease previously recorded in recordable form confirming the same. Tenant shall have no right to extend or renew this Lease except as provided in this Section.

(c)       During each Renewal Term, the Fixed Rent shall be ninety-five percent (95%) of the fair rental value of the Premises as of the date six (6) months prior to the commencement of such Renewal Term. For purposes of this Lease, “fair rental value” shall be deemed to mean comparable quality, first-class commercial office space (including any available in the Park) on comparable renewal terms and conditions taking into account all relevant factors, whether favorable to Landlord or Tenant, including, without limitation, then market tenant improvement allowances, leasing commissions, rent abatements and annual rent escalations. In the event that the parties have not agreed upon the fair rental value of the Premises prior to the date six (6) months before the commencement of a Renewal Term, such value shall be determined by arbitration in Norwalk, CT before a single Appraiser as follows:

(i)     Landlord and Tenant shall have ten (10) days following the date that is six (6) months before the commencement of the applicable Renewal Term within which to select one (1) mutually agreeable Appraiser. If Landlord and Tenant fail to agree on one (1) Appraiser within such ten (10) day period, either party may promptly request the American Arbitration Association to appoint an Appraiser for the matter, and said Association’s selection shall be binding upon Landlord and Tenant.

(ii)     Within fifteen (15) days following appointment of the Appraiser, Landlord and Tenant shall each submit to the Appraiser, in writing, a good faith determination of the fair rental value of the Premises. If either party fails to submit such determination within such time period, the fair rental value submitted by the other party will be determinative.

(iii)     The Appraiser selected must choose either Landlord’s or Tenant’s good faith determination of the fair rental value of the Premises and may not determine that any other amount is the fair rental value, and the Appraiser’s choice shall be final and binding upon the parties. In determining the fair rental value of the Premises and which of Landlord’s or Tenant’s determinations to select, the Appraiser shall consider all relevant factors, including but not limited to, then market tenant improvement allowances, leasing commissions, rent abatements and annual rent escalations. From the date of appointment, the Appraiser shall have thirty (30) days within which to render a decision as to the fair rental value of the Premises.

Judgment upon the award rendered by the Appraiser shall be binding upon the parties and may be entered in any court of competent jurisdiction. The Appraiser shall determine the liability of the parties for the costs of the arbitration and may allocate counsel fees, witness fees and other costs between the parties.

ARTICLE 4

Rent

Section 4.1        Fixed and Additional Rent. Tenant shall pay to Landlord in lawful money of the United States of America, by check at the office of Landlord or by wire or electronic funds transfer to the account designated by Landlord, or at such other place as Landlord may designate in writing to Tenant, the following:

(a)       Without notice or demand, annual fixed rent (“Fixed Rent”) payable in equal monthly installments, in advance on the first day of each and every calendar month during the Term, commencing on the Rent Commencement Date, as follows:

Period (which dates are subject to change based on the Rent Commencement Date)			Fixed Rent Per Rentable Sq. Ft.	Fixed Rent/Year	Monthly Installments
1/1/20	–	6/30/20	(Redacted)	(Redacted)	(Redacted)
7/1/20	–	6/30/21	(Redacted)	(Redacted)	(Redacted)
7/1/21	–	6/30/22	(Redacted)	(Redacted)	(Redacted)
7/1/22	–	6/30/23	(Redacted)	(Redacted)	(Redacted)
7/1/23	–	6/30/24	(Redacted)	(Redacted)	(Redacted)
7/1/24	–	6/30/25	(Redacted)	(Redacted)	(Redacted)
7/1/25	–	6/30/26	(Redacted)	(Redacted)	(Redacted)
7/1/26	–	6/30/27	(Redacted)	(Redacted)	(Redacted)
7/1/27	–	6/30/28	(Redacted)	(Redacted)	(Redacted)
7/1/28	–	6/30/29	(Redacted)	(Redacted)	(Redacted)
7/1/29	–	6/30/30	(Redacted)	(Redacted)	(Redacted)
7/1/30	–	6/30/31	(Redacted)	(Redacted)	(Redacted)
7/1/31	–	6/30/32	(Redacted)	(Redacted)	(Redacted)
7/1/32	–	6/30/33	(Redacted)	(Redacted)	(Redacted)
7/1/33	–	6/30/34	(Redacted)	(Redacted)	(Redacted)
7/1/34	–	6/30/35	(Redacted)	(Redacted)	(Redacted)
7/1/35	–	12/31/35	(Redacted)	(Redacted)	(Redacted)

Notwithstanding the above or anything to the contrary in this Lease but subject to adjustment (as to the dates but not the length of the time periods) based on the Rent Commencement Date, Fixed Rent for the first (Redacted) months of the Primary Term will be (Redacted) Dollars ($(Redacted)) and Fixed Rent for the (Redacted) last months of the Primary Term shall be (Redacted) Dollars ($(Redacted)). Occupancy of the Premises by Tenant for its business purposes prior to the Lease Commencement Date shall not accelerate the Rent Commencement Date with respect to Fixed Rent except as may be provided under a separate early access agreement, nor shall it impact the Term. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no right to occupy the Premises for its business purposes until its Tenant Improvements are completed.

(b)       Additional Rent shall commence on the earlier of the Commencement Date or the date Tenant takes possession of the Premises for its business purposes, except that Tenant shall commence paying for electricity in accordance with Section 11.3, HVAC and Tenant service requests made to Landlord on the Possession Date, and the same shall be due thirty (30) days after receipt of a bill therefor. Notwithstanding the foregoing, Tenant shall have no obligation to pay Additional Rent for Operating Expenses for the month of December 2019 or for the first six (6) months of calendar year 2020 or the last six (6) months of calendar year 2035 as may be adjusted based on actual Rent Commencement Date. Landlord shall have the same remedies for a default in the payment of Additional Rent as for a default in the payment of Fixed Rent. With respect to Additional Rent related to Operating Expenses, Landlord shall provide notice and demand as set forth in Article 6 hereof and with respect to Additional Rent related to any “net profit” pursuant to Section 12.1(c) hereof, no notice or demand shall be required. All other Additional Rent shall be due within thirty (30) days following written demand therefor.

(c)       Solely as a courtesy to Tenant and in no event as an obligation of Landlord under this Lease, Landlord shall endeavor to email invoices for all Rent to accountspayable@factset.com ten (10) days prior to the due date thereof, or to such other email address designated by Tenant in accordance with the notice provisions of this Lease.

Section 4.2        Late Charge. Any Rent not paid on or before the seventh (7th) Business Day after the due date thereof shall be payable on or before the first day of the succeeding month with a late charge equal to five percent (5%) of the unpaid installment. There shall be no abatement of, deduction from, counterclaim or set off against Rent, except as otherwise specifically provided in this Lease.

ARTICLE 5

Use

Section 5.1        Use. Tenant shall use and occupy the Premises for executive, general and administrative offices for Tenant, its Affiliates and Successors and its permitted subtenants’ and assigns and for ancillary uses thereto that comply with Applicable Laws, including, without limitation, the Rooftop Terrace, pantry, storage of office supplies and presentations, sales presentations and shareholder meetings, and for no other purpose without Landlord’s prior written consent, which consent shall not be unreasonably withheld. Tenant shall have the express right in the Premises to store and serve food and beverages, by any reasonable means, including, without limitation, by vending machines, for the consumption by officers, employees and business guests of Tenant. Further, Tenant and its employees shall have the right to install and use a pantry in the Premises, including, without limitation, installation and use thereon of a microwave oven, toaster, coffee machine, refrigerator, freezer and dishwasher (provided that Tenant shall not have the right to install a cooking kitchen in the Premises). Tenant shall not use or occupy or suffer or permit the use or occupancy of the Premises or any part thereof in any manner which in Landlord’s reasonable judgment shall materially adversely affect or materially unreasonably interfere with any services required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building, or with the proper and economical rendition of any such service or with the use or enjoyment of any part of the Building by any other tenant or occupant.

Section 5.2        Restrictions On Use. Tenant shall not use or occupy, or suffer or permit the Premises or any part thereof to be used in any manner, or suffer or permit anything to be done therein or brought into or kept therein, which would in any way: (a) violate any Applicable Laws; (b) make void or voidable any insurance policy then in force with respect to the Building or the Property of which Tenant has received prior written notice including, without limitation, any protective safeguards endorsement or sprinkler credit (provided, that mere executive, general and administrative office use will not be deemed to have made void or voidable any such policy); (c) make unobtainable from reputable insurance companies authorized to do business in the State of Connecticut at standard rates any fire insurance with extended coverage, or liability, elevator, boiler or other insurance required to be furnished by Landlord under the terms of a Mortgage or Ground Lease, if any (provided, that mere executive, general and administrative office use will not be deemed to have made unobtainable any such policy); (d) cause physical damage to the Property or any portion of the Property (other than reasonable wear and tear or as part of Tenant Improvements or Alterations made in accordance with provisions of Article 9 and Article 22); (e) constitute a public or private nuisance; (f) materially or unreasonably impair the appearance of the Building or negatively affect Landlord’s ability to lease to third parties or materially increase the risk of environmental damage at the Property; (g) first cause the Premises to be classified as an establishment under the Connecticut Transfer Act, Conn. Gen. Stats. §22a-134 et seq.; (h) discharge noxious fumes, vapors or odors into the Building’s air conditioning system or into the Building’s flues or vents or otherwise in such a manner as may cause unreasonable disturbance to the other occupants of the Building; or (i) cause noise to escape from the Premises as may cause unreasonable disturbance to the other occupants of the Building or the Park. The provisions of this Section 5.2, and the application hereof, shall not be deemed to be limited in any way to or by any other provisions of this Lease or any of the Rules and Regulations (provided, that mere executive, general and administrative office use and that Tenant’s operation as provided in this Lease will not be deemed to violate this Section 5.2).

Section 5.3        Certificate of Occupancy. Tenant shall not at any time use or occupy, or suffer or permit to use or occupy the Premises in violation of the certificate of occupancy issued for the Premises or the Building or the applicable zoning ordinances of the City, and in the event that any governmental authority shall hereafter contend or declare by notice, violation, order or in any other manner whatsoever that the Premises are used for a purpose which is a violation of such certificate of occupancy, Tenant shall immediately discontinue such use of the Premises. The certificate of occupancy for the Base Building is attached hereto as Exhibit O and Landlord hereby represents and warrants to Tenant that (i) the same is in full force and effect; and (ii) Landlord shall not have the right to amend the certificate of occupancy for the Base Building in a manner that limits the uses that Tenant may perform in the Premises in accordance with Section 5.1 hereof.

Section 5.4        Floor Load. Tenant shall not place a load upon any floor of the Premises that exceeds the floor load per square foot that such floor was designed to carry fifty (50) pounds per square foot (live load)). Subject to the terms of the next preceding sentence, if Tenant wishes to place any safes, vaults or other structural reinforcements in the Premises, it may do so at its own expense, subject to Landlord’s prior approval, such approval not to be unreasonably withheld, conditioned or delayed. Landlord reserves the right to reasonably prescribe their weight and position. Business machines and mechanical equipment in the Premises shall be placed and maintained by Tenant, at Tenant’s expense, in such manner as shall be sufficient in Landlord’s reasonable judgment to absorb vibration and noise and prevent annoyance or inconvenience to any of the other tenants or occupants of the Building.

Section 5.5        Use of Hazardous Materials. Tenant shall not install, use, generate, store or dispose of in or about the Premises any Hazardous Materials, except for quantities of Hazardous Materials customarily used in business office operations, provided that Tenant uses such Hazardous Materials in accordance with all Environmental Laws.

Section 5.6        Signage.

(a)       Tenant shall be provided appropriate interior signage commensurate with the signage protocol for the Building, including without limitation, Building directory and listing solely in the event Landlord elects to install a directory in the lobby and prominent non-exclusive logo signage within the main lobby of the Building, the size, design and location of which shall be approved by Landlord, such approval not to be unreasonably withheld; provided, however, the signage contained on Exhibit R is conceptually approved by Landlord so long as there is sufficient space in the lobby to tastefully provide signage of a comparable size, but not larger size (i.e., font/letter size, not the number of letters), to other tenants of the Building.

(b)       Additionally, to the extent permitted by Applicable Laws and the REA, Tenant shall have the ability to install signature logo building signage in Tenant’s “FactSet blue” and in Tenant’s logo font on two faces of the exterior of the Building where it is most visible from the bounding road on the south-facing side on the southwest corner of the Building as set forth on Exhibit J attached hereto and on the west-facing side or north-facing side of the northwest corner of the Building at the same elevation as depicted on Exhibit J, the size, design (other than logo and “FactSet blue” color) and location of which shall be approved by Landlord, such approval not to be unreasonably withheld. Notwithstanding the foregoing, to the extent permitted by Applicable Laws and the REA, Tenant shall have the right to use the exterior FactSet sign currently mounted on a building located at Merritt 7 Corporate Park located in Norwalk, Connecticut, provided that (i) the FactSet sign is mounted to the Building in the locations as provided herein, (ii) the FactSet sign is compatible with the design of the Building and (iii) mounting the FactSet sign will not cause any damage to the Building.

(c)       Landlord, subject to Applicable Laws and the REA, shall replace the monument sign on Glover Avenue in Norwalk, Connecticut and shall use commercially reasonable efforts to do so by December 1, 2019, such design to be approved by Tenant in its reasonable discretion and the cost of the replacement monument sign shall be shared by Landlord and Tenant on a 50/50 basis. Tenant shall be entitled to Tenant’s Proportionate Share of the net available area for tenant names on the new monument sign. All signage specifications shall be approved by Landlord, such approval not to be unreasonably withheld, and shall be designed in accordance with state and local standards.

(d)       During the Term and subject to Landlord’s reasonable approval, Tenant, at Tenant’s cost, shall have the right to replace the wayfinding signage along the driveway leading to the main entry of the Building. Tenant may install signage within the Premises that is not visible from outside the Premises without Landlord’s approval, including, without limitation, in any elevator hobbies on full floors within the Premises and/or on the entry doors within the Premises. Tenant shall not have any right to other signage on the Property without Landlord’s prior approval, which approval may be withheld in Landlord’s sole discretion. All interior signage within the Premises that is not visible from outside the Premises may be in Tenant’s colors.

ARTICLE 6

Operating Expenses

Section 6.1        Payments.

(a)       In addition to Fixed Rent, Tenant shall, commencing with the Rent Commencement Date but subject to Section 4.1(b) hereof, be liable for the payment of Tenant’s Proportionate Share of the Operating Expenses, as hereinafter defined. Landlord’s good faith estimate of Tenant’s Proportionate Share of the Operating Expenses for the calendar year in which the Commencement Date occurs is the annual rate of $(Redacted) per rentable square foot of the Premises (which estimate is based on the Operating Expenses of the Property inclusive of the Planned Amenities (as defined in Exhibit I) as if the same were fully built and operational as of the date hereof and the REA), which includes services provided substantially similar to Comparable Buildings and as calculated as set forth on Exhibit M. For those Operating Expenses which have controllable costs as set forth on Exhibit M, for the calendar year in which the Commencement Date occurs, such Operating Expenses shall not exceed the amounts set forth on Exhibit M, as increased by the percentage increase in the CPI from the date hereof to the Rent Commencement Date. For purposes of this Lease, “controllable costs” shall mean costs which are discretionary and the cost of which Landlord has the right or reasonable ability to control. For all other non-controllable Operating Expenses, despite Landlord’s good faith estimate as set forth herein, there shall be no restriction on the actual cost of such Operating Expenses payable by Tenant hereunder. Operating Expenses may also be increased for extra amenities and upgrades requested by Tenant. Until Landlord notifies Tenant of Tenant’s new estimated payment as hereinafter provided, Tenant shall pay Tenant’s Proportionate Share of the Operating Expenses based on the foregoing estimated amounts. Operating Expenses dependent on occupancy shall be determined as if the Building were one hundred percent (100%) occupied during any calendar year in which actual occupancy is less than one hundred percent (100%).

(b)       On or prior to January 1 of each calendar year during the Term, Landlord shall furnish Tenant with a written statement setting forth in reasonable detail Landlord’s good faith estimate for such upcoming calendar year of the Operating Expenses for such calendar year and the computation of the annual and monthly amounts payable by Tenant based on such estimate; provided, however, that if Landlord fails to provide such an estimate, Landlord shall not be in default hereunder and Tenant shall continue to pay Tenant’s Proportionate Share of estimated Operating Expenses based on the latest estimate furnished to Tenant. All monthly installments of Tenant’s Proportionate Share of the estimated Operating Expenses thereafter due during such calendar year shall be increased or decreased, as the case may be, to reflect one-twelfth (1/12) of the annual amount of the new estimate until a new adjustment becomes effective. In addition, if there is a change in the information on which Landlord based the estimate upon which Tenant is then making its payment of Tenant’s Proportionate Share of the estimated Operating Expenses so that Landlord reasonably believes that the Operating Expenses for such calendar year will be more than 105% or less than 95% of Landlord’s estimate for such Operating Expenses as set forth in the estimate furnished to Tenant for such calendar year, then Landlord shall be permitted (but not more than once for any calendar year) to revise such Tenant’s Proportionate Share of the estimated Operating Expenses by notice to Tenant (with reasonable back-up information to support the change), and upon the giving of such notice by Landlord, all monthly installments thereafter due during such calendar year shall be further adjusted to reflect such increase or decrease; provided that the first payment from Tenant to Landlord of such increase shall not be due until thirty (30) days after Tenant has received such notice from Landlord.

(c)       Tenant shall pay all Other Taxes.

Section 6.2        Landlord’s Statement.

(a)       Within ten (10) months after the end of each calendar year that occurs in whole or in part during the Term, Landlord shall furnish Tenant with a statement (each, a “Landlord’s Statement”) setting in reasonable detail for said calendar year the Operating Expenses for such calendar year. Upon Tenant’s receipt of a Landlord’s Statement, Tenant may request, and Landlord shall within thirty (30) days provide, reasonable back-up documentation for same. If Tenant’s Proportionate Share of the Operating Expenses for such calendar year shall be greater (resulting in a deficiency) or shall be less (resulting in an overpayment) than the estimated amount actually paid by Tenant with respect to such calendar year, then: (i) Tenant shall, in case of such a deficiency, pay to Landlord as Additional Rent for such calendar year the amount of the difference, in a lump sum, thirty (30) days after Tenant receives the applicable Landlord’s Statement; or (ii) Landlord shall, in case of such an overpayment, credit to Tenant the amount of the overpayment against the next due payments of Additional Rent, or in the case of the expiration or earlier termination of this Lease, Landlord shall remit to Tenant such overpayment within thirty (30) days after Tenant’s receipt of the Landlord’s Statement in question. Any adjustment for the final calendar year of the Term shall survive the expiration thereof.

(b)       Notwithstanding the foregoing if Landlord shall not have rendered a Landlord’s Statement for any calendar year prior to the date that is twelve (12) months after the end of such calendar year, then (1) Landlord shall no longer have the right to deliver a Landlord’s Statement for such calendar year for the purpose of collecting a deficiency for such calendar year, (2) Landlord shall still be obligated to deliver a Landlord’s Statement for such calendar year if there is an overpayment by Tenant for such calendar year and (3) Landlord, within thirty (30) days from delivery of such Landlord’s Statement, shall refund to Tenant the amount of such overpayment. Landlord’s failure to so render a Landlord’s Statement with respect to any calendar year, or Landlord’s delay in so rendering Landlord’s Statement beyond the date specified in this Section 6.2(b), shall not prejudice Landlord’s right to render a Landlord’s Statement with respect to any subsequent calendar year. The obligations of Landlord and Tenant under the provisions of this Article shall survive the expiration or earlier termination of the Term.

(c)       Each Landlord’s Statement shall be conclusive and binding upon Landlord and Tenant unless, within twelve (12) months after receipt of such Landlord’s Statement (such later date, the “Section 6.2(c) Date”), Tenant shall notify Landlord that it disputes the correctness of Landlord’s Statement, specifying in reasonable detail the respects in which Landlord’s Statement is claimed to be incorrect, but reserving the right to challenge any additional items that may arise during the course of any audit. Pending the determination of such dispute Tenant shall pay Tenant’s Proportionate Share of the Operating Expenses in accordance with the applicable Landlord’s Statement within the time periods prescribed in Section 6.2(a) above, and such payments shall be without prejudice to Tenant’s position. Landlord shall maintain in an orderly manner all of its books and records (collectively, the “Expense Records”) pertaining to Operating Expenses. Within twelve (12) months after Tenant’s receipt of a Landlord’s Statement and upon reasonable prior notice to Landlord, the Expense Records shall, during Landlord’s regular business hours at the office of Landlord or its managing agent within the CT-NY-NJ tristate area, be made reasonably available to Tenant (and its consultants) for purposes of auditing, reviewing and, to the extent reasonably necessary, photocopying the Expense Records applicable to such Landlord’s Statement. Tenant shall maintain the results of any such inspection on a confidential basis except that Tenant may disclose such results to its accountants, attorneys, and other advisors (provided that they agree to maintain the results of any such inspections on a confidential basis), and may disclose such results to the extent necessary or desirable in any proceeding or otherwise as required by Applicable Laws or court order. Such inspection may be done only by Tenant’s employees or a professional auditing firm selected by Tenant operating on a time basis, as distinguished from a contingent fee basis.

(d)       Tenant, on or prior to the Section 6.2(c) Date, may send a notice (“Tenant’s Statement”) to Landlord that Tenant disagrees with the applicable Landlord’s Statement, specifying in reasonable detail the basis for Tenant’s disagreement and the amount of Tenant’s Proportionate Share of the Operating Expenses that Tenant claims is due. Landlord and Tenant shall attempt to settle such disagreement. If they are unable to do so within thirty (30) days following delivery of a Tenant’s Statement, then either party may notify the other that such disagreement shall be determined by a CPA in accordance with this Section 6.2(d), and promptly thereafter Landlord and Tenant shall jointly designate a certified public accountant (the “CPA”) whose determination made in accordance with this Section 6.2(d) shall be binding upon the parties. The CPA shall be a member of an independent certified public accounting firm having at least twenty accounting professionals and shall have at least ten (10) years immediately preceding experience performing accounting services for landlords and tenants relating to operating expenses for Comparable Buildings. If Landlord and Tenant shall be unable to agree upon the designation of the CPA within 15 days after receipt of notice from the other party requesting agreement as to the designation of the CPA, which notice shall contain the names and addresses of two or more certified public accountants who are acceptable to the party sending such notice, then either party shall have the right to request the AAA to designate the CPA. Any determination made by the CPA shall not exceed the amount determined to be due in the first instance by Landlord’s Statement, nor shall such determination be less than the amount claimed to be due by Tenant in Tenant’s Statement (as Tenant’s Statement may be amended by Tenant prior to submission to the CPA based upon Tenant’s review of Landlord’s records), and any determination which does not comply with the foregoing shall be null and void and not binding on the parties. In rendering such determination the CPA shall not add to, subtract from or otherwise modify the provisions of this Lease, including the immediately preceding sentence. If it shall be determined (by agreement or arbitration) that Landlord overcharged Tenant for its Proportionate Share of the Operating Expenses for any calendar year, then Landlord shall credit to Tenant the amount of the overpayment against the next due payments of Additional Rent, or in the case of the expiration or earlier termination of this Lease, Landlord shall remit Tenant such overpayment within thirty (30) days after the determination of such overpayment is made. In addition, if it shall be determined (by agreement or arbitration) that Landlord overcharged Tenant by five percent (5%) or more of the charges referenced on Landlord’s Statement, then Landlord shall be responsible for the fees and expenses of the CPA, and Landlord shall reimburse Tenant, within thirty (30) days thereafter, for all third party fees and expenses incurred by Tenant in connection with its audit of Operating Expenses and such arbitration proceeding and such interest. If it shall be determined that Landlord did not overcharge Tenant to the degree as aforesaid, then Tenant shall be responsible for the fees and expenses of the CPA, and Tenant shall reimburse Landlord, within thirty (30) days thereafter, for all third party fees and expenses incurred by Landlord in connection with Tenant’s audit of Operating Expenses and such arbitration proceeding.

Section 6.3        Operating Expenses.

(a)       The term “Operating Expenses” shall mean any and all actual expenses paid or incurred by Landlord for the operation of the Property, including without limitation:

(i)      wages and salaries of all necessary employees, including clerical personnel engaged in the physical operation and maintenance of the Property and other improvements appurtenant thereto, including Employer’s Social Security Taxes, and any other taxes that may be levied on such wages and salaries, and any and all fringe benefits provided for such employees;

(ii)     all supplies and material used in the operation and maintenance of the Property;

(iii)    the cost of supplying HVAC to the rentable areas of the Building and for operation of the elevators, as well as the cost of all utilities supplied to the Common Areas;

(iv)     the costs of maintaining, repairing, snow plowing, lining and lighting all appurtenant parking, sidewalk and ingress areas, including traffic controls, and the planting, mowing and maintaining of all planted areas within or appurtenant to the Property;

(v)       the allocable costs of all maintenance and service agreements on equipment used in the operation and maintenance of the Property;

(vi)      insurance premiums for the Property;

(vii)     the costs of repairs, cleaning and maintenance of the Property and appurtenances thereto, exclusive of the costs of alterations for the accommodation of a specific tenant or tenants, or leasehold improvements to premises demised exclusively to other tenants, or extra cleaning for a specific tenant or tenants for which direct charges are made, or brokerage commissions for leases or lease renewals or extensions with tenants of the Property; exclusive also of repairs or maintenance to be performed by tenants, or advertising and promotion expenses relating to vacant space in the Property;

(viii)    any capital expenses which (A) result in the reduction of any item of Operating Expenses, as for example, a labor-saving improvement, taking into account the cost of the capital expenditure and the savings associated with the capital expenditure (but in no event shall the amount included in Operating Expenses for any calendar year exceed the amount of the savings during such calendar year as the result of such capital expense), or (B) are required by Applicable Laws that became effective after the Commencement Date, then the annual amortization (calculated on a straight-line basis over the useful life of the capital item in question, as determined under generally accepted accounting principles (consistently applied)), plus an interest factor of five percent (5%) per annum on the unamortized cost of such capital item, may be included in Operating Expenses;

(ix)      Property Taxes;

(x)       management fees pertaining to operation of the Property not greater than 3.0% of total revenue from the Building; and

(xi)     all charges and assessments under the REA allocable to the Property and, to the extent the Property is subjected to the same, all charges and assessments equitably allocable to the Property under the Merritt 7 Reciprocal Easement Agreement, subject in each case to the capital expense limitation in subsection 6.3(a)(viii) herein and the capital expense limitation set forth in the REA. The Property has a twenty-eight percent (28%) share under the REA, which percentage shall remain constant during the Term. In addition, expenses relating to any facility or structure erected pursuant to the REA and which are not made available to Tenant shall be excluded from Operating Expenses.

(b)       Anything herein in this Lease to the contrary notwithstanding, there shall be excluded from Operating Expenses the following:

(i)      Financing costs and debt service, including, without limitation, debt service on mortgages, deeds of trust or other monetary encumbrances upon the Property or any part thereof and any recording or mortgage tax or expense incurred in connection therewith;

(ii)     any expense for which Landlord is compensated through insurance, condemnation awards, warranties, maintenance contracts, service contracts, any tenant (including Tenant) of the Property or any other third party;

(iii)    wages, salaries, benefits and other compensation (including, without limitation, fringe benefits, social security, unemployment and other payroll taxes and the cost of providing disability and worker’s compensation coverage) to personnel above the grade of Building manager or to the extent not involved in the operations and management of the Property;

(iv)    any fee or expenditure paid to any Person which shall be an Affiliate of Landlord, in each case in excess of the amount which would be paid in the absence of such relationship;

(v)     the cost of electricity furnished directly to other tenants of the Building and the costs of any other utilities furnished on a submetered basis to leasable areas of other tenants of the Building or payable directly by such tenants to the applicable utility company;

(vi)     the cost of installations for tenants of the Building incurred in connection with preparing space for a new tenant, rental concessions, improvement allowances, and all costs of obtaining new tenants and extending or renegotiating leases with existing tenants, including without limitation brokerage commissions, professional fees and the costs of assuming or otherwise “taking over” or compensating tenants of the Building for other leases;

(vii)    costs incurred in the removal, abatement, encapsulation, remediation, replacement with alternative substances and disposal of Hazardous Materials, including, without limitation, asbestos or asbestos-containing materials, the costs of investigating, abating and remediating any environmental contamination, including, without limitation, Hazardous Materials, and all costs of defending, challenging and complying with any governmental orders requiring the remediation of any environmental contamination, including any Hazardous Materials;

(viii)   depreciation;

(ix)     rent paid under ground or underlying leases;

(x)      leasing commissions, advertising, promotion costs and other fees and expenses, including, without limitation, legal fees, relating to procuring tenants to rent space in the Property;

(xi)      legal and arbitration expenses incurred in connection with any negotiation or enforcement of, or disputes arising out of, any space lease, ground lease or Mortgage;

(xii)     the costs of restoration of the Property after a casualty or condemnation;

(xiii)    Landlord’s general overhead expenses not related specifically to the Property;

(xiv)     any capital expenses other than those described in subsection 6.3(a)(viii) herein;

(xv)      any cost or expense in connection with Landlord’s Work, the TIA (as hereinafter defined) or a credit for the remodeling of the bathrooms;

(xvi)     amortization, except as provided in in subsection 6.3(a)(viii) herein;

(xvii)    costs incurred in performing work or furnishing services or utilities for any tenant, whether at such tenant’s or Landlord’s expense, to the extent that such work or service is in excess of any work or service or utilities that Landlord is obligated to furnish to Tenant at Landlord’s expense;

(xviii)   any cost directly paid or reimbursed by any tenant or other third party (except to the extent that the same shall be paid as Additional Rent (or the equivalent) under any other lease);

(xix)     Taxes exclusively chargeable to and reimbursable by another tenant;

(xx)      charitable and political contributions;

(xxi)     any interest or penalties imposed on Landlord for failure to timely pay Taxes or Operating Expenses;

(xxii)    the costs of bringing those aspects of the Property which Landlord is responsible for the repair of under this Lease into compliance with Applicable Laws enacted prior to the Commencement Date;

(xxiii)   any bad debt loss, rent loss or reserves for bad debts or rent loss;

(xxiv)   costs incurred in connection with the acquisition or sale of air rights, transferable development rights, easements or other real property interests;

(xxv)    professional fees not allocated to the operation or management of the Property;

(xxvi)   the costs of constructing (but not the costs of operating, insuring or maintaining) the Planned Amenities, the Tenant Upgraded Amenities (as defined in Exhibit I) and any additional floors added to the Building;

(xxvii)  the cost of any fines, penalties or other similar amounts payable by Landlord in connection with settlements, judgments or arbitration awards arising from the negligence or willful misconduct of Landlord, any property manager or any of their respective employees or agents;

(xxviii) costs incurred for acquiring and insuring, but not costs incurred for maintaining, works of art of the quality and nature of “fine art” (rather than decorative art of the type customarily found in Comparable Buildings);

(xxix)    the costs of curing Landlord’s defaults under this Lease and any other lease of premises in the Building (in each case, to the extent that such costs are in excess of those which would have been incurred in the absence of such defaults);

(xxx)     amounts payable by Landlord for withdrawal liability or unfunded pension liability to a multi-employer pension plan (under Title IV of the Employee Retirement Income Security Act of 1974, as amended);

(xxxi)    if, by any Applicable Law, any assessment constituting part of Taxes may be paid in installments, then, for purposes hereof, (A) such assessment shall be deemed to have been payable in the maximum number of installments permitted by law, and (B) there shall be included in Operating Expenses for such calendar year in which such installments may be paid, only such the installments of such assessment so becoming payable during such applicable calendar year;

(xxxii)   all charges and assessments under the REA allocable to the Property exceeding the Property’s share of twenty-eight percent (28%) and expenses relating to any facility or structure erected pursuant to the REA for the benefit of other tenants and which are not made available to Tenant;

(xxxiii)   to the extent any costs that are otherwise includible in Operating Expenses are incurred with respect to both the Property and other properties, there shall be excluded from Operating Expenses a fair and reasonable percentage thereof that is properly allocable to such other properties; and

(xxxiv)   in the event Landlord elects to purchase “green power”, any such incremental cost above rates achievable in the market.

For the avoidance of doubt, in the determination of Operating Expenses for each calendar year in accordance with this Article 6, no item shall be counted more than one (1) time, either as an inclusion or an exclusion therefrom.

Section 6.4        Apportionment. Operating Expenses for the calendar year in which the Term shall begin as well as for the calendar year in which this Lease shall end shall be apportioned so that Tenant shall pay for only those portions of each such calendar year as are within the Term.

Section 6.5        Property Tax Contests. So long as the Minimum Occupancy Requirement is satisfied, in the event of an increase in the assessment of the Property for Property Tax purposes, Tenant may request that Landlord appeal the increased assessment. Landlord agrees to use commercially reasonable efforts to file and pursue such an appeal, unless Landlord reasonably determines that based on Landlord’s valuation of the Property, such an appeal is not likely to be successful in reducing the assessment. The costs of any such appeal will be included in Operating Expenses (and any reduction of Property Taxes resulting from the appeal will reduce Operating Expenses).

ARTICLE 7

Insurance

Section 7.1        Prohibited Acts; Compliance.

(a)       Tenant shall not do anything, or suffer or permit anything to be done in or about the Property which shall (a) subject Landlord to any liability or responsibility for injury to any person or property by reason of any activity being conducted in the Premises (provided, that mere executive, general and administrative office use will not be deemed to have subjected Landlord to the same); (b) cause any increase in the fire insurance rates applicable to the Building or equipment or other property located therein (provided, that mere executive, general and administrative office use will not be deemed to have caused any such increase); or (c) be prohibited by any license or other permit required or obtained pursuant to this Lease, including the certificate of occupancy for the Building.

(b)       Tenant, at its expense, shall comply with all rules, regulations or requirements of the applicable Board of Fire Underwriters and the applicable Fire Insurance Rating Organization or any similar body of which it has received written notice, provided that such compliance does not require structural changes to the Premises unless such changes are necessitated or occasioned by Tenant’s particular manner of use or occupancy (as opposed to executive, general and administrative office use of the Premises) or Tenant’s Alterations to the Premises. Landlord shall comply with all such rules, regulations and requirements applicable to the Common Areas.

Section 7.2        Rate Increases. If by reason of any act, omission or negligence on the part of Tenant, the rate of property insurance on the Property or equipment or other property of Landlord or any other tenant or occupant of the Building shall be higher than it otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of the premiums for fire insurance and extended coverage paid by Landlord and such other tenants or occupants due to such act, omission or negligence on the part of Tenant (Landlord hereby acknowledges that Tenant’s use of the Premises for mere executive, general and administrative office use shall not be deemed to have done the same).

Section 7.3        Tenant’s Insurance Requirements.

(a)       From and after the Possession Date, and during the Term, Tenant shall, at its expense, secure and maintain commercial general liability insurance with combined single limit coverage (for personal injury, property damage or death arising out of any one (1) occurrence) in minimum limits of $(Redacted) per occurrence, including excess liability coverage, of at least $(Redacted) umbrella coverage, naming Landlord, Landlord’s managing agent, Mortgagee of which Tenant has been advised in writing and Landlord’s reasonable designees of which Tenant has been advised in writing as additional insureds under the policy. Tenant shall deliver to Landlord duplicate certificates of such insurance prior to taking occupancy of the Premises and shall deliver new certificates at least ten (10) days prior to the expiration of the existing coverage. Such policy shall provide that in the event of termination or material change in coverage due to non-payment, Landlord shall be given ten (10) days’ advance notice, and for all other reasons, Landlord shall be given thirty (30) days’ advance notice, in each case, in writing sent by first class mail to the notice address of Landlord under Section 34.1 herein. Such insurance shall insure Tenant’s contractual liability hereunder and shall contain a waiver of the insurer’s right of subrogation against Landlord.

(b)       Tenant shall maintain “special peril” casualty insurance covering the Alterations, the Tenant Improvements and Tenant’s Property within the Premises, each with replacement value coverage. Notwithstanding the foregoing, Tenant shall have the right to self-insure Tenant’s Property and shall be entitled to all of the insurance proceeds.

(c)       The insurance described in this Section may be effected by a policy or policies of blanket insurance which cover property located in other premises in addition to the Premises, but only if: (i) the protection afforded thereunder is not less than that which would have been afforded under a separate policy or policies relating only to Tenant’s Property in the Premises; and (ii) in all other respects any such policy shall comply with the other provisions of this Article.

(d)       motor vehicle liability coverage with limits of $(Redacted) for all owned (if any), hired and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including any umbrella coverage.

(e)       Workers' Compensation Insurance (including Employer's Liability Insurance with a limit of at least $(Redacted), which limit may be met by a combination of primary and excess insurance) meeting the statutory limits of the State of Connecticut.

(f)       Tenant shall obtain such other insurance in such reasonable amounts as may from time to time be reasonably required by Landlord against other insurable hazards which at the time are commonly insured against, or resulting from a change in local practice in the case of construction or alteration of buildings and/or in the case of premises similarly situated, due regard being given to the type of building, its location, construction, use and occupancy.

(g)       All insurance required to be maintained by Tenant under this Section and all renewals thereof shall be issued by good and responsible companies qualified to do and doing business in the State of Connecticut and having a Standard & Poor’s Corporation or A.M. Best claims paying ability rating of at least “A-VIII”. In the event that Tenant’s insurance company’s Standard & Poor’s Corporation or A.M. Best claims paying ability rating falls below an “A-VIII” rating, unless Landlord and Mortgagee consent to an insurance company with a lower rating, Tenant shall diligently, and in all events within not more than one hundred eighty (180) days after becoming aware of the insurance company’s downgrade, acquire all insurance required to be maintained by Tenant hereunder from a new insurance company having a Standard & Poor’s Corporation or A.M. Best claims paying ability rating of at least “A-VIII”; provided however, that at no time shall Tenant permit any insurance policy to lapse. Deductible amounts in excess of $(Redacted) for insurance required by subsection (a) above shall be subject to Landlord’s and Mortgagee’s prior written approval, such approval not to be unreasonably withheld. All commercial general liability insurance under this Section to be maintained by Tenant shall name Landlord and the Mortgagee as additional insureds. Tenant’s commercial general liability insurance shall be primary and noncontributing with any insurance which may be carried by Landlord shall afford according to its terms coverage for all claims based on any act, omission, event or condition that occurred or arose (or the onset of which occurred or arose) during the policy period and during the longer of Tenant’s possession of the Premises or the Lease Term, and shall expressly provide that Landlord, although named as an additional insured on Tenant’s commercial general liability policy, shall nevertheless be entitled to recover under the policy according to its terms for any loss, injury or damage to Landlord to the extent sustained due to the fault of Tenant or Tenant’s Representatives. Tenant may carry such insurance under “blanket” policies, provided such policies specifically allocate coverage amounts for the Premises equal to the amount required by this Lease. Upon the issuance of each such policy to be maintained by Tenant or Tenant’s Representatives, as the case may be, Tenant shall deliver a certificate thereof (ACORD 25 and ACORD 28 forms, as the case may be or equivalent to the extent available) to Landlord for retention by Landlord or the Mortgagee. To the extent any deductibles are incurred by Tenant as a result of Landlord or Landlord’s Representatives’ actions, such deductibles shall be borne by Landlord.

(h)       With respect to Tenant Improvements and Alterations, Tenant shall either carry or cause its general contractor or construction manager to maintain:

(i)      Builder’s risk insurance covering the Tenant Improvements and any Alterations written in a so-called “Builder’s Risk Completed Value” form with an agreed amount endorsement waiving co-insurance provisions for the Tenant Improvements and Alterations.

(ii)     Commercial general liability including products and completed operations coverage that shall be continuously renewed for the statutory period following completion of the Tenant Improvements or Alterations, respectively (which is currently two (2) years from the date of discovery with a maximum of three (3) years following substantial completion of the Tenant Improvements or Alterations, respectively) during which time claims can be made following completion of the project; coverage of at least $(Redacted) per occurrence and an umbrella policy of $(Redacted), naming Landlord and Tenant as additional insureds;

(iii)     With respect to subcontractors, commercial general liability insurance, including products and completed operations coverage;

(iv)     Professional liability of not less than $(Redacted) for architects, engineers and design professionals;

(v)      For the above CGL policies referenced in (ii) and (iii) immediately above, the additional insured endorsement on a form CG 2010 and CG 2037 or equivalent and if available; and

(vi)      notice of cancellation in accordance with Section 7.3(g).

Section 7.4        Waiver of Subrogation.

(a)       Notwithstanding anything to the contrary contained herein, Landlord and Tenant each hereby waives, except to the extent of any deductible or any claim that would fall within a deductible if made, its respective right of recovery against the other and their respective Landlord’s Representatives and Tenant’s Representatives and their respective subtenants, contractors, employees and licensees and each releases the other and their respective Landlord’s Representatives and Tenant’s Representatives and their respective subtenants, contractors, employees and licensees from any claim arising out of loss, damage or destruction to the Property, including, without limitation, the Premises, and contents thereon or therein, to the extent of net insurance proceeds actually received by the releasing party (or which should have been received if the claiming party had carried the insurance required under this Lease), whether or not such loss, damage or destruction may be attributable to the fault, negligence, willful misconduct or criminal act of either party or any of the Landlord’s Representatives or Tenant’s Representatives, as the case may be, or any of its or their respective partners, members, officers, shareholders, directors, agents, invitees, contractors, subtenants or employees, or any agents, invitees, contractors or employees of any officer, director, shareholder, partner or member of Landlord or Tenant or Landlord’s Representatives or Tenant’s Representatives. Each party shall look first to the proceeds of its respective property insurance policy to compensate it for any such loss, damage or destruction to its property.

(b)       Landlord and Tenant shall diligently attempt to cause their respective insurers to issue appropriate waiver of subrogation endorsements to endorse all policies and insurance carried in connection with the Property or any part thereof or the contents of either of them. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant shall look first to the proceeds of their respective property insurance policies before proceeding against each other or their subtenants, contractors, employees and licensees in connection with any claim relating to any matter covered by this Lease.

Section 7.5        Landlord's Insurance Obligations. Landlord, at its cost and expense, shall obtain and maintain in effect as long as this Lease remains in effect, (a) standard all-risk property and casualty insurance, insuring the Building (including, without limitation, the Planned Amenities) and all other improvements on the Land against those risks normally encompassed in an all-risk policy, such insurance to provide for the payment of full replacement cost in the event of a total destruction of the Building (including, without limitation, the Planned Amenities), other improvements and Additional Parking Lots; and (b) comprehensive general liability insurance coverage (including premises operation, bodily injury, personal injury, death, independent contractors, products and completed operations, broad form contractual liability and broad form property damage coverages) in amounts held by reasonably prudent commercial landlords of Comparable Buildings with respect to the Property and Additional Parking Lots. To the extent any deductibles are incurred by Landlord as a result of Tenant or Tenant’s Representatives’ actions, such deductibles shall be borne by Tenant.

ARTICLE 8

Compliance with Laws

Section 8.1        Tenant’s Compliance Obligations. Throughout the Term, Tenant shall, with respect to Tenant’s use, occupancy and maintenance of the Premises (other than required physical or structural modifications to the Structural Elements, which are Landlord’s obligations under Section 8.3 herein), promptly comply and cause the Premises to comply with or remove or cure any violation by Tenant of any and all present and future laws, including, without limitation, the Americans with Disabilities Act of 1990, as the same may be amended from time to time (the “ADA”), ordinances (zoning or otherwise), orders, rules, regulations and requirements of all Federal, State, municipal and other governmental bodies having jurisdiction over the Premises and the appropriate departments, commissions, boards and officers thereof, and the orders, rules and regulations of the Board of Fire Underwriters where the Premises are situated, or any other body now or hereafter constituted exercising lawful or valid authority over the Premises, or any portion thereof, or exercising authority with respect to the use or manner of use of the Premises, and whether the compliance, curing or removal of any such violation and the costs and expenses necessitated thereby shall have been foreseen or unforeseen, ordinary or extraordinary, and whether or not the same shall be presently within the contemplation of Landlord or Tenant or shall involve any change in governmental policy, or require structural or extraordinary repairs, alterations or additions by Tenant (other than required physical or structural modifications to the Structural Elements, which are Landlord’s obligations under Section 8.3 herein) and irrespective of the amount of the costs thereof. Tenant, at its sole cost and expense, shall not violate the Permitted Encumbrances or any other agreement encumbering the Premises hereafter created by Tenant or consented to, in writing, by Tenant or requested, in writing, by Tenant. Tenant shall also comply with, observe and perform all provisions and requirements of all policies of insurance maintained by Tenant with respect to the Premises under the terms of Article 7 herein. The laws, ordinances, rules, regulations and requirements referred to in this Section are collectively referred to as “Applicable Laws”. The foregoing notwithstanding, to the extent required under this Section 8.1, Tenant shall not perform any repairs or Alterations to the Base Building Systems or Structural Elements within the Premises and required pursuant to any Applicable Laws, but shall reimburse Landlord for any such work performed by Landlord in accordance with Article 6.

Section 8.2        Permitted Contests. Tenant shall not be required to (a) comply with any Applicable Law, or (b) discontinue a particular use under Article 5 herein, so long as Tenant shall contest, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, or the extent of its liability therefor, by appropriate proceedings which shall operate during the pendency thereof to prevent (i) the sale, forfeiture or loss of the Premises, or any part thereof, by foreclosure or otherwise, or the Rent, or any portion thereof; (ii) any interference with the use or occupancy of the Premises or any part thereof; and (iii) any interference with the payment of Rent, or any portion thereof. While any such proceedings are pending, Landlord shall not have the right to pay, remove or cause to be discharged the assessment, levy, fee, rent or charge thereby being contested. Each such contest shall be promptly prosecuted by Tenant to a final conclusion. Tenant shall pay, and save Landlord and the Mortgagee harmless against, any and all losses, judgments, decrees and costs (including all reasonable attorneys’ fees and expenses) in connection with any such contest by Tenant and shall, promptly after the final settlement, compromise or determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interests, costs and expenses thereof or in connection therewith, and perform all acts, the performance of which shall be ordered or decreed as a result thereof; provided, however, that nothing herein contained shall be construed to require Tenant to pay or discharge any lien, encumbrance or other charge created by any act or failure to act of Landlord or the payment of which by Tenant is not otherwise required hereunder, or to perform any act which Tenant is not otherwise required to perform hereunder. No such contest by Tenant shall subject Landlord or the Mortgagee to the risk of any civil or criminal liability. Tenant shall either complete the contest prior to the date of termination of the Lease, or supply Landlord with a bond or other form of security acceptable to Landlord. Tenant’s obligations under this Section shall survive the expiration or earlier termination of this Lease.

Section 8.3        Landlord’s Compliance Obligations. Landlord hereby represents to Tenant that, as of the Possession Date, Landlord shall deliver the Property, including, without limitation, the Building (including, without limitation, the Premises as required pursuant to Section 22.1 hereof), all Structural Elements and the Base Building Systems in good working order and repair and in compliance with all Applicable Laws, including, without limitation, the ADA. Landlord, at its expense, shall comply with the Permitted Encumbrances and all Applicable Laws, including, without limitation, the ADA, all Environmental Laws, and insurance requirements applicable to (a) the Common Areas, including, without limitation, the Planned Amenities and the Tenant Upgraded Amenities, (b) those requiring physical or structural modification to the Structural Elements, excluding Rooftop Equipment, subject to Landlord’s right to contest the applicability or legality thereof and (c) the Base Building Systems; provided however that if any such compliance as to clause (b) or (c) shall be required because of the negligence or willful act of Tenant or any of Tenant’s Representatives or any Alterations to the Premises made by Tenant, Landlord shall comply with same at Tenant’s expense, payable as Additional Rent.

ARTICLE 9

Alterations and Improvements

Section 9.1        Restrictions.

(a)       Except as hereinafter provided, Tenant shall make no Alterations in or to the Premises of any nature without Landlord’s prior written consent. Subject to the provisions of this Article, Tenant, at its expense and without Landlord’s prior consent, may make Alterations which are non-structural in or to the interior of the Premises, provided that each such Alteration: (i) does not adversely affect utility services or Base Building Systems; (ii) does not cost more than $(Redacted) per project (provided, Landlord’s consent of IT wiring, painting, carpeting and furniture repair and installation shall not be required by reason of cost if Landlord’s consent would not otherwise be required hereunder); (iii), if applicable, complies with the requirements of the REA; (iv) does not affect the certificate of occupancy for the Building or the Premises or the insurance coverage for the Building or the Premises, (v) does not adversely affect the value or utility of the Building; and (vi) complies with Applicable Laws. Tenant shall use contractors first approved in writing by Landlord which approval may be withheld in Landlord’s sole discretion. If Landlord fails to respond to a request for approval of a contractor within ten (10) days after receipt of such request by Tenant, Landlord’s consent shall be deemed given. Upon Tenant’s reasonable request, Landlord shall promptly provide Tenant with a list of pre-approved contractors.

(b)       Except for Nonstandard Improvements, all Alterations, including, without limitation, Tenant Generator and generator pads, pantries, supplemental HVAC, electrical, IT and data cabling and wiring and conduits, whether temporary or permanent in character, made in or to the Premises by Tenant, shall become part of the Premises and Landlord’s property upon installation thereof and Tenant shall have no obligation to remove the same from the Premises upon the expiration or earlier termination of this Lease. Prior to the expiration or earlier termination of this Lease, Tenant shall remove (i) the Nonstandard Improvements made by Tenant and the Rooftop Equipment and repair any damage to the Building resulting from such removal and reasonably restore any slab altered by Tenant (not including, however, any core drills), reasonable wear and tear and damage by casualty and condemnation excepted; and (ii) Building signage installed by Tenant pursuant to Section 5.6 and Landlord shall repair and restore the Building façade; provided, however, Tenant shall (A) upon Tenant’s execution and delivery of this Lease to Landlord, pay to Landlord $(Redacted) for the cost to replace the granite on the Building façade, which granite Landlord shall preserve for this use; and (B) following Tenant’s removal of such Building signage prior to the expiration or earlier termination of this Lease, Tenant shall pay Landlord’s reasonable labor costs to replace such granite on the Building façade within thirty (30) days after Tenant’s receipt from Landlord of documentation (i.e., checks and invoices) evidencing Landlord’s reasonable labor costs therefor.

Section 9.2        Permits; Mechanic’s Liens. Tenant shall, before making any Alterations, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Landlord. Tenant shall carry and shall cause Tenant’s contractors and subcontractors to carry such workers’ compensation, general liability, personal and property damage insurance as Landlord may reasonably require and Landlord shall be named as an additional insured on Tenant’s contractors’ and subcontractors’ general liability policies. At Landlord’s request, Tenant will provide to Landlord as part of the aforesaid documentation partial lien waivers from its contractors, subcontractors and materialmen (for trades with contracts in excess of $(Redacted)) involved in Alterations and any other work covering prior payments by Landlord hereunder Notwithstanding the foregoing, if any mechanic’s lien is filed against the Property or any part thereof, for work done or claimed to have been done for, or materials furnished to, Tenant, the same shall be cancelled or discharged by Tenant, by payment or filing of the bond required by law, within thirty (30) days after notice from Landlord to Tenant of the filing, at Tenant’s expense. If Tenant shall fail to cause such lien to be discharged within the period aforesaid, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings. Any amount so paid by Landlord and all reasonable, out-of-pocket costs and expenses incurred by Landlord, in connection therewith shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord within thirty (30) days following written demand.

Section 9.3        Review of Tenant’s Plans.

(a)       All Alterations proposed by Tenant and requiring Landlord’s consent shall be made at Tenant’s sole cost and expense as follows:

(i)      Tenant shall submit to Landlord complete and final plans and specifications for all work to be done by Tenant. Such plans and specifications shall be prepared by a licensed architect(s) and engineer(s), shall comply with all Applicable Laws, shall not adversely affect the Structural Elements and shall be in a form sufficient to secure the approval of all government authorities with jurisdiction over the Premises.

(ii)     With respect to Alterations for which Landlord’s approval is required, within ten (10) Business Days after receipt of the complete plans and specifications described above, Landlord shall notify Tenant in writing whether Landlord approves or disapproves such plans and specifications, which approval shall not be unreasonably withheld, conditioned or delayed; and Landlord shall describe the reasons for any such disapproval. Tenant’s request for approval shall state, in bold print as follows: “LANDLORD’S FAILURE TO RESPOND WITHIN 10 BUSINESS DAYS SHALL BE DEEMED APPROVAL OF THE PLANS.” Landlord’s failure to deliver a notice within the time period specified above approving or disapproving such plans and specifications shall be conclusively deemed Landlord’s approval of such plans and specifications. Tenant may submit to Landlord revised plans and specifications for Landlord’s prior written approval, which approval shall be granted if (x) the work to be done would not, in Landlord’s reasonable judgment, adversely affect Landlord’s ability to lease to third parties, or (y) the work to be done shall be required by any Applicable Law.

(iii)     All material changes in the plans and specifications required to be approved by Landlord shall be subject to Landlord’s prior written approval, such approval not to be unreasonably withheld, conditioned or delayed and changes not requiring Landlord’s approval shall be provided to Landlord prior to commencement of the construction described therein. For the purpose of this subsection a “material change” shall be one which (x) exceeds $(Redacted), and/or (y) adversely affects the Structural Elements or the Base Building Systems. If Tenant wishes to make a change in approved plans and specifications, Tenant shall have its architect(s) and engineer(s) prepare plans and specifications for such change and submit them to Landlord. For alterations requiring Landlord’s approval, Landlord shall notify Tenant in writing promptly whether Landlord approves or disapproves such change; and, if Landlord disapproves such change, Landlord shall describe the reasons for disapproval, which reasons for disapproval shall be reasonable. Tenant may submit to Landlord revised plans and specifications for such change for Landlord’s written approval. Tenant’s request for approval shall state, in bold print as follows: “LANDLORD’S FAILURE TO RESPOND WITHIN 10 BUSINESS DAYS SHALL BE DEEMED APPROVAL OF THE PLANS.” Landlord’s failure to respond within ten (10) days shall be deemed approval of the proposed change. After Landlord’s written approval or deemed approval of such change, such change shall become part of the plans and specifications approved by Landlord.

(iv)     Tenant shall obtain and comply with all building permits and other government permits and approvals required in connection with the work, and shall not violate the REA. Landlord, at Tenant’s expense, and upon the request of Tenant, shall submit any documents required by Applicable Law to be submitted by Landlord in connection with any permits, approvals or certificates required to be obtained by Tenant in connection with any permitted Alteration. Tenant shall, through Tenant’s licensed contractor, perform the work in a good and workman like manner in accordance with the plans and specifications prepared as set forth above. Tenant shall pay, as Additional Rent, the entire cost of all work (including the cost of all utilities, permits, fees, taxes, and property, worker’s compensation and liability insurance premiums in connection therewith) required to make the Alterations. Under no circumstances shall Landlord be liable to Tenant for any damage, loss, cost or expenses incurred by Tenant on account of any plans and specifications, contractors or subcontractors, design of any work, construction of any work, or delay in completion of any work, whether or not Landlord had approved the plans and specifications. Within sixty (60) days after completion of any such work, Tenant shall deliver to Landlord five (5) sets of plans and, if available, a CAD drawing of the plans.

(v)      No Event of Default shall have occurred and be continuing prior to commencement of any such Alterations.

(b)      Tenant shall be permitted to perform Alterations during Building Hours, provided that such work does not unreasonably interfere with or interrupt the operation and maintenance of the Building or unreasonably interfere with or interrupt the use and occupancy of the Building by other tenants in the Building. At all reasonable times and upon reasonable prior notice, during the progress of Alterations, provided Landlord is accompanied by a representative of Tenant, Tenant shall permit Landlord, its architect and other representatives of Landlord access to the Premises for the purpose of inspecting same, verifying conformance of Alterations with Tenant’s plans and specifications and otherwise viewing the progress of Tenant’s work.

(c)     At the time of, and in conjunction with, Landlord’s approval of Tenant’s plans and specifications pursuant to this subsection, Landlord shall give notice to Tenant as to which parts of the Alterations shall constitute Nonstandard Improvements and, therefore, must be removed by Tenant at the expiration or earlier termination of this Lease. As to any of Tenant’s plans and specifications deemed approved by Landlord, Landlord must provide such notice before the date such Tenant’s plans and specifications are deemed so approved. If Tenant does not provide Landlord with notice that Tenant disputes such determination of which parts of the Alterations constitute Nonstandard Improvements within fifteen (15) Business Days of Tenant’s receipt of Landlord’s notice, then Landlord’s determination shall be conclusive. If Tenant shall provide such notice and the parties are unable to agree as to which parts of the Alterations constitute Nonstandard Improvements, then the determination as to the Alterations in dispute shall be made by the Arbitrator.

Section 9.4   Expenses. Tenant shall pay to Landlord from time to time during the performance of any Alterations, as Additional Rent, a fee equal to Landlord’s or Landlord’s agents’ reasonable and actual out-of-pocket third party costs and expenses incurred in connection with a third party review of Tenant’s plans and specifications therefor. Notwithstanding the foregoing and anything to the contrary in this Lease, Tenant shall not be responsible for any supervisory fee, project management fee, surcharges, profit, overhead, administrative or similar fees or charges in connection with any Alterations, other than costs, including, without limitation, profit, overhead and administrative fees, associated with Landlord’s costs of providing personnel to permit off-hours access to the Building, or supervision of Base Building or Base Building System modifications.

ARTICLE 10

Repairs

Section 10.1   Tenant’s Obligations. Tenant shall maintain and take good care of the Premises and the fixtures, equipment and appurtenances therein, at Tenant’s expense, and shall make all repairs in order to keep the Premises in good working order and condition, reasonable wear and tear and damage by fire, casualty and condemnation excepted, except that Tenant shall not be required to make (a) any repairs or replacements to the Structural Elements of the Premises; (b) any repairs to or replacements of the Base Building Systems serving the Premises; or (c) any repairs or replacements resulting from the negligence or willful act of Landlord or any of Landlord’s Representatives.

Section 10.2   Landlord’s Obligations.

(a)     Landlord hereby covenants to Tenant that, on the Possession Date, Landlord shall deliver the Building Systems in good order, condition and repair. Landlord, at its expense (but subject to recoupment to the extent permitted in Article 6 herein), shall, during the Term, keep and maintain the Common Areas (including, without limitation, the outdoor seating and eating areas on the Land), Garage, the Planned Amenities and Tenant Upgraded Amenities (each to the extent such exists) and the Base Building Systems and Structural Elements serving the Premises in good working order, condition and repair, as a first class office building, consistent with the standards of Comparable Buildings, and shall, during the Term, keep and maintain the Additional Parking Lots and the Existing Amenities (as hereinafter defined) in good working order, condition and repair, and shall make all repairs and replacements (if necessary), structural and otherwise, interior and exterior, as and when needed in or about the Property and the Additional Parking Lots, except for (i) those repairs for which Tenant is responsible pursuant to any other provision of this Lease, including but not limited to Section 10.1 above, and (ii) repairs to Tenant’s Property, unless caused by the negligence or willful misconduct of Landlord or any of Landlord’s Representatives; provided, however, that Landlord shall have no obligation or liability for repairs in the Premises until receipt of notice from Tenant specifying the repairs required, except in the case of emergencies where the notice may be by telephone (or otherwise orally by a duly authorized officer), thereafter promptly followed by a written notice. Landlord shall, throughout the Term, provide the Existing Amenities. “Existing Amenities” shall mean visitor parking, at least one (1) loading dock, a property management team on call twenty-four (24) hours per day, seven (7) days per week and seasonal outdoor seating and eating areas, including, without limitation, tables therefor, which Tenant, its employees and visitors shall have the right to use in common with others for such purposes.

(b)     Tenant shall reimburse Landlord, as Additional Rent, for the reasonable cost of the following: (i) any repairs or replacements necessitated or occasioned by the acts, omissions or negligence of Tenant or any of Tenant’s Representatives, or (ii) any repairs or replacements necessitated or occasioned by or resulting from Alterations to the Premises made by Tenant; or (iii) any repairs made to the Base Building Systems necessitated or occasioned by the acts, omissions or negligence of Tenant or any of Tenant’s Representatives.

ARTICLE 11

Utilities and Services

Section 11.1    HVAC; Elevators.

(a)     Landlord shall, at Landlord’s cost and expense (subject to recoupment to the extent permitted in Article 6 hereof) furnish and distribute to the Premises heated, cooled and outside air (collectively “HVAC”) on a year round basis during Building Hours, as required by applicable building codes and in accordance with the specifications set forth on Exhibit D attached hereto and made a part hereof. The required temperatures noted in Exhibit D that affect the Premises shall be first achieved no later than the commencement of Building Hours and continue until the end of Business Hours. If Tenant shall require HVAC service at any other time (“Overtime”), Landlord shall furnish Overtime HVAC upon at least 24 hours advance notice from Tenant on any Business Day for which Tenant shall reimburse Landlord (Redacted) Dollars ($(Redacted)) per hour per floor, for a minimum of one (1) hour increments.

(b)     Landlord shall, at Landlord’s cost and expense (subject to recoupment to the extent permitted in Article 6 hereof), at all times during the Term, provide passenger elevator service to the Premises and Landlord shall maintain in good condition and repair all passenger and freight elevators. Tenant shall have 24-hours per day non-exclusive use of the Building passenger elevators. Tenant shall pay for Landlord’s actual cost of Tenant’s use of freight elevators during Overtime. Notwithstanding the foregoing, Landlord shall provide to Tenant (at no additional cost to Tenant) freight elevator and loading dock time and accessibility to accommodate Tenant’s construction, move-in, move-out and business operations, in coordination with Landlord’s building manager. Access to the freight elevator and loading dock shall be coordinated with Landlord’s property manager, and all move-in, move-out and bulk delivery use shall be conducted during times mutually agreed.

Section 11.2   Cleaning. Landlord shall, at Landlord’s cost and expense (subject to recoupment to the extent permitted in Article 6 hereof), cause the Premises to be cleaned on Business Days, including the exterior and the interior of the windows thereof (subject to Tenant maintaining reasonable access to such windows) in accordance with the cleaning specifications attached hereto as Exhibit E. Tenant shall pay to Landlord on demand Landlord’s extra charges from its cleaning contractor for any special or unusual cleaning work in the Premises requested by Tenant other than those listed on Exhibit E including, without limitation, the cleaning of the Rooftop Terrace, provided, however, Tenant shall have no obligation to remove snow therefrom. Landlord shall cause the Rooftop Terrace to be cleaned at Tenant’s reasonable cost. Tenant shall have the right to price out such cost with third party vendors in order to confirm that Landlord’s cost is reasonable. If Tenant shall determine that Landlord’s cost of cleaning the Rooftop Terrace is not reasonable, Tenant shall have the right to contract with its own third party vendor for such cleaning services upon reasonable prior notice to Landlord, provided that such vendor employs union labor for such services or that such services are performed in a manner that does not interfere with the cleaning services and the scheduling of such services provided to the Building by Landlord. In lieu of cleaning by Landlord or a third party, Tenant may at any time opt to clean the Terrace by use of its own employees. Tenant shall provide reasonable prior notice to Landlord of its intention to use its own employees to clean the Rooftop Terrace. Such cleaning by Tenant’s employees shall be subject to reasonable rules of Landlord to coordinate the cleaning of the Rooftop Terrace with Landlord’s cleaning of the balance of the Premises.

Section 11.3   Electricity.

(a)     Landlord shall furnish to Tenant, through the transmission facilities initially installed by Landlord in the Building, alternating electrical energy to be used by Tenant in the Premises for the operation of the lighting fixtures and Tenant’s business machines and equipment. Landlord shall install, at Landlord’s cost and expense (without recoupment pursuant to Article 6 hereof), separate checkmeters to measure electricity consumption in the Premises, excluding electricity for Base Building HVAC. Commencing on the Possession Date, Tenant shall pay for electricity monthly, based on the consumption shown on the checkmeters multiplied by the rate for the Building, with no markup for Landlord, but Landlord shall have the right to pass through to Tenant any actual third party charges for meter reading services.

(b)     Landlord shall provide a minimum of six (6) watts per useable square foot (connected load) excluding HVAC for the Premises.

(c)     Tenant’s use of electrical energy in the Premises shall not exceed the capacity of the feeders or wiring installations then serving the Premises. In the event that, in Landlord’s reasonable judgment, Tenant’s electrical requirements necessitate installation of an additional riser, risers, or other proper and necessary equipment, Landlord shall so notify Tenant of same. Within 30 days after receipt of such notice, Tenant shall either cease such use of additional electricity or agree to install necessary additional electrical capacity, subject to Landlord’s prior approval of plans therefor. Tenant shall not, without prior consent of Landlord in each instance, which consent shall not be unreasonably withheld, make or perform, or permit the making or performing of, any alteration to wiring installations or other electrical facilities in or serving the Premises or any additions to the electrical fixtures in the Premises.

(d)     Intentionally Omitted.

(e)     Except to the extent resulting from Landlord’s negligence or willful acts or omissions, Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense that Tenant may sustain or incur if, during the Term, either the quantity or character of electrical energy is changed or is no longer available or suitable for Tenant’s requirements. Landlord shall in no way be liable for any failure, inadequacy or defect in the character or supply of electrical energy furnished to the Premises except for actual damage suffered by Tenant by reason of any such failure, inadequacy or defect resulting from the negligence or willful misconduct of Landlord. In order that Landlord may at all times have all necessary information that it requires in order to maintain and protect its equipment, Tenant shall not make any material alteration or material addition to the electrical equipment and/or appliances in the Premises without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld.

(f)     Tenant, at Tenant’s expense, shall purchase and install all bulbs (including, but not limited to, LED, incandescent and fluorescent) and ballasts used in the Premises.

Section 11.4   Water. Landlord shall, at Landlord’s cost and expense (subject to recoupment to the extent permitted in Article 6 hereof), supply reasonably adequate quantities of hot and cold water to a point or points in the Premises for ordinary lavatory, pantry use and drinking purposes. If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory, pantry and drinking purposes, Landlord, at Tenant’s cost and expense, may install a water meter and thereby measure Tenant’s consumption of water for all purposes. Tenant, at Tenant’s sole cost and expense, shall maintain any such meter and any such installation equipment in good working order and repair. Tenant shall pay for water consumed shown on the meter and sewer charges thereon with no markup for Landlord, but Landlord shall have the right to pass through to Tenant any actual third party charges for meter reading services, such charges to be due and payable within thirty (30) days after demand therefor.

Section 11.5   Parking. (a)     Landlord, at its expense (but without affecting Landlord’s right to recoupment to the extent permitted in Article 6 herein), shall maintain or cause to maintain in good working order and condition the Garage to be used by Tenant in common with other tenants of the Building and the Additional Parking Lots and make all necessary repairs and replacements thereto. Tenant shall have the right to use during Building Hours up to, and Landlord shall make available, a total of five (5) parking spaces per 1,000 rentable square feet of the Premises (as may be reduced by Tenant as set forth herein, the “Maximum Spaces”) on an unreserved basis and shall give Tenant at no charge the same number of parking cards (to the extent a card access security system exists) as spaces that access both the Garage and the Additional Parking Lots; provided, however the number of parking cards provided to Tenant shall not exceed the number of Garage Spaces and Additional Parking then-currently elected by Tenant as provided herein and shall be reduced to the extent Tenant reduces the number of Paid Spaces (as herein defined). Of the Maximum Spaces, three (3) parking spaces per 1,000 rentable square feet of the Premises (the “Garage Spaces”) shall be provided by Landlord in the Garage at no charge to Tenant. Of the Maximum Spaces, up to two (2) parking spaces per 1,000 rentable square feet of the Premises (the “Additional Parking”) shall be provided by Landlord on an unreserved basis in either, at Landlord’s election, the newly constructed apartment complex being built or built by Landlord and/or its Affiliates along Glover Avenue in Norwalk, Connecticut or at one or more surface parking lots to be constructed in accordance with all Applicable Laws, each by Landlord at Landlord’s cost without reimbursement from Tenant pursuant to Article 6 hereof or otherwise, to be located along Glover Avenue in Norwalk Connecticut and as both are shown in the areas in “yellow” on Exhibit S attached hereto attached hereto and made a part hereof (such parking at either the newly constructed apartment complex along Glover Avenue in Norwalk, Connecticut (“New Apartments”) or at one or more surface parking lots located along Glover Avenue in Norwalk, Connecticut (“Surface Lots”) is hereinafter referred to as the “Additional Parking Lots”). Of the Additional Parking, one (1) parking space per 1,000 rentable square feet of the Premises shall be provided to Tenant at no charge and, at Tenant’s election, one (1) parking space per 1,000 rentable square feet of the Premises shall be provided to Tenant at the rate of $(Redacted) per space per month of the Term (the “Paid Spaces”). Tenant shall provide Landlord with written notice of any Paid Spaces required and such Paid Spaces shall be made available in increments of 50 spaces; provided, however, in the event Tenant requires more than 150 Paid Spaces, Tenant shall be limited to and pay for a total of 173 Paid Spaces. Throughout the Term, Tenant shall have an ongoing right, at any time and from time to time during the Term, upon not less than sixty (60) days written notice to Landlord, to reduce the number of Paid Spaces by increments of 50 spaces, at which time the number of Paid Spaces shall be permanently reduced by such 50 space increment(s). In the event of a reduction of the number of Paid Spaces, Landlord shall have no obligation to again provide the right to use such Paid Spaces that have been relinquished. Upon such reduction in Paid Spaces, “Paid Spaces” for the purposes of this Lease shall be redefined to mean the new number of Paid Spaces and any parking cards provided for such relinquished Paid Spaces shall be returned promptly to Landlord.

(b) Commencing when Tenant takes occupancy of the Premises for its business purposes, Landlord shall provide, at Tenant’s sole cost and expense, shuttle service to and from the Additional Parking Lots containing the Additional Parking during Building Hours. In the event other tenants of the Building, the Park, 10 Glover Avenue, Norwalk, Connecticut, 20 Glover Building, the apartment buildings along Glover Avenue and/or any other buildings (collectively, the “Other Buildings”) utilize such shuttle service, then Landlord shall allocate the cost of such shuttle service by and among Tenant and such other users of the shuttle service. The allocable costs of providing such shuttle service shall be billed as a direct cost to each tenant of the Other Buildings that utilize the shuttle service. Landlord shall construct, at Landlord’s cost and expense, a shuttle bus stop enclosure at the site of the Additional Parking Lots to protect persons from the elements, which enclosure shall be available no later than the Commencement Date and substantially similar to the enclosure set forth on Exhibit T attached hereto. If Landlord relocates the Additional Parking Lots from the New Apartments to Surface Lots (or vice versa) built by Landlord at its expense without reimbursement from Tenant, Landlord, at its expense, shall build shuttle bus enclosures at the Additional Parking Lots for Tenant’s use, substantially similar to the enclosure set forth on Exhibit T attached hereto.

(c) Tenant acknowledges that the Garage may be used by others during non-Building Hours, provided however, in the event Tenant needs to use the Garage Spaces during non-Building Hours, Tenant shall have the right to use the Garage Spaces during non-Building Hours to the extent such use remains consistent with Tenant’s business purposes set forth in Section 5.1 hereof. Visitor parking is available in the surface lot in front of the entrance to the Building and is available 24 hours a day 365 days a year. There shall be no charge for visitor parking.

(d) Tenant shall have the right at any time to add software and/or hardware to each of the garage entries in the Park that will allow Tenant’s employees to be prohibited from entry to the Garage and notified each time Tenant has utilized all of its Garage Spaces (the “Parking Solution”). If Tenant exercises such right, at Tenant’s cost, Landlord and Tenant shall agree upon a parking consultant, who shall provide options to the Parking Solution, including budgeting costs for the installation of such Parking Solution equipment. Based upon the options provided by the parking consultant, Landlord and Tenant shall determine a mutually agreeable solution, including a firm cost for the agreed Parking Solution, and upon approval by the parties, Landlord, at Tenant’s cost, shall install such software and/or hardware as the case may be. As a result of the installation of the Parking Solution equipment and Tenant providing the required information on employees and their automobiles, Landlord shall provide parking passes to Tenant up to the number of Maximum Spaces and such parking passes shall provide access to the Garage and to the Additional Parking Lots, if necessary. Prior to implementation of the Parking Solution, Landlord shall provide Tenant with the number of parking passes granting access to the Garage equal to the number of Garage Spaces, and separate passes granting access only to the Additional Lots for the number of vehicles equal to the remainder of the Maximum Spaces. If after installation of the Parking Solution, the Parking Solution fails to properly limit the number of Tenant’s Representatives occupying the parking spaces within the Garage to the Garage Spaces, then Landlord may restrict the number of passes granting access to the Garage to the number of Garage Spaces.

(e) Landlord shall use commercially reasonable efforts to protect Tenant’s parking space allocation at any Surface Lots by installing (or causing others to install) appropriate signage at such Surface Lots in Landlord’s reasonable discretion and, if requested by Tenant, towing (or causing others to tow) parking space violators at Surface Lots, at Tenant’s sole cost and expense.

Section 11.6   Building Communications. Tenant’s wireless communications and local area network shall not unreasonably interfere with that of services provided by Landlord nor shall it unreasonably interfere with communications of other tenants in the Building, and Landlord shall require in leases with other tenants of the Building that their wireless communications and local area networks not unreasonably interfere with communications of Tenant. Landlord shall have the right to resolve disputes of wireless communications between tenants of the Building by establishing criteria as part of the Rules and Regulations promulgated in accordance with the provisions of Article 29 for all tenants to adhere regarding the use of the 802.xx frequency band or other such wireless band communications within the Building.

Section 11.7   Interruption of Services. Landlord does not warrant that any of the services referred to above, or any other services which Landlord may supply, will be free from interruption, and Tenant acknowledges that any one (1) or more such services may be temporarily suspended by reason of accident, repairs, inspections, alterations or improvements necessary to be made, or by Unavoidable Delay (as hereinafter defined). Any common law or statute to the contrary notwithstanding, except to the extent resulting from Landlord’s negligence or willful acts or as otherwise expressly provided in this Lease, any such interruption or discontinuance of service shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, or any part thereof, nor render Landlord liable to Tenant for damages by abatement of the Rent or otherwise, nor relieve Tenant from performance of Tenant’s obligations under this Lease. Landlord shall, however, exercise reasonable diligence to restore any service or utility so interrupted. Notwithstanding the foregoing and anything to the contrary in this Lease, if: (i) (a) any Essential Service (as defined in the following sentence) is discontinued to the Premises for more than five (5) consecutive days following notice thereof from Tenant to Landlord; and (b) such discontinuance renders all or any significant portion of the Premises untenantable and all or such portion of the Premises is not used by Tenant for the conduct of its business, then Rent shall thereupon abate, based upon the portion of the Premises so rendered untenantable and not used by Tenant until such discontinuance is remedied; and (ii) other than in the event of a casualty, which shall be governed by the provisions of Article 15, (a) any Essential Service is discontinued to the Premises for more than twelve (12) months following notice thereof from Tenant to Landlord; and (b) such discontinuance renders all or any significant portion of the Premises untenantable and all or such portion of the Premises is not used by Tenant for the conduct of its business, Tenant shall have the right to terminate this Lease upon notice to Landlord and, upon Landlord’s receipt of such notice, this Lease shall terminate on such date as if such date were the expiration date hereunder. “Essential Service” means any of the following: heating or air-conditioning (as seasonally required), office electricity, elevator, water or plumbing. The abatement provided for in this subsection shall not apply to any discontinuance of an Essential Service caused by casualty or condemnation.

Section 11.8   Access and Security. Tenant shall have 24-hour, 7-day-per-week, 365-day-per-year access to the Premises. Access shall be controlled by electronic card and/or on-duty personnel. Should Tenant’s card keys be able to integrate with Landlord’s system, Tenant shall have the right to integrate its card keys for access to the Building and the Premises onto Landlord’s system. Landlord shall maintain a manned security station and a security system with card key access, surveillance system and camera monitoring, as more particularly set forth on Exhibit G attached hereto (the “Building Security Specifications”) 24-hours-per-day, 7-days-per-week, 365-days-per-year. Landlord shall provide that all external doors to the Building shall be equipped with electronic card readers and that security cameras shall cover all external door entrances to the Building and the Garage, which are actively monitored by Building security personnel and recorded on a DVR, digital or similar device and otherwise as provided by Class A office buildings. The actual cost of such security shall be an Operating Expense as provided in Article 6. Any additional security at the Premises desired by Tenant shall be at Tenant's sole cost and expense and Tenant shall have the right to install its own security system to service the Premises; provided, Tenant shall provide Landlord with keys and/or electronic card access such that Landlord shall at all times have access to the Premises. During non-Business Hours, a roving security guard shall provide for various tours of the Building, the Premises and the Park. In the event of any change to the Building Security Specifications, Landlord’s property manager shall advise Tenant in writing of any such changes. Notwithstanding the foregoing, Landlord shall not decrease the overall level of security set forth in the Building Security Specifications below the security standards at Comparable Buildings.

Tenant shall have the right, subject to Applicable Laws, to use the fire stairs in the Building for vertical transport and Tenant may install card key access in the stairwell to limit access to its full floors to Tenant, its employees, and contractors. Landlord and its property manager shall be provided keys, key codes, cards, or badges to access the Premises from such locked fire stairs. Tenant, at its expense and subject to Landlord’s reasonable approval of plans and specifications (which approval shall not be unreasonably withheld), may make improvements to the fire stairs. Should Tenant make such improvements, Tenant, at Tenant’s expenses shall provide all necessary repair and maintenance to such improvements so to keep them consistent with a Comparable Building standard. Furthermore, Tenant shall remove all such improvements and repair any damage to the fire stairs resulting from such removal upon the expiration of the Lease. At Tenant’s request, Landlord shall install, at Tenant’s cost, a mutually agreeable card key access system in the elevators allowing Tenant secure access to Tenant’s fully leased floors. Landlord shall cause the Additional Parking Lots to be sufficiently lighted. Landlord, at Tenant’s request and expense (unless shared by others) shall cause security personnel to patrol any Surface Lot just before and after dusk until the shuttle has made its last stop for the day.

Section 11.9   Cafeteria, Coffee Bar and Conference Center. As part of Landlord’s Work, Landlord will construct the cafeteria and coffee bar as more particularly set forth in Exhibit I and Tenant’s and its employees and invitees shall have the right to use the same. In connection with the cafeteria, Landlord shall hire a first-class cafeteria operator, subject to Tenant’s reasonable approval not to be unreasonably withheld. Landlord and Tenant agree that FLIK is deemed an acceptable cafeteria operator. During the Term, should Tenant be dissatisfied with the cafeteria operator from a service or cost perspective, Tenant shall have the right to notice Landlord explaining in detail the issues with the cafeteria operator. Landlord will have thirty (30) days to address and cure any bona fide deficiencies. Should the cafeteria operator fail to cure the deficiencies, then Tenant shall have the right to recommend a replacement operator. Landlord and Tenant shall mutually agree, exercising reasonableness, on the replacement cafeteria operator and Landlord shall replace the failing operator. The cafeteria shall commence operation no later than the date Tenant first occupies the Premises for the conduct of its business. Should Tenant request the cafeteria to be open on Building Holidays, Tenant shall be required to pay 100% of all costs to operate the cafeteria including but not limited to food costs, personnel costs, and operating costs, unless any other tenant(s) in the Building or the Park also require the cafeteria to operate on Building Holidays in which case such costs shall be equitably prorated. In connection with the coffee bar, Tenant shall have the right to terminate the coffee bar service on ninety (90) days’ notice to Landlord should the cafeteria operator fail to operate the coffee bar as a profitable profit center and any operating costs associated with the coffee bar from and after ninety (90) days after such notice shall be given by Tenant shall no longer be included in Operating Expenses. Tenant acknowledges that the cafeteria and coffee bar may be used by other tenants (and their visitors) at the Park. In the event other tenants in the Park utilize the cafeteria or coffee bar, then any operating costs related to the cafeteria or coffee bar, as the case may be, shall be shared amongst all tenants that utilize the coffee bar or cafeteria, as applicable.

Landlord shall provide access to the operator’s financials for the coffee bar and the cafeteria. Such financials shall reflect sources of income for each profit center, including but not limited to Tenant and other tenant pantry services, catering, food and beverage sales, as the case may be and shall reflect all operating costs for the profit centers.

Tenant shall have the right to install, at Tenant’s cost, a system or software that permits Tenant’s employees to take advantage of any subsidy offered by Tenant at the time each employee makes purchases from the cafeteria or coffee bar (the “Subsidy System/Software”). The cafeteria provider will operate such Tenant system, and any costs for the repair or replacement of the components of the Tenant system or software (which may be separate from the base POS system used by the cafeteria operator and coffee bar operator) shall be part of the operational costs of the cafeteria or coffee bar, as the case may be.

Tenant shall have the right to reserve space in the Conference Center during non-lunch hours and/or in connection with corporate events previously approved by Landlord at the rental rates established by Landlord. Tenant and its employees and visitors shall, at no additional charge, have use of the Conference Center in common with others during lunch hours (when the cafeteria is operational on Business Days) for Tenant, its employees and visitors to eat-in.

Section 11.10   LEED. In the event Landlord elects to purchase “green power”, any such incremental cost above rates achievable in the market shall not be included in Operating Expenses. Landlord shall endeavor to provide Tenant with information relating to any “green” initiatives contemplated by Landlord for the Premises and, if reports are available from providers on the reduction of the carbon footprint of the Building, Landlord shall provide Tenant with copies of such reports at Tenant’s sole cost and expense.

Section 11.11   Generator.

(a)     Landlord shall keep and maintain in good condition and repair a generator on the Property (the “Building Generator”) that produces sufficient electric energy to fully power the Building life safety systems in the event of a loss of electric energy from the electric utility in accordance with Applicable Laws.

(b)     In addition to the Building Generator, Tenant may install, at any time and at no additional charge payable to Landlord upon Landlord’s approval of Tenant’s plans and specifications, and thereafter access and maintain, repair, replace, use and operate a diesel generator, associated fuel tank, wiring and all necessary ancillary equipment thereto for Tenant’s business operations within the Building (“Tenant Generator”), on the Property, subject to compliance with Applicable Laws, in a location to be reasonably determined by Landlord and Tenant (and, if installed in connection with the Tenant Improvements the location suggested by Landlord is set forth on Exhibit H), in accordance with Article 9 or Article 22, as applicable, and so as to not materially adversely affect any tenant or occupant of the Building and the character of the Building and further subject to Tenant paying for all costs and expenses for such installation, access and maintenance. The Tenant Generator shall be appropriately screened or otherwise enclosed in a manner reasonably acceptable to Landlord. Tenant may remove but shall not be required to remove any such Tenant Generator (or the fuel oil tank or other equipment attendant thereto) at the expiration or sooner termination of this Lease. Tenant shall have the right to conduct weekly testing at times previously approved by Landlord and Tenant shall conduct regular preventative maintenance of any Tenant Generator and Landlord shall reasonably cooperate with Tenant to do the same.

ARTICLE 12

Assignment and Subleasing

Section 12.1   Rights and Obligations of Tenant.

(a)    Tenant may not mortgage, pledge or otherwise encumber its interest in this Lease or in any sublease of the Premises or any part thereof or the rentals payable thereunder. Any such mortgage, pledge or encumbrance, made in violation of this Section shall be void. Provided that no Event of Default has occurred and is continuing, and with Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant may sublease the Premises or any portion thereof, and the interest of Tenant in this Lease may be assigned; provided that any such sublease or assignment shall expressly be subject and subordinate to the provisions of this Lease and no such sublease shall permit the subtenant thereunder to pay rent in advance for a period of more than one (1) month, and provided, further, that no such sublease or assignment shall affect or reduce any obligations of Tenant or any rights of Landlord hereunder and each sublease shall require the subtenant, after an Event of Default hereunder, to attorn to Landlord, at Landlord’s request. All obligations of the then current Tenant hereunder shall continue in full effect as the obligations of a principal and not of a guarantor or surety, to the same extent as though no assignment or sublease had been made. If Tenant assigns its interest in this Lease, the assignee shall, in an instrument delivered to Landlord at the time of such assignment, and in form and substance reasonably acceptable to Landlord, expressly assume all the obligations of Tenant hereunder accruing on and after the effective date of the assignment. Tenant shall, within ten (10) days after the execution of any such sublease or assignment, deliver an executed copy thereof to Landlord. An assignee with a net worth of at least $(Redacted) at the time of such proposed assignment shall be deemed to be financially acceptable to Landlord. No subtenant may further sublease any part of the Premises or assign its interest in the sublease without Landlord’s prior written consent. Tenant may list part or all of the Premises with a broker. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant involuntarily or by operation of law without the prior written consent of Landlord, and any such assignment without the prior written consent of Landlord shall be void and shall, at the option of Landlord, constitute an Event of Default, subject to the provisions of Article 17 of this Lease, provided, that a merger, consolidation or similar reorganization or change of control of Tenant where Tenant’s obligations are assumed by the successor entity by operation of law shall not be deemed to be a prohibited assignment hereunder.

(b)    No assignment or sublease whatsoever shall release Tenant from Tenant’s obligations and liabilities under this Lease (which shall continue as the obligations of a principal and not of a guarantor or surety) or alter the primary liability of Tenant to pay all Rent and to perform all obligations to be paid and performed by Tenant. The acceptance of Rent by Landlord from any other person or entity shall not be deemed to be a waiver by Landlord of any provision of this Lease. If any assignee, subtenant or successor of Tenant defaults beyond any applicable notice and cure period provided in this Lease in the performance of any obligation to be performed by Tenant under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor.

(c)    Tenant shall, within thirty (30) days after receipt of invoices therefor, reimburse Landlord for costs incurred by Landlord, including without limitation, actual and reasonable attorneys’ fees in investigating the proposed subtenant or assignee, reviewing the proposed assignment or sublease and negotiating the form of Landlord’s consent. In addition, Tenant shall pay to Landlord as Additional Rent, within thirty (30) days after receipt of payments from a subtenant or assignee, fifty percent (50%) of any “net profit” on a subletting or assignment, i.e., the excess of consideration of any type received by Tenant from the subtenant or assignee, over (in the case of a sublease only) a prorata portion of the Rent payable by Tenant hereunder, in any event reduced by Tenant’s commercially reasonable third-party costs of effecting the assignment or sublease, including without limitation, brokerage and attorneys’ fees, marketing costs, rent free periods or other tenant concessions and necessary alterations to the Premises.

Section 12.2   Recapture; Consent. If Tenant desires to assign this Lease or to sublease all or substantially all of the Premises in the aggregate for substantially the balance of the Term, Tenant shall first give notice to Landlord of the proposed assignment or sublease and the terms thereof, and subject to Section 12.4 hereof, Landlord shall have the right, by notice to Tenant within fifteen (15) days after receipt of Tenant’s notice, to terminate this Lease effective as of the intended effective date of the proposed assignment or sublease, and, notwithstanding any provision of this Lease to the contrary, Tenant shall surrender the Premises in its as-is, where-is condition. If Landlord elects not to so terminate this Lease, then Landlord shall not unreasonably withhold its consent to the proposed subletting or assignment.

Section 12.3   Assignment of Rents. Tenant hereby assigns to Landlord all security deposits and rents due or to become due from any subtenant, effective during an Event of Default under the provisions of this Lease. Thereupon, Landlord shall apply any net amount collected by it from subtenants to the Rent due under this Lease. No collection of Rent by Landlord from an assignee of this Lease or from a subtenant shall constitute a waiver of any of the provisions of this Article or an acceptance of the assignee or subtenant as a tenant or a release of Tenant from performance by Tenant of its obligations under this Lease. Tenant shall not directly or indirectly collect or accept any payment of subrent under any sublease more than one (1) month in advance of the date when the same shall become due. Each sublease shall require the subtenant to attorn to Landlord, at Landlord’s request, during an Event of Default by Tenant under this Lease. During an Event of Default by Tenant under this Lease, Landlord shall have the right to require subtenants to make their rent payments directly to Landlord.

Section 12.4   Transfer to Successor or Affiliate. Notwithstanding anything to the contrary set forth herein and provided no Event of Default shall have occurred and be continuing, Tenant may, without Landlord’s consent, on not less than ten (10) Business Days’ notice to Landlord (provided that, if Tenant is prohibited or restricted from such advance notice due to securities, regulatory or confidentiality requirements, then Tenant shall notify Landlord promptly after it is permitted to do so), and further provided such notice shall include an executed counterpart of the assignment or sublease (which, in the case of an assignment, shall provide that the assignee assumes directly for the benefit of Landlord all of Tenant’s obligations under this Lease from and after the date of the assignment and in the case of a sublease, provides that same is subject and subordinate to this Lease in all respects), assign this Lease or sublet all or any portion of the Premises to a Successor or Affiliate of Tenant. Such assignment or sublease to an Affiliate or Successor shall not require compliance with Section 12.1(a), Section 12.1(c) or Section 12.2 of this Article 12. If thereafter the assignee or subtenant shall no longer be an Affiliate of Tenant, then that shall be deemed a new assignment or sublease, as the case may be, subject to this Article 12. Net worth of an entity shall be evidenced by the most recently available audited financial statements delivered to Landlord. Such sublease or assignment shall not release Tenant from its obligations hereunder, as specified in subsection 12.1(b) herein. Notwithstanding anything to the contrary set forth herein, the transfer of the outstanding capital stock of Tenant, or the stock of any entity controlling tenant, through the “over-the-counter market” or through any U.S. or foreign recognized stock exchange, shall not be deemed an assignment or prohibited transfer.

ARTICLE 13

Subordination and Attornment

Section 13.1   Subordination; Nondisturbance Agreement.

(a)    Landlord shall use commercially reasonable efforts to cause (i) any trustee, mortgagee or holder of a Superior Mortgage (a “Mortgagee”) secured by Landlord’s interest in the Property (a “Mortgage”) to execute and deliver to Tenant an agreement substantially similar to that attached hereto as Exhibit L, which provides to the effect that, if there shall be a foreclosure of its Mortgage, such Mortgagee will not make Tenant a party defendant to such foreclosure, evict Tenant, disturb Tenant’s possession under this Lease, or terminate or disturb Tenant’s leasehold estate or rights hereunder, and will recognize Tenant as the direct tenant of such Mortgagee on the same terms and conditions as are contained in this Lease, subject to the provisions hereinafter set forth, provided no Event of Default shall have occurred and be continuing hereunder; and (ii) a lessor (a “Lessor”) under a ground lease of the Property (a “Ground Lease”) to execute and deliver to Tenant an agreement substantially similar to that attached hereto as Exhibit L, which provides to the effect that if its Ground Lease shall terminate or be terminated for any reason, Lessor will not evict Tenant, disturb Tenant’s possession under the Lease, or terminate or disturb Tenant’s leasehold estate or rights hereunder, and will recognize Tenant as the direct tenant of such Lessor on the same terms and conditions as are contained in this Lease (subject to the provisions hereinafter set forth), provided no Event of Default shall have occurred and be continuing and Lessor shall not make Tenant a party in any action to terminate such Ground Lease or to remove or evict Tenant from the Premises provided no Event of Default shall have occurred and be continuing (any such agreement, or any agreement of similar import, from a Mortgagee or a Lessor, as the case may be, which is in a commercially reasonable form, being hereinafter referred to as a “Nondisturbance Agreement”). In the event Landlord delivers to Tenant a Nondisturbance Agreement substantially similar to that attached hereto as Exhibit L executed by Landlord and Mortgagee, this Lease shall be subject and subordinate to such Superior Lease and/or to such Mortgage. If the date of expiration of any Ground Lease shall be the same day as the expiration date hereunder, the Term shall end and expire 12 hours prior to the expiration of the Ground Lease. Notwithstanding the foregoing, on the Effective Date, Landlord shall deliver to Tenant a Nondisturbance Agreement in substantially the same form as attached to Exhibit L attached hereto from the current Mortgagee. Landlord represents to Tenant that the only Mortgage of record as of the date hereof is that certain Consolidated, Amended and Restated Open-End Mortgage Deed, Assignment of Leases and Rents, Security Agreement and Fixture Filing from 25 Glover Partners, LLC, 35 Glover Partners, LLC, 45 Glover Partners, LLC, and Merritt River Commercial LLC, in favor of Bank of America, N.A., in the original principal amount of $335,700,000.00 dated November 17, 2016 and recorded in Volume 8440 at Page 1 of the Norwalk Land Records. Tenant may record any Nondisturbance Agreement in the Land Records of Norwalk, CT, that Tenant shall cause to be paid all costs, taxes, and expenses necessary for the recordation thereof.

Section 13.2   Attornment. If at any time prior to the expiration of the Term, any Ground Lease shall terminate or be terminated for any reason or any Mortgagee comes into possession of the Property or the estate created by any Ground Lease by receiver or otherwise, Tenant agrees, at the election and upon demand of any owner of the Property, or of the Lessor, or of any Mortgagee in possession of the Property, to attorn, from time to time, to any such owner, Lessor or Mortgagee or any person acquiring the interest of Landlord as a result of any such termination, or as a result of a foreclosure of the Mortgage or the granting of a deed in lieu of foreclosure, then upon the executory terms and conditions of this Lease, for the remainder of the Term, provided that such owner, Lessor or Mortgagee, as the case may be, or receiver caused to be appointed by any of the foregoing, shall then be entitled to possession of the Premises. The provisions of this Section shall enure to the benefit of any such owner, Lessor or Mortgagee, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any Ground Lease, and shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Subject to any Nondisturbance Agreement delivered by Tenant, nothing contained in this Section shall be construed to impair any right otherwise exercisable by any such owner, Lessor or Mortgagee.

Section 13.3   Lease Modification. Tenant shall execute and deliver to Landlord within a reasonable period of time any reasonable modifications of this Lease required or requested by the holder or potential holder of a Mortgage, provided that no such modification shall adversely affect Tenant’s rights or obligations hereunder, including without limitation, such modifications shall not affect the Term or amount of Rent payable hereunder.

ARTICLE 14

Landlord’s Right of Entry; Roof Rights; Etc.

Section 14.1   Right of Entry. Landlord and Landlord’s Representatives shall have the right to enter the Premises at any time during normal business hours upon reasonable prior notice to Tenant (at least 24 hours’ notice, except in the event of an emergency, in which case no notice shall be required), in order to perform its obligations under this Lease or exercise any of its rights under this Lease, including, without limitation: (a) to examine the Premises or for the purpose of performing any obligation of Landlord or exercising any right or remedy reserved to Landlord in this Lease; (b) to exhibit the Premises to a prospective tenant, purchaser, mortgagee, ground Landlord of the Building, or others during the last 18 months of the Term, provided Tenant has not delivered timely a Renewal Notice, (c) to make such repairs, alterations, improvements or additions or to perform such maintenance, including the maintenance of all air conditioning, elevator, plumbing, electrical, sanitary, mechanical and other service or utility systems as Landlord may deem necessary or desirable and Landlord shall clean-up its equipment at the end of each day; (d) to take all materials into and upon the Premises that may be required in connection with any such repairs, alterations, improvements, additions or maintenance; (e) to post notices of non-responsibility and notices required by Applicable Laws; and (f) to examine permits in Tenant’s possession with respect to the Premises, all of which should be customary and adequate and reasonably satisfactory to Landlord. Landlord shall exercise its rights under this Section in a manner that will not unreasonably interfere with Tenant’s use of the Premises as provided in Section 5.1 hereof or Tenant’s operation in the Premises.

Section 14.2   Rooftop Equipment. Tenant shall have the non-exclusive right, for no additional rental charge, to install, access, maintain and use roof equipment, including, without limitation, air conditioning units, radiometers, two (2) satellite dishes and other equipment needed for its operations and to run conduit from the roof to the Premises in connection therewith (collectively, the “Rooftop Equipment”) on the roof of the Building, subject to compliance with Applicable Laws, in a manner and pursuant to plans and specifications reasonably acceptable to Landlord and so as to not adversely affect the performance of any Building Systems or another tenant’s system existing at the time of Tenant’s installation and further subject to Tenant paying for all costs and expenses for such installation, access and maintenance. Tenant shall take all actions necessary to prevent any such installations from adversely affecting applicable warranties with respect to the roof. Any installation of Rooftop Equipment shall be subject to available rooftop space and Landlord’s prior approval of equipment list, plans and proposed locations, which approval shall not be unreasonably withheld. Tenant shall also have the right to reasonably connect its own fiber optic systems to the systems existing in the Building, subject to Landlord’s reasonable approval as to the nature and details of such connections. Tenant at its expense shall remove the Rooftop Equipment prior to the Lease Expiration Date, the end of the final Renewal Term, if exercised, or the earlier termination of this Lease and shall repair any damage to the Premises resulting from such removal, reasonable wear and tear and damage by casualty and condemnation excepted.

Section 14.3   Supplemental HVAC. Tenant shall have the right to install, access and maintain supplemental HVAC for the Premises (“Supplemental HVAC”), subject to compliance with Applicable Laws, in a manner and pursuant to plans and specifications reasonably acceptable to Landlord and further subject to Tenant paying for all costs and expenses for such installation, access and maintenance.

ARTICLE 15

Casualty

Section 15.1   Restoration; Abatement.

(a)     If the Building, the Garage, the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give reasonably prompt notice thereof to Landlord, and upon such notice Landlord shall proceed with reasonable diligence to repair or cause to be repaired such damage to the Building (including, without limitation, the Planned Amenities), the Garage and the Premises (including, without limitation, access thereto) to substantially the same condition as prior to the casualty, excluding Tenant Improvements, Alterations and Tenant’s Property. Landlord’s restoration obligation shall be subject to Applicable Laws, and Landlord shall have no obligation to repair, replace or restore any Tenant Improvements, Alterations or Tenant’s Property.

(b)     Rent shall abate in the proportion that the Premises shall have been rendered untenantable, or, if the damage (i) involves more than twenty-five percent (25%) of the rentable square footage of the Premises, (ii) impedes access to the Premises rendering the Premises untenantable or (iii) materially impairs major building systems, Rent shall fully abate. Such abatement to be from the date of such casualty until the earlier of (i) Tenant’s completion of such Alterations to the Premises to substantially the same condition as prior to the casualty so that Tenant may occupy the same for its business purposes and a certificate of occupancy for the Building shall have been issued, and (ii) six (6) months following the date such repairs which are required to be performed by Landlord pursuant to Section 15.1(a) above, other than Long Lead Work (as hereinafter defined), are substantially completed and a certificate of occupancy for the Landlord’s required restoration of the Building shall have been issued. Landlord shall promptly and diligently in a good and workmanlike manner complete the Long Lead Work. If the Additional Parking is destroyed, Landlord, at its expense, shall provide replacement Additional Parking in accordance with Section 11.5 hereof and, until such Additional Parking is replaced, the charge for the Paid Spaces shall be abated.

Section 15.2    Tenant’s Right of Termination.

(a)     Within ninety (90) days after notice to Landlord of any damage described in Section 15.1 herein, Landlord shall deliver to Tenant a statement setting forth such Landlord’s good faith estimate as to the time required to repair such damage, exclusive of time required to perform Long Lead Work (the “Estimate”). If the estimated time period exceeds twelve (12) months from the date of the Estimate, Tenant may elect to terminate this Lease by notice to Landlord not later than sixty (60) days following receipt of the Estimate. If Tenant makes such election, the Term shall expire upon the thirtieth (30th) day after notice of such election is given by Tenant, and Tenant shall vacate the Premises and surrender the same to Landlord as if such date were the expiration date of this Lease (provided, that such obligation shall be subject to Tenant being reasonably and safely able to access the Premises to comply with such obligation in light of the casualty) except that Tenant shall have no restoration obligations notwithstanding anything to the contrary contained in this Lease, and any prepaid portion of Rent shall be abated as of such date of damage or destruction and shall be refunded by Landlord to Tenant. If Tenant shall not have elected to terminate this Lease pursuant to this Article, the damage shall be diligently repaired by Landlord, as set forth in this Article, provided, that if Landlord fails to substantially complete the repair on or prior to the thirtieth (30th) day after the expiration of the repair period set forth in the Estimate, then Tenant may (but shall not be obligated to) perform such repair for Landlord’s account or terminate the Lease upon notice to Landlord, at Landlord’s sole cost and expense.

(b)     Notwithstanding the foregoing, if such damage occurs during the last two (2) years of the Term and if the estimated time period set forth in the Estimate delivered pursuant to subsection (a) above exceeds one hundred eighty (180) days from the date of the Estimate (exclusive of time required to perform Long Lead Work), then Tenant may give notice to Landlord of its intention to terminate this Lease and Tenant shall vacate the Premises and surrender the same to Landlord as if such date were the expiration date of this Lease (provided, that such obligation shall be subject to Tenant being reasonably and safely able to access the Premises to comply with such obligation in light of the casualty) except that Tenant shall have no restoration obligations notwithstanding anything to the contrary contained in this Lease, and any prepaid portion of Rent shall be abated as of such date of damage or destruction and shall be refunded by Landlord to Tenant.

(c)     For purposes of this Lease, the term “Long Lead Work” shall mean any item which is not a stock item and must be specially manufactured, fabricated or installed or is of such an unusual, delicate or fragile nature that there is a substantial risk that: (i) there will be a delay in its manufacture, fabrication, delivery or installation, or (ii) after delivery, such item will need to be reshipped or redelivered or repaired so that in Landlord’s reasonable judgment the item in question cannot be completed when the standard items are completed even though the item of Long Lead Work in question is (x) ordered together with the other items required and (y) installed or performed (after the manufacturer or fabrication thereof) in the order and sequence that such Long Lead Work and other items are normally installed or performed in accordance with good construction practice. Notwithstanding the foregoing, if any Landlord required Long Lead Work is required for Landlord to obtain a certificate of occupancy for the Building or for Tenant to obtain a certificate of occupancy for its tenant improvements, or if any Long Lead Work precludes Tenant’s use of the Building, Premises, and Garage, Base Building Systems, cafeteria or conference facility to conduct its business, then Landlord shall provide temporary improvements sufficient to allow Landlord to procure a certificate of occupancy for the Building and Tenant to procure a certificate of occupancy for its Premises (after Tenant has performed its own improvements to the Premises) and the reasonable use of all such facilities for conducting Tenant’s business until the Long Lead Work can be completed with the Landlord using reasonably diligent efforts to complete the Long Lead Work as soon as reasonably possible thereafter.

Section 15.3   Landlord’s Right of Termination. If more than fifty (50%) of the Building shall be damaged by fire or other casualty, then Landlord may, at its option, provided it terminates the leases of all similarly situated tenants, terminate this Lease by giving Tenant thirty (30) days’ notice of such termination, which notice shall be given within sixty (60) days after the date of such damage. In the event that such notice of termination shall be given, (a) this Lease shall terminate as of the date thirty (30) days after the giving of the notice of termination (whether or not the Term shall have commenced) with the same effect as if that were the expiration date of the Term except that Tenant shall have no restoration obligations notwithstanding anything to the contrary contained in this Lease; (b) Rent shall be apportioned as of the date of damage or destruction; and (c) any prepaid portion of Rent shall be abated as of the date of damage or destruction and shall be refunded by Landlord to Tenant. If, at any time prior to Landlord giving Tenant the aforesaid notice of termination or commencing the repair and restoration pursuant to Section 15.2, the holder of a Mortgage takes possession of the Building through foreclosure or otherwise, such holder or person shall have a further period of thirty (30) days from the date of so taking possession to terminate this Lease, under the same terms and conditions as set forth in this Section, by 30 days’ written notice of termination. If such notice shall be given, this Lease shall terminate as of the date provided in such notice of termination (whether or not the Term shall have commenced) with the same effect as if that were the expiration date of the Term hereof except that Tenant shall have no restoration obligations notwithstanding anything to the contrary contained in this Lease, and Rent shall be abated as of the date of damage or destruction, and any prepaid portion of Rent for any period after such date shall be refunded by Landlord to Tenant.

Section 15.4   Liability. Except for Landlord’s gross negligence or willful acts, Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage by fire or other casualty or the repair thereof. Landlord will not carry insurance of any kind on Tenant’s Property. If Landlord shall be delayed from substantially completing the repairs or restoration due to any act or omission of Tenant or any of Tenant’s Representatives, then such repairs or restoration shall be deemed substantially complete on the date when the repairs or restoration would have been substantially complete but for such delay, and the expiration of the Rent abatement shall not be postponed by reason of such delay.

Section 15.5   Cooperation. Landlord and Tenant shall cooperate with each other in providing information to an insurance company with respect to any loss or damage occurring in the Building and shall not interfere with the other’s collection of insurance proceeds.

Section 15.6   Intentionally Omitted.

Section 15.7   Express Agreement. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Property or any part thereof by fire or other casualty, and any law providing for such contingency in the absence of such express agreement, now or hereafter enacted, shall have no application in such case.

ARTICLE 16

Eminent Domain

Section 16.1   Termination Rights.

(a)    If the whole of the Premises or more than twenty-five percent (25%) thereof, or such part thereof as will render the remainder untenantable or inaccessible for the use permitted hereunder shall be acquired or condemned for any public or quasi-public use or purpose, this Lease shall end as of the date of the vesting of title in the condemning authority (either through court order or by voluntary conveyance by Landlord in lieu of condemnation) with the same effect as if said date were the expiration date of this Lease, except that Tenant shall have no restoration obligations notwithstanding anything to the contrary contained in this Lease. Landlord shall give Tenant prompt written notice of any written notice of condemnation received by Landlord affecting the Property. If only a part the Premises shall be so acquired or condemned so as not to render the same untenantable or inaccessible, then, except as otherwise provided in this Article, this Lease and the Term shall continue in force and effect, but from and after the date of the vesting of title, the Fixed Rent shall be reduced based on the amount of rentable square feet of the Premises condemned, and any Additional Rent payable or credits receivable pursuant to Article 6 herein shall be similarly reduced to reflect the diminution of the Premises.

(b)     If more than 25% of the Building, more than 25% of the Garage, any of the Additional Parking or any of the visitor parking shall be so acquired or condemned, and, if by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to or use of (i) the Premises, (ii) the Garage Spaces, (iii) the Additional Parking (provided that Landlord shall have the right at its cost and expense to relocate the Additional Parking within the area marked in “yellow” on Exhibit S attached hereto), (iv) the cafeteria, the Conference Center or the fitness center (each as described on Exhibit I attached hereto and collectively, the “Limited Amenities”) (provided that Landlord shall have the right at its cost and expense to relocate and make available to Tenant such amenities elsewhere within the Park), or (v) the visitor parking (provided that Landlord shall have the right at its cost and expense to relocate the visitor parking in the Garage or elsewhere in the Park) or by reason of such acquisition or taking the lobby of the Building no longer contains Comparable Building standard finishes (but in no event shall the reduction in size of the lobby be a factor in evaluating a Comparable Building standard), then Landlord or Tenant, at its option, may give to the other party, within sixty (60) days following the date upon which such party shall have received notice of vesting of title, ninety (90) days’ notice of termination of this Lease. In the event any such ninety (90) day notice of termination is given, this Lease shall terminate upon the sooner of the date of title vesting and expiration of said ninety (90) days with the same effect as if the date were the expiration date of this Lease, except that Tenant shall have no restoration obligations notwithstanding anything to the contrary contained in this Lease. If a part of the Building, the Garage, the Additional Parking Lots, the Limited Amenities or visitor parking shall be so acquired or condemned, and the Lease shall not be terminated pursuant to the provisions of this Section, Landlord, at its expense (but subject to recoupment from the proceeds of any award), shall restore that part of the Premises, the Building and the Property not so acquired or condemned to a self-contained rental unit and substantially the same condition as prior thereto, excluding Tenant’s Property. In the event of any termination of this Lease pursuant to the provisions of this Section, the Rent shall be apportioned as of the date of such termination.

Section 16.2     The Award. In the event of any such acquisition or condemnation of all or any part of the Property, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation. Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term, and Tenant hereby expressly assigns to Landlord all of its right, title and interest in and to any such award. Tenant shall execute any and all further documents that may be required in order to facilitate the collection thereof by Landlord. Nothing contained in this Section shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for any Tenant Improvements, Alterations, furniture, partitions, equipment, relocation expenses, goodwill, loss of business, moving expenses and for the value of any Tenant’s Property (in excess of the unamortized portion of Landlord’s contribution thereto).

Section 16.3     Temporary Taking. Except as otherwise provided below, if the temporary use or occupancy of all or any part of the Premises shall be condemned or taken for any public or quasi-public use or purpose during the Term, this Lease shall be and remain unaffected by such condemnation or taking except that Rent shall abate with regard to the portion of the Premises taken during such temporary use or occupancy and Tenant shall continue to pay the balance of the Rent in full. In the event of any such condemnation or taking, Tenant shall be entitled to appear, claim, prove and receive the entire award related to the temporary taking of the Tenant Improvements, Alterations, and Tenant’s Property and Landlord shall be entitled to receive any portion of such award as relates to use and occupancy. If the period of temporary use or occupancy extends beyond the Lease Expiration Date, in which event Landlord shall be entitled to appear, claim, prove and receive that portion of the award as represents the cost of restoration of the Premises, excluding, however, Tenant’s Property and the balance of any such award shall be apportioned between Landlord and Tenant as of the Lease Expiration Date. At the termination of such public or quasi-public occupancy prior to the Lease Expiration Date, Landlord shall, at its expense, repair and restore the Building, including, without limitation, the Premises and Garage, as nearly as possible to the condition in which they were prior to the condemnation or taking, excluding, however, the Tenant Improvements and Alterations, and if prior to the expiration of the Term, Tenant shall, at its expense, repair and restore the Alterations and Tenant Improvements. If the temporary taking is not over until after the expiration of the Term, the portion of the award for the Tenant Improvements and Alterations shall be paid by Tenant to Landlord. If the temporary taking is for a period longer than one (1) year Tenant may terminate this Lease upon 45 days’ notice to Landlord, and in the event of such termination, Landlord alone shall be entitled to appear, claim, prove and receive the entire award, except that Tenant can make a separate claim for items set forth in the last sentence of Section 16.2 herein and, as in Section 16.1(a) above, Tenant shall have no restoration obligations notwithstanding anything to the contrary contained in this Lease.

ARTICLE 17

Default

Section 17.1    Events of Default. Each of the following events shall be an “Event of Default” hereunder:

(a)     if Tenant shall file a voluntary petition in bankruptcy or insolvency, or shall be adjudicated as bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or shall make an assignment for the benefit of creditors or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant’s Property; or

(b)     if, within 90 days after the commencement of any such proceeding against Tenant, such proceeding shall not have been dismissed, or if, within 90 days after the appointment of any trustee, receiver or liquidator of Tenant, or of all or a substantial part of Tenant’s property, without the consent or acquiescence of Tenant, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any of Tenant’s property pursuant to which the Premises shall be taken or occupied or attempted to be taken or occupied; or

(c)     if Tenant shall default in the payment when due of any installment of Fixed Rent or in the payment when due of any Additional Rent, and such default shall continue for a period of ten (10) days after written notice to Tenant; or

(d)     if Tenant shall default in the observance or performance of any term, covenant or condition of this Lease on Tenant’s part to be observed or performed (other than the covenants for the payment of Rent) and Tenant shall fail to remedy such default within thirty (30) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot with due diligence be completely remedied within said period of thirty (30) days, Tenant shall not commence within said period of thirty (30) days and thereafter diligently prosecute to completion, all steps necessary to remedy such default; or

(e)     if any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the Term would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as is expressly permitted under Article 12 herein;

then in any of said events Landlord may give to Tenant notice of intention to end the Term at the expiration of three (3) Business Days from the date of the giving of such notice, and, in the event such notice is given, this Lease (whether or not the Term shall have commenced) shall terminate upon the expiration of said three (3) Business Days with the same effect as if that day were the expiration date of this Lease, and all rights of Tenant under this Lease shall expire and terminate and Tenant shall immediately quit and surrender the Premises but Tenant shall remain liable for all of its obligations hereunder and for Rent and/or damages, as provided in Article 18 herein.

Section 17.2    Use and Occupancy Payments. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding or the types referred to in Section 18.1 herein shall be deemed paid as compensation for the use and occupation of the Premises, and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Rent or a waiver on the part of Landlord of any rights under Article 18 herein.

ARTICLE 18

Re-entry by Landlord; Remedies

Section 18.1    Re-entry. If this Lease and the Term shall terminate as provided in Article 18 herein:

(a)     Landlord and Landlord’s agents may immediately, or at any time after such Event of Default or after the date upon which this Lease shall terminate, peaceably re-enter the Premises or any part thereof, without notice, either by summary proceeding or by any other applicable action or proceeding, and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of its or their property and effects from the Premises, and in no event shall re-entry be deemed an acceptance of surrender of this Lease; and

(b)     Landlord may relet the whole or any part or parts of the Premises from time to time either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the expiration date of this Lease, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods reasonably required under then existing market conditions, as Landlord, in its sole discretion, may reasonably determine. Landlord, at its option, may make such alterations in and to the Premises as Landlord, in Landlord’s sole discretion, shall consider advisable or necessary in connection with any such reletting and Tenant shall be liable for the amount of all expenses reasonably incurred by Landlord in connection therewith.

Section 18.2    Tenant’s Waivers. Tenant waives any rights to (a) redeem the Premises, (b) re-enter or repossess the Premises, or (c) restore the operation of this Lease, after Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or after any re-entry by Landlord, or after any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall, be by operation of law or pursuant to the provisions of this Lease. The words “re-enter”, “re-entry” and “re-entered” as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

Section 18.3    Injunction. In the event of any breach or threatened breach by either party or any persons claiming through or under either party of any of the agreements, terms, covenants or conditions contained in this Lease, the other party shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise; provided however, that in no event shall Tenant be entitled to enjoin Landlord from any actions which are required pursuant to the terms of a Mortgage.

Section 18.4    Remedies. If this Lease and the Term shall terminate as provided in Article 17 herein, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in this Article, or by or under any summary proceeding or any other action or proceeding, then, in any of said events;

(a)     Tenant shall pay to Landlord all Rent to the date upon which this Lease and the Term shall have terminated or to the date of re-entry upon the Premises by Landlord, as the case may be.

(b)     Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any Rent due at the time of such termination or re-entry, or at Landlord’s option, against any damages payable by Tenant.

(c)     Tenant shall be liable for and shall pay to Landlord any deficiency between (i) the Rent payable hereunder for the period which otherwise would have constituted the unexpired portion of the Term (conclusively presuming the Additional Rent to increase by three percent (3%) per annum over the Additional Rent payable for the year immediately preceding such termination or re-entry), and (ii) the net amount, if any, of rents (“Net Rent”) collected under any reletting effected pursuant to the provisions of subsection 18.1(b) herein for any part of such period (first deducting from the rents collected under any such reletting all of Landlord’s reasonable expenses in connection with the termination of this Lease and Landlord’s re-entry upon the Premises and in connection with such reletting, including but not limited to all reasonable repossession costs, brokerage commissions, alteration costs, attorneys’ fees and other expenses of preparing the Premises for such reletting.

(d)     Any such deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for the payment of installments of Fixed Rent. Landlord shall be entitled to recover from Tenant each monthly deficiency as the same shall arise, and no suit to collect the amount of the deficiency for any month shall prejudice Landlord’s right to collect the deficiency for any subsequent month by a similar proceeding. Alternatively, suit or suits for the recovery of such deficiencies may be brought by Landlord from time to time at its election;

(e)     Whether or not Landlord shall have collected any monthly deficiencies as aforesaid, Landlord shall, at its sole option, be entitled to recover from Tenant, and Tenant shall pay Landlord, on demand, as and for liquidated and agreed final damages, a sum equal to the amount by which the Rent payable hereunder for the period which otherwise would have constituted the unexpired portion of the Term following the last deficiency collected (conclusively presuming the Additional Rent to increase by three percent (3%) per annum over the Additional Rent payable for the year immediately preceding such termination or re-entry) exceeds the then fair rental value of the Premises for the same period, both discounted to present worth at four percent (4%). If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, each party shall be entitled to have an expert testify before such court, commission or tribunal as to its determination of the fair rental value for the part or the whole of the Premises so relet during the term of the reletting and the decision made by the judge of such court, commission or tribunal shall be binding upon the parties.

(f)     In no event shall Tenant be entitled to receive any excess of the Net Rent collected over the sums payable by Tenant to Landlord hereunder. If the Premises or any part thereof should be relet in combination with other space, then equitable apportionment on a rentable square foot area basis shall be made of the rent received from such reletting and of the expenses of reletting.

(g)     Tenant, shall be liable for and shall pay to Landlord the cost and expense of completing any improvement, alteration or betterment to the Premises, or for restoring or rebuilding any part thereof, required to be performed by Tenant under this Lease and for which Tenant failed to complete.

Section 18.5    Covenants.

(a)     If this Lease be terminated as provided in Article 18 herein or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises, notwithstanding anything to the contrary contained in this Lease:

(i)     The Premises shall be, upon such earlier termination or re-entry, in the same condition as that in which the Tenant has agreed to surrender them to Landlord at the expiration of the Term hereof;

(ii)     Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for damages therefor, the then cost of performing such covenant, plus interest thereon at the Default Rate beginning upon occurrence of Event Default until paid in full.

(b)     Each and every covenant contained in this Section shall be deemed separate and independent, and not dependent on other provisions of this Lease. It is understood that the consideration for the covenants in this Section is the making of this Lease, and the damages for failure to perform the same shall be deemed to be in addition to and separate and independent of the damages accruing by reason of default in observing any other covenant contained in this Lease.

Section 18.6    Cumulative Remedies. Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right and remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by any party of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity by statute or otherwise.

Section 18.7    Attorneys’ Fees. In addition to all other remedies, the prevailing party shall be entitled to reimbursement upon demand of all reasonable attorneys’ fees incurred by the prevailing party in connection with any default by the other party, together with other costs of collection and interest, commencing upon the occurrence of an Event of Default, or Landlord Event of Default, on the amount recovered, at the Default Rate.

Section 18.8    Landlord Event of Default. Landlord shall be deemed to have committed an event of default (“Landlord Event of Default”) in the event Landlord shall violate or fail to perform any of the conditions, covenants or agreements herein made by Landlord and such default shall continue for thirty (30) days after notice from Tenant; provided, however, that if the nature of such default is such that Landlord can cure the default, but not within thirty (30) days, then the Landlord Event of Default shall be suspended so long as Landlord commences to cure such default within thirty (30) days and thereafter diligently and continuously prosecutes the curing of the default.

ARTICLE 19

Curing Tenant’s Defaults

Section 19.1     Cure. If there shall be an Event of Default by Tenant, Landlord may, without thereby waiving such Event of Default, perform the same for the account and at the expense of Tenant, without notice in a case of emergency and in any other case if such failure continues after fifteen (15) days from the date of the giving by Landlord to Tenant of notice of intention so to do, or such lesser period of notice in the event that a condition might constitute a default under a Mortgage or Ground Lease. Bills for any expense incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable attorneys’ fees, involved in collecting or endeavoring to collect Fixed Rent or Additional Rent or other charge or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this Lease, or pursuant to law may be sent by Landlord to Tenant monthly or immediately, and shall be due and payable as Additional Rent in accordance with the terms of said bills. Any such bills shall be payable with interest at the Default Rate from the date Landlord incurs the charge or expense to the date of payment by Tenant to Landlord. Tenant’s obligations under this Section shall survive the Lease Expiration Date or sooner termination of the Term.

ARTICLE 20

Non-Liability and Indemnification

Section 20.1    Indemnification By Tenant. Except as expressly set forth to the contrary in this Lease, from and after the Possession Date through the Term, subject to Section 7.4 of this Lease, Tenant shall indemnify and save Landlord and Landlord’s Representatives harmless of and from all loss, cost, liability, claim, damage and expense, including, without limitation, reasonable attorneys’ fees, penalties and fines incurred by Landlord to the extent in connection with or arising from: (a) the use or occupancy of the Premises by Tenant or anyone claiming under Tenant, including, without limitation, (i) any liability, cost or damage resulting from the installation, maintenance, operation or removal by Tenant of the Supplemental HVAC, the Tenant Generator or the Rooftop Equipment; and (ii) the installation, maintenance, operation or removal of the installations on the Rooftop Terrace by Tenant, but excluding from this indemnity provision loss, cost, liability, claim, damage or expense caused by the negligence or willful misconduct of Landlord or any of Landlord’s Representatives or any other tenant or any other tenant’s contractors, and (b) any acts, omissions, or negligence of Tenant or any of Tenant’s Representatives, in or about the Premises, the Property or the Additional Parking Lots, including any acts, omissions or negligence by Tenant or Tenant’s Representatives in making or performing of any Tenant’s Alterations. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, reasonable attorneys’ fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof but, except with respect to claims with respect to bodily injury or death, shall be limited to the extent any insurance proceeds collectible by Landlord under policies owned by Landlord or such injured party with respect to such damage or injury are insufficient to satisfy same. Any Building employees to whom any personal property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant’s agents with respect to such personal property, and neither Landlord nor Landlord’s Representatives shall be liable for any loss of or damage to any such property by theft or otherwise.

Section 20.2    Constructive Eviction. Except as expressly set forth to the contrary in this Lease and/or except to the extent resulting from Landlord’s negligence or willful acts or omissions, neither (a) the performance by Landlord, Tenant or others of any decorations, construction, repairs, alterations, additions or improvements in, to or on the Building, Land or the Premises; provided, however, Landlord shall use, and shall use commercially reasonable efforts to cause other tenants to use, commercially reasonable efforts to minimize disruption to Tenant’s business operations in connection therewith, nor (b) any damage to the Premises or to Tenant’s Property, nor any injury to any persons, caused by other tenants or persons in the Building, or by operations in the construction of any private, public or quasi-public work, or by any other cause, nor (c) any temporary or permanent covering or bricking up of any such windows if required by law, order or regulation of Federal, county, state or municipal authorities or by any direction pursuant to law or any public officer, nor (d) the interruption or cessation of any services to the Premises, nor (e) the proper exercise by Landlord of any right reserved to Landlord in Article 26, nor (f) any inconvenience or annoyance to Tenant or injury to or interruption of Tenant’s business by reason of any of the events or occurrences referred to in the foregoing subdivisions (a) through (e) shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent, or relieve Tenant of any of its obligations under this Lease, or impose any liability upon Landlord, or Landlord’s Representatives, provided that such event(s) or occurrence(s) do(es) not exceed thirty (30) days in the aggregate in any calendar year and that Landlord is making diligent efforts to correct such condition.

Section 20.3    Indemnification By Landlord. Except as expressly set forth to the contrary in this Lease, subject to Section 7.4 of this Lease, from and after the date hereof, Landlord shall indemnify and save Tenant and Tenant’s Representatives harmless of and from all loss, cost, liability, claim, damage and expense, including, without limitation, reasonable attorneys’ fees, penalties and fines incurred by them to the extent in connection with or arising from any acts, omissions, or negligence of Landlord or Landlord’s Representatives, in or about the Property or the Additional Parking Lots either prior to or during the Term. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, reasonable attorneys’ fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof but except with respect to claims with respect to bodily injury or death, shall be limited to the extent any insurance proceeds collectible by Tenant under policies owned by Tenant or such injured party with respect to such damage or injury are insufficient to satisfy same.

Section 20.4    Defense of Actions. If any claim, action or proceeding is made or brought against either party, which claim, action or proceeding the other party shall be obligated to indemnify such first party against pursuant to the terms of this Lease, then, upon demand by the indemnified party, the indemnifying party, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the indemnified party’s name, if necessary, by such attorneys as the indemnified party shall reasonably approve. Attorneys for the indemnifying party’s insurer are hereby deemed approved for purposes of this Section. Notwithstanding the foregoing, an indemnified party may retain its own attorneys to defend or assist in defending any claim, action or proceeding involving potential liability of $(Redacted) or more, and the indemnifying party shall pay the reasonable fees and disbursements of such attorneys.

Section 20.5    Payments. All payments pursuant to this Article shall be paid within thirty (30) days following rendition of bills or statements therefor. The provisions of this Article shall survive the expiration or sooner termination of the Term.

Section 20.6    Damages. Notwithstanding anything to the contrary contained herein, in no event shall Landlord or Tenant be liable to the other under this Lease for any special, consequential or punitive damages, except as expressly set forth in Section 21.3 of this Lease.

ARTICLE 21

Surrender

Section 21.1    Condition of Premises. On the expiration of the Term or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Premises, Tenant shall, at its expense, quit and surrender the Premises to Landlord broom clean, in as good order, condition and repair, except with respect to Landlord’s obligations pursuant to the provisions of this Lease and except for ordinary wear, tear and damage by fire and other casualty and condemnation, together with all improvements (including, without limitation, all Alterations and Tenant Improvements, including, without limitation, Tenant Generator and generator pads, pantries, supplemental HVAC, electrical, IT and data cabling and wiring and conduits, whether temporary or permanent in character) which have been made upon the Premises except Tenant shall perform those obligations with respect to the Nonstandard Improvements made by Tenant, the Rooftop Equipment and the Building signage installed by Tenant pursuant to Section 5.6, as expressly provided in Section 9.1(b). Tenant shall remove from the Premises and the Building all of Tenant’s Property (Tenant’s Property shall remain Tenant’s property at all times during the Term hereof) and all personal property and personal effects of all persons claiming through or under Tenant, and shall pay the cost of repairing all damage to the Property occasioned by such removal.

Section 21.2    Waiver. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under any applicable law in connection with any holdover summary proceedings which Landlord may institute to enforce the provisions of this Article.

Section 21.3    Holdover By Tenant. If the Premises are not surrendered on the termination of the Term, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including any claims made by any succeeding tenant founded on such delay. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises as aforesaid will be extremely substantial, will exceed the amount of the monthly installments of the Rent theretofore payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord on the expiration date or earlier termination date, in addition to any other rights or remedies Landlord may have hereunder or at law, Tenant shall pay to Landlord on account of use and occupancy of the Premises for each month and for each portion of any month during which Tenant holds over in the Premises, a sum equal to one hundred fifty percent (150%) of both the Fixed Rent and Operating Expenses (each based on the amounts payable immediately prior to the last six (6) month free rent period of the Term). Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the expiration or earlier termination of this Lease or to limit in any manner Landlord’s right to regain possession of the Premises through summary proceedings, or otherwise, and no acceptance by Landlord of payments from Tenant after the expiration date or earlier termination date shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Section. Notwithstanding anything to the contrary contained herein, in the event Tenant fails to surrender the Premises as required hereunder, Tenant shall not be liable to Landlord for consequential damages for the initial sixty (60) days following the termination of the Term.

Section 21.4    Survival. Tenant’s obligations under this Article shall survive the Lease Expiration Date or sooner termination of this Lease.

ARTICLE 22

Construction

Section 22.1    Landlord’s Work.

(a)     Landlord’s Work. Landlord shall, at its sole cost, risk and expense, cause to be constructed and completed the Landlord’s Work described on Exhibit I hereto. It shall be Landlord’s obligation to complete the Landlord’s Work and to deliver the Premises to Tenant by the dates specified on Exhibit I.

(b)     Performance of Landlord’s Work. Landlord shall proceed with and complete Landlord’s Work in a diligent and good and workmanlike manner, in accordance with all Applicable Laws and plans and specifications therefor. Landlord shall be responsible for all costs associated with construction of the Landlord’s Work.

(c)     Punch List. Landlord shall provide notice to Tenant inviting Tenant to review Landlord’s Work due by the Possession Date. Upon Tenant’s review of such work, Tenant shall deliver the punch list to Landlord for that portion of Landlord’s Work due by the Possession Date. Promptly thereafter, Landlord shall undertake and complete all items on the punch list by not later than thirty (30) days thereafter. After Tenant re-inspects the same, or causes the same to be re-inspected, Landlord shall continue to promptly remedy in a good and workmanlike manner any incomplete items until Landlord has completed all Punch List items. On or before thirty (30) days prior to the Commencement Date, Landlord shall deliver a temporary certificate of occupancy for Landlord’s Work required to be delivered no later than thirty (30) days prior to the Commencement Date.

(d)     Construction Delay.

(i)     If Landlord fails to (i) complete the Landlord’s Work in Exhibit I, Section A, by the Possession Date, (ii) complete (as evidenced by the delivery of a temporary certificate of occupancy) the Landlord’s Work in Exhibit I, Section B thirty (30) days prior to the Commencement Date, or (iii) deliver exclusive, broom-clean possession of the Premises to Tenant on the Possession Date (TIME IS OF THE ESSENCE with respect to each such date), then the Rent Commencement Date shall be extended by one (1) day for each day of such delay or failure for the first thirty (30) days, and by two (2) days for each day of such delay or failure after such thirty (30) day period.

(ii)     In addition to the foregoing, if the delay is more than ninety (90) days, Tenant may take all available commercially reasonable actions to complete Landlord’s work on behalf of Landlord and at Landlord’s sole cost. Bills for any expense incurred by Tenant in connection with any such performance by it for the account of Landlord may be sent by Tenant to Landlord monthly or immediately and shall be due and payable by Landlord to Tenant in accordance with the terms of said bills. If Landlord fails to pay to Tenant the amount of any such bill within thirty (30) days of Landlord’s receipt of such bill, and such failure is continuing for five (5) days following the date notice of such failure is received by Landlord, then, in addition to all of Tenant’s other rights and remedies relating thereto, Tenant shall be entitled to offset the amount thereof against the next Rent becoming due and payable. Any such bills shall be payable with interest at the Default Rate from the date Tenant incurs the charge or expense to the date of payment by Landlord to Tenant, Landlord’s obligations under this Section shall survive the expiration or earlier termination of this Lease.

(e)     Change Orders; Cost of Changes. Tenant may order changes in Landlord’s Work (“Changes”). All Changes initiated for any portion of Landlord’s Work shall be authorized by change orders signed by Landlord and the designated representative of Tenant (“Change Orders”), which shall be in the form annexed as Exhibit N. If Tenant wishes to make a Change to Landlord’s Work, Tenant shall notify Landlord in writing of the requested Change. All Changes shall be subject to Landlord’s reasonable approval. Within five (5) Business Days of Tenant’s request, or as soon thereafter as possible, Landlord will either approve or disapprove the Change, and any rejection shall be accompanied by a statement in reasonable detail of the reasons therefor. If Landlord approves the Change, Landlord shall issue a Change Order executed by Landlord, which shall specify Landlord’s statement of the increased net costs of implementing the Change (a “Change Increase”) and the new Possession Date or Commencement Date, if any, which Landlord anticipates will result therefrom. Within five (5) Business Days of receipt of the Change Order executed by Landlord, Tenant shall either accept the Change Order by delivering an executed copy thereof to Landlord, or reject the Change Order, in which case the Change will not be made. At the time Tenant executes the Change Order, Tenant shall deliver to Landlord full payment of the net increased cost resulting from the Change Order. If Tenant fails to deliver the executed Change Order to Landlord within such five (5) Business Days’ period, the Change shall not be implemented. If Tenant executes the Change Order, Landlord shall duly prosecute the Change in accordance with the requirements of the Change Order. Tenant shall also pay any reasonable out-of-pocket expenses of Landlord payable to third parties incurred in connection with any proposed Change requested by Tenant which is not implemented. Tenant understands that Landlord will not be obligated to stop any portion of construction while a proposed Change is under consideration unless Tenant authorizes such work stoppage in writing.

(f)     Labor Harmony. Landlord and Tenant acknowledge that from and after the Possession Date until Landlord’s Work has been completed, Landlord’s contractors and Tenant’s contractors may both be working in the Building at the same time. Landlord and Tenant shall each use commercially reasonable efforts to require their respective contractors to minimize conflicts between the two sets of contractors. If, in Landlord’s reasonable judgment, work being performed in connection with the Tenant Improvements has or may disturb harmony with any trade engaged in performing any work, labor or service for Landlord, then Landlord and Tenant will use commercially reasonable efforts to remedy the situation, provided that no disruption of labor harmony caused by the presence of Tenant’s contractors will be permitted to continue if, in Landlord’s reasonable judgment, such disruption might delay completion of Landlord’s Work beyond the Possession Date.

Section 22.2    Construction of Tenant Improvements.

(a)     Commencing on the Possession Date, following delivery by Tenant to Landlord of evidence of the insurance coverage required of Tenant pursuant to Section 7.3(a), Tenant and its authorized agents, contractors, subcontractors and representatives shall have the right to enter upon the Property and the Premises in order to commence and perform construction of the Tenant Improvements. Landlord shall provide a $(Redacted) per rentable square foot Tenant Improvement Allowance (“TIA”) for the Premises which, as of the date of this Lease, is 173,164 rentable square feet. The TIA may be used for hard and soft costs, including, without limitation, construction costs, data and phone cabling and if necessary for architectural/engineering costs (but not to offset rent, other than noted below). Tenant shall be responsible for any and all costs in excess of Landlord’s allowance necessary to complete its construction and obtain a certificate of occupancy for the Premises. The TIA shall be paid based on monthly requisitions submitted by Tenant and approved by Landlord, such approval not to be unreasonably withheld. Commencing on the Possession Date, Tenant shall have a maximum of five (5) years to issue one or more requests for reimbursements from the TIA; Tenant’s offset right set forth in Section 22.2(a) below shall not be impacted by this time limit. Landlord will agree that the TIA would be used on a pari passu basis for costs incurred by Tenant for the construction of the Tenant Improvements. If Landlord fails to pay to Tenant the portion of the TIA as required under the Lease, within thirty (30) days of Landlord’s receipt of all documentation, and such failure is continuing for five (5) days following the date notice of such failure is received by Landlord, then, in addition to all of Tenant’s other rights and remedies relating thereto, Tenant shall be entitled to offset the amount thereof against the next Rent becoming due and payable.

(b)     In addition to the foregoing, Landlord shall provide Tenant $(Redacted) as an allowance towards the hard and soft costs of renovation of the existing restrooms in the Premises (which amounts are included in the term “TIA”) but, for clarity, are over and above the $(Redacted) per rentable square foot allowance provided above).

(c)     Tenant may select a general contractor, subcontractors, construction managers, architects and engineers with Landlord’s approval. Additionally, Landlord shall be given the opportunity to submit a proposal to perform the Tenant Improvements. Landlord approves of Perkins Eastman, Gensler and Ted Moudis as architects. Furthermore, Landlord approves the following general contractors: Pavarini/Structuretone, PappaJohn Construction, Clune, JTS Construction, Gesualdi Construction, Olympic Construction, Allen Construction and GP Construction. Tenant shall be required to use contractors designated by Landlord for work which affects the Base Building Systems or the Structural Elements.

(d)     Tenant shall pay to Landlord from time to time during the performance of any Tenant Improvements, as Additional Rent, a fee equal to Landlord’s or Landlord’s agents’ reasonable and actual out-of-pocket third party costs and expenses incurred in connection with a third party review of Tenant’s plans and specifications therefor. Notwithstanding the foregoing and anything to the contrary in this Lease, Tenant shall not be responsible for any supervisory fee, project management fee, surcharges, profit, overhead, administrative or similar fees or charges in connection with any Tenant Improvements, other than costs, including, without limitation, profit, overhead and administrative fees, associated with Landlord’s costs of providing personnel to permit off-hours access to the Building, or supervision of Base Building or Base Building System modifications.

(e)     Throughout the construction period and during Tenant’s move-in period, Landlord, at no cost to Tenant, shall provide freight elevator and loading dock access at times mutually agreed upon. In addition, Tenant shall be responsible for the cost of electricity and HVAC within the Premises from the Possession Date. Tenant shall be permitted to perform Tenant Improvements during Building Hours, provided that such work does not, in Landlord’s sole but reasonable discretion, unreasonably interfere with or interrupt the operation and maintenance of the Building or unreasonably interfere with or unreasonably interrupt the use and occupancy of the Building by other tenants in the Building.

(f)     Landlord’s obligation to make disbursements from the TIA shall be subject to Landlord’s receipt of: a request for such disbursement from Tenant signed by an authorized officer; copies of invoices or other evidence reasonably satisfactory to Landlord of the hard costs (construction costs) and the soft costs actually paid or to be paid by Tenant; a certificate of Tenant’s independent licensed architect stating, in his/her opinion, that the portion of Tenant Improvements theretofore completed and for which the disbursement of Hard Costs is requested was substantially in accordance with the Tenant’s Plans and any approved changes, as approved by Landlord (provided, Tenant’s submission to Landlord of a properly prepared and executed AIA Document G702/703 shall satisfy the requirements of such certificate); and no lien on account of work done for or materials furnished to Tenant or any of its contractors or subcontractors shall have been filed against any part of the Property and not have been paid or bonded and, in either event, to be discharged of record within a reasonable period of time. Furthermore, Tenant shall require its contractor to certify that all Tenant Improvements were performed in a good and workmanlike manner, which may also be satisfied by submitting Tenant’s contractor’s signature on AIA Document G702. In addition, at Landlord’s request, Tenant will provide to Landlord as part of the aforesaid documentation partial lien waivers from its contractors, subcontractors and materialmen (for trades with contracts in excess of $(Redacted)) involved in Tenant Improvements and any other work covering prior payments by Landlord hereunder.

(g)     Intentionally Omitted.

(h)     If Tenant desires to obtain telecommunications and/or data services that are not currently available in the Building, then Tenant may contract directly with any provider of such service. Landlord shall not charge Tenant or the provider any access fee or toll for any telecommunication service brought into the Building by or on behalf of Tenant, including, without limitation, permitting such access to and use of the Building and the Building’s existing risers and conduits, as may be available and as necessary. Tenant and Landlord will mutually agree on the path to the Building’s POP room from the road, where the telecommunications provider’s service resides.

(i)     Tenant, at Tenant’s expense, shall submit to Landlord final, 100% complete dimensioned and detailed plans and drawings of partition layouts (including openings), ceiling and lighting layouts, colors, mechanical and electrical circuitry plans and any and all other information as may be reasonably necessary to complete the construction of the Tenant Improvements (such plans are collectively referred to herein as “Tenant’s Plans”). Tenant shall submit Tenant’s Plans to Landlord in form, quality and quantity acceptable for the purposes of filing for a building permit with the Building Department of the City of Norwalk, and such plans shall be signed and sealed by an architect licensed in the State of Connecticut. Tenant’s Plans shall comply with Applicable Laws.

(j)     Within ten (10) Business Days after receipt of Tenant’s Plans (which plans shall be accompanied with a notice stating in bold face all-capitals 12-point type “FAILURE OF LANDLORD TO DISAPPROVE THESE PLANS AND SPECIFICATIONS WITHIN TEN (10) BUSINESS DAYS AFTER RECEIPT SHALL BE DEEMED APPROVAL”), Landlord shall notify Tenant in writing whether Landlord approves or disapproves the Tenant’s Plans, and Landlord shall describe the reasons for any such disapproval. If Landlord fails to so notify Tenant within such ten (10) Business Day period, then Landlord shall be deemed to have approved the Tenant’s Plans. Tenant may submit to Landlord revised Tenant’s Plans for Landlord’s prior written approval, and within five (5) Business Days after receipt of the complete revised Tenant’s Plans, Landlord shall notify Tenant in writing whether Landlord approves or disapproves such revised Tenant’s Plans, and Landlord shall describe the reasons for any such disapproval. If Landlord fails to so notify Tenant within such five (5) Business Day period, then Landlord shall be deemed to have approved such revised Tenant’s Plans. This procedure shall be repeated until Tenant’s Plans are finally approved (or deemed approved) by Landlord. To the extent that Landlord shall have approved any progress prints, Landlord shall not disapprove any Tenant’s Plans on the basis of any matters in such plans that are substantially in conformity with those matters previously approved by Landlord in the progress prints. Tenant’s Plans shall comply with and conform to the plans and specifications of the Building and comply with all the rules, regulations and/or other requirements of any governmental department having jurisdiction over the construction of the Building. Tenant shall prepare Tenant’s Plans in accordance with pre-existing conditions and field measurements. Landlord’s review of Tenant’s Plans is solely to protect the interests of Landlord in the Building, and Landlord shall be neither the guarantor of, nor responsible for, the correctness or accuracy of Tenant’s Plans or the compliance of Tenant’s Plans with Applicable Laws. At the time of, and in conjunction with, Landlord’s approval of Tenant’s Plans pursuant to this subsection, Landlord shall give notice to Tenant as to which parts of the Tenant Improvements shall constitute Nonstandard Improvements and, therefore, must be removed by Tenant at the expiration or earlier termination of this Lease. (As to any of Tenant’s Plans deemed approved by Landlord, Landlord must provide such notice before the date such Tenant’s Plans are deemed so approved.) If Tenant disputes such determination of which parts of the Tenant Improvements constitute Nonstandard Improvements and the parties are unable to agree as to which parts of the Tenant Improvements constitute Nonstandard Improvements, then the determination as to the Tenant Improvements in dispute shall be made by the Arbitrator.

(k)     Tenant shall, only after having obtained Landlord’s written approval (or deemed approval) of the Tenant’s Plans as provided in Section 22.2(d), and at its sole cost and expense, be responsible for obtaining all governmental permits as shall be required for the completion of Tenant Improvements, or, if Landlord or Tenant shall deem the same reasonably advisable (or the applicable governmental authority shall so require), Landlord may procure such permits and Tenant shall pay for same. Landlord shall use commercially reasonable efforts to cooperate with Tenant in connection with obtaining necessary permits for the Tenant Improvements and other Alterations. Tenant shall reimburse Landlord, within thirty (30) days after demand therefor (together with reasonable backup documentation), for all reasonable and actual out of pocket, third party costs and expenses reasonably incurred by Landlord in connection with Landlord’s cooperation in obtaining such permits and changes.

(l)     Intentionally Omitted.

(m)     Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Tenant Improvements which shall be issued by any public authority having or asserting jurisdiction. Landlord does not consent to be liable for any improvements or alterations made to the Premises by Tenant, its employees, agents or contractors. Landlord shall not be obligated to pay for any materials or labor ordered by Tenant.

(n)     Notwithstanding the foregoing, if any mechanic’s lien is filed against the Property or any part thereof, for work done or claimed to have been done for, or materials furnished to, Tenant, the same shall be cancelled or discharged by Tenant, by payment or filing of the bond required by law, within thirty (30) days after notice from Landlord to Tenant of the filing, at Tenant’s expense. If Tenant shall fail to cause such lien to be discharged within the period aforesaid, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings. Any amount so paid by Landlord and all reasonable, out-of-pocket costs and expenses incurred by Landlord, in connection therewith shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord within thirty (30) days following written demand.

Section 22.3    Site Representatives. Tenant and Landlord shall each designate in writing one or more representatives to act on its behalf in dealings with the other party in matters relating to Landlord’s Work and the Tenant Improvements. Each party shall be bound by any consents or approvals given by such designated representatives. Except as hereinafter provided, either party may, at any time, change its designated representatives by giving a minimum of three (3) Business Days’ notice of a change of designation. The designated representatives shall exert their commercially reasonable efforts to render decisions and take actions in a timely manner so as to avoid unreasonable delay in the Tenant Improvements. Tenant hereby designates Thomas Doucette as its designated representatives. Landlord hereby designates Carl R. Kuehner as its designated representative. Neither Landlord nor Tenant shall change any designated representatives without notice to the other.

ARTICLE 23

Expansion Right

Section 23.1    Expansion Right.

(a)     Landlord hereby grants to Tenant the option to lease Expansion Space A and Expansion Space B on the terms and conditions set forth in this Section 23.1.

(b)     To exercise its right to lease Expansion Space A, Tenant shall deliver to Landlord, on or before September 1, 2018, a notice electing to lease Expansion Space A, time being of the essence with respect to the giving of such notice.  If Tenant exercises such right, (i) the term of such leasing shall commence on January 1, 2020 (but Tenant shall have possession as of January 1, 2019 pursuant to a separate access agreement executed by the applicable parties) and expire on the Termination Date, (ii) the rent and other economic terms (including, without limitation, free rent and tenant improvement allowance, but with respect to the renovation of the existing bathrooms in Expansion Space A, such allowance shall be only $(Redacted)) shall be on the same economic terms as this Lease including without limitation parking as set forth below (excluding any demolition of the mezzanine structure) and (iii) the lease for Expansion Space A shall be in substantially the same form as this Lease, with such Expansion Space A to be delivered in substantially the same condition as described in Section A of Exhibit I attached hereto (but including demolition of only those bathrooms for which Tenant shall have exclusive use), except for those terms and conditions that are specific to the applicable property located at 801 Main, 901 Main and 20 Glover, as applicable, and removing such terms specific to the Property including, but not limited to, signage, tax appeals, amenities and rights of first offer (a “New Lease”) and Landlord and Tenant shall use commercially reasonable efforts to execute and deliver the same within thirty (30) days after Landlord’s receipt of Tenant’s notice; provided, however, in the event Expansion Space A relates solely to space in the Building, in lieu of a New Lease, Landlord and Tenant shall execute and deliver an amendment to this Lease within thirty (30) days after Landlord’s receipt of Tenant’s notice, incorporating the terms and conditions set forth in this subsection.

(c)     To exercise its right to lease Expansion Space B, which right Tenant shall have regardless of whether it exercises its right to lease Expansion Space A. Tenant shall deliver to Landlord, on or before April 1, 2023, a notice electing to lease Expansion Space B, time being of the essence with respect to the giving of such notice.  If Tenant exercises such right, (i) the term of such leasing shall commence on October 1, 2024 and expire on the Termination Date, (ii) the rent and other economic terms shall be on the same economic terms as this Lease including without limitation parking as set forth below (except that free rent and tenant improvement allowance (including the allowance for the renovation of one set of the existing bathrooms closest to the expanded premises in the amount of $(Redacted)) shall be proportionately adjusted based on the term of such lease) and (iii) the lease for Expansion Space B shall be in the form of a New Lease except such Expansion Space B shall be delivered in substantially the same condition as described in Section A of Exhibit I attached hereto (but including demolition of only those bathrooms for which Tenant shall have exclusive use) and except for those terms and conditions that are specific to the applicable property located at 801 Main or 901 Main and removing such terms specific to the Property including, but not limited to, signage, tax appeals, amenities and rights of first offer. Landlord and Tenant shall use commercially reasonable efforts to execute and deliver within thirty (30) days after Landlord’s receipt of Tenant’s notice; provided, however, in the event Expansion Space B relates solely to space in the Building, in lieu of a New Lease, Landlord and Tenant shall execute and deliver an amendment to this Lease within thirty (30) days after Landlord’s receipt of Tenant’s notice, incorporating the terms and conditions set forth in this subsection.

(d)     If Expansion Space A or Expansion Space B is located in:

(i)     the Building, 801 Main Building, or 901 Main Building, the parking allocation for such expansion space shall be 3 Garage Spaces per 1,000 RSF of the said expansion space and 2 Additional Parking spaces (in the Additional Parking Lots) per 1,000 RSF of the said expansion space; or

(e)     20 Glover Building, the parking allocation shall be 2.3 Garage Spaces (located in the parking areas available to the tenants of 20 Glover Avenue, which may be located at 1 Glover Avenue, 10/20 Glover Avenue or the garage located at 399 Main Avenue, Norwalk, Connecticut) per 1,000 RSF of the said expansion space and 2.7 Additional Parking spaces (in the Additional Parking Lots) per 1,000 RSF of the said expansion space.

(f)     In the event Tenant assigns this Lease or sublets all or a portion of the Premises (except to an Affiliate or Successor), the provisions of this Article 23 shall be deemed automatically null and void, and of no further force or effect.

(g)     Tenant hereby acknowledges and agrees that the provisions of this Article 23 shall not apply during any period of time there is an Event of Default.

Section 23.2    Right of First Offer.

(a)     Throughout the Term of this Lease and subject to the prior rights of such third parties set forth on Exhibit U attached hereto and made a part hereof, if Landlord believes in good faith that any office space in the Building or in 801 Main Building and 901 Main Building (“First Offer Space”) is or will become Available (as hereinafter defined), and so long as the First Offer Space is at such time owned by Landlord or an Affiliate of Landlord, Landlord shall offer, or shall cause to be offered, to lease the First Offer Space to Tenant, as set forth in a notice to Tenant which identifies the First Offer Space (“First Offer Notice”), and the terms and conditions upon which such space is available. As used herein, “Available” means, as to the First Offer Space, that such space is vacant (or Landlord reasonably anticipates that such space shall become vacant) and free of any present or future possessory right existing in favor of any third party. Notwithstanding the foregoing, such space shall not be deemed Available and Landlord shall not be obligated to notify Tenant of the Availability of such space if Landlord is negotiating an extension of a lease or a new direct lease with an existing tenant or occupant of such space (it being agreed that Landlord shall be free to enter into any such extension of lease or new direct lease). Within thirty (30) days after Tenant’s acceptance of Landlord’s offer, the parties shall execute an amendment to this Lease or, if the First Offer Space is not located in the Building, enter into a New Lease, for the First Offer Space, which amendment or New Lease shall be prepared and submitted by Landlord and each party shall pay their respective costs.

(b)     Tenant shall have a period of twenty (20) days after receipt of the First Offer Notice to give to Landlord notice that Tenant (i) accepts Landlord’s offer, or (ii) rejects Landlord’s offer. Time shall be of the essence with respect to Tenant’s notice, and Tenant’s failure to give any such notice within the twenty (20) day period shall be deemed a rejection of Landlord’s offer, any principles of law or equity to the contrary notwithstanding. A First Offer Notice may only be accepted in whole, not in part. Within thirty (30) days after Tenant’s acceptance of Landlord’s offer, the parties shall execute an amendment to this Lease for the First Offer Space, or if not in the Building, a separate New Lease, and in either case, in mutually acceptable form.

(c)     If Tenant rejects, or is deemed to have rejected, Landlord’s offer, Landlord shall be free to lease such First Offer Space set forth in the First Offer Notice to any party upon substantially the same terms and conditions as set forth in the First Offer Notice. For purposes of this Lease, “substantially the same terms and conditions as set forth in the First Offer Notice” shall mean a decrease of less than seven and one-half percent (7.5%) in the overall economic consideration. If Landlord shall fail to lease the First Offer Space set forth in the First Offer Notice to any party within six (6) months after the First Offer Notice and on substantially such terms or if such First Offer space previously subject to a First Offer Notice again becomes Available, Landlord shall provide Tenant with a subsequent First Offer Notice prior to leasing the First Offer Space to any other party.

(d)     Anything herein to the contrary notwithstanding, Landlord shall not be obligated to give a First Offer Notice, Tenant shall have no right to exercise its option to lease the First Offer Space, and any attempted exercise shall be void and of no effect, if: (i) the named Tenant has assigned this Lease other than to a Successor or Affiliate or has at any time subleased any part of the Premises to any party in a transaction where Landlord’s consent was required under Article 12 herein; or (ii) there is an Event of Default by Tenant hereunder and such Event of Default shall not have been cured at the time that Landlord would otherwise be obligated to give the First Offer Notice or, if such Event of Default occurs after Tenant’s attempted exercise of its option and continues at the time of the proposed commencement of the lease of the First Offer Space.

(e)     Upon Landlord’s request, if Tenant rejects, or is deemed to have rejected, Landlord’s offer under the First Offer Notice, Tenant shall, within five (5) days after demand therefor by Landlord, give notice to Landlord that Tenant has declined to exercise such right.

(f)     Intentionally Omitted.

(g)     If Tenant accepts Landlord’s offer under the First Offer Notice, the Lease shall remain unmodified with the exception that (i) in the event Tenant timely elects to lease the First Offer Space in accordance with this section anytime during the last seven (7) years of the Initial Term, the expiration date of this Lease shall be amended to that date that is the later of (a) the then current expiration date of this Lease, and (b) the last day of the last year of the term specified in the first Offer Notice; and (ii) the Lease shall be amended to provide for cross-default in the event Tenant shall default under either the Lease or the New Lease of the First Offer Space.

ARTICLE 24

Environmental Obligations.

Section 24.1    Environmental Indemnification.

(a)     On the Possession Date, the Property and the Additional Parking Lot located at the New Apartments shall be free of Hazardous Materials, except Hazardous Materials that are: (i) present at the Property in compliance with Environmental Laws including, without limitation, Hazardous Materials ordinarily used in a first-class office building; or (ii) the subject of any ongoing remediation and/or monitoring program as approved by the Connecticut Department of Environmental Protection or a “licensed environmental professional” within the meaning of Connecticut General Statutes §22a-134 et seq., or present at the Property as a result of Tenant’s actions but in no event shall any Hazardous Materials exist in the Premises as of the Possession Date other than quantities customarily used in business office operations or Tenant’s operations in compliance with Environmental Laws. Landlord releases and shall defend and indemnify Tenant and its officers, directors, shareholders, partners, members and employees (“Tenant Parties”) and hold harmless Tenant and the Tenant Parties and any of their respective successors and assigns with respect to any and all liabilities, costs and expenses (including, without limitation, consultant fees and expenses and reasonable attorneys’ fees and expenses) arising from (A) the presence of Hazardous Materials at, on, under, to or from the Property or the Premises or the Additional Parking Lots, and (B) any violation of Environmental Laws with respect to the Property or the Additional Parking Lots at any time prior to or during the Term, to the extent that the condition or violation described in clause (A) or (B) was not caused by Tenant or any Tenant Parties or any other tenant at the Property. Landlord shall remediate any condition for which, but only to the extent to which, Landlord is providing indemnification under this Section in accordance with all applicable requirements of Environmental Laws and, in so doing, shall take such measures as are commercially reasonable to minimize any interference with Tenant’s use, occupancy, and quiet enjoyment of the Property and the Additional Parking Lots. As between Landlord and Tenant, Tenant shall have no liability for the presence of any Hazardous Materials at, on, in, under, to or from the Property or the Premises or the Additional Parking Lots or the violation of or liability arising under any and all Environmental Laws with regard to the Property or the Premises or the Additional Parking Lots, except with respect to any condition caused by, but only to the extent caused by, the actions or inactions of Tenant or any Tenant Parties, including actions or inactions that exacerbate any environmental condition present on the Premises prior to the date of execution of this Lease of which Tenant had notice. The representations, warranties and covenants made and these agreements by Landlord to release, defend, indemnify and hold harmless Tenant and Tenant Parties shall be in addition to any other obligations or liabilities Landlord may have to Tenant or any Tenant Parties at common law, under all Applicable Laws (including but not limited to all Environmental Laws) or otherwise, and shall survive, with respect to liability that accrues during the Term of this Lease, without limit of time.

(b)     Landlord shall notify Tenant in writing, promptly upon Landlord’s learning thereof, of any:

(i)     notice of violation to Landlord or awareness by Landlord of any condition which might reasonably result in a notice of violation of any applicable Environmental Law that could have a material adverse effect upon the Premises or the value of the Premises, or the use, occupancy and quiet enjoyment of the Property or Additional Parking by Tenant or any Tenant Party; and

(ii)     notice of release of Hazardous Materials at, on, in, under, to or from the Property or presence of Hazardous Materials on the Property or Additional Parking Lots in violation of or that may result in any debt, duty , obligation, liability, suit, claim, demand, cause of action, damage, loss, cost of expense arising under or related to any Environmental Laws.

Section 24.2    Hazardous Material.

(a)     Tenant shall, with respect to and to the extent of any environmental condition or liability caused by the acts or omissions of Tenant or Tenant Parties at any time during the Term, (i) comply, and cause the Premises to comply, with all Environmental Laws (as hereinafter defined) applicable to the Premises (including the making of all submissions to governmental authorities required by Environmental Laws and the carrying out of any remediation program specified by such authority); (ii) prohibit the use of the Premises for the generation, manufacture, refinement, production, or processing of any Hazardous Material or for the storage, handling, transfer or transportation of any Hazardous Material other than in connection with the operation, business and maintenance of the Premises and in commercially reasonable quantities as a consumer thereof and in compliance with Environmental Laws; (iii) not install or permit the installation on the Premises of any surface impoundments, underground storage tanks, pcb-containing transformers or asbestos-containing materials, except as may be installed by or on behalf of Landlord or as may be permitted by Landlord in writing in its sole and absolute discretion; and (iv) cause any alterations of the Premises to be done in a way so as to not expose in an unreasonably unsafe manner the persons working in or visiting the Premises to Hazardous Materials, and in connection with any such alterations shall remove any Hazardous Materials present upon the Premises which are not in compliance with Environmental Laws or which present a danger to persons working in or visiting the Premises.

(b)     Tenant shall release, defend, indemnify and hold harmless Landlord and Landlord’s Representatives, and any of their respective successors and assigns from and against any and all liability, to the extent arising out of the use, generation, storage, treatment, release, threatened release, discharge, spill, presence or disposal of Hazardous Materials from, on, at, to or under the Premises or in connection with the Tenant Generator during the Term by any act or omission of Tenant or Tenant Parties and first occurring on and after the Possession Date, including without limitation, the cost of any required or necessary repair, response action, remediation, investigation, cleanup or detoxification and the preparation of any closure or other required plans, except to the extent caused by (i) Landlord or Landlord’s Representatives; or (ii) any act or omission of Landlord or Landlord’s Representatives, which results in a violation of, or liability pursuant to, any Environmental Law. This agreement to indemnify and hold harmless shall be in addition to any other obligations or liabilities Tenant may have to Landlord at common law, under all Applicable Laws or otherwise, and shall survive, with respect to liability that accrues during the Term of this Lease, without limit of time. The representations, warranties and covenants made and the indemnities stated in this Lease are not personal to Landlord, and the benefits under this Lease shall be automatically assigned to subsequent parties in interest to the chain of title to the Property and Mortgagees, which subsequent parties in interest may proceed directly against Tenant to recover pursuant to this Lease. Tenant, at its expense, may institute appropriate legal proceedings with respect to environmental matters of the type specified in this Section or any lien for such environmental matters, not involving Landlord or its Mortgagee as a defendant (unless Landlord or its Mortgagee is the alleged cause of the damage), conducted in good faith and with due diligence, provided that such proceedings shall not in any way impair the interests of Landlord or the Mortgagee under this Lease or contravene the provisions of any Mortgage. Counsel to Tenant in such proceedings shall be reasonably approved by Landlord if Landlord is a defendant in the same proceeding. Landlord shall have the right to appoint co-counsel, which co-counsel shall cooperate with Tenant’s counsel in such proceedings.

(c)     Tenant, upon not less than two (2) days’ prior notice, shall permit such persons as Landlord or the Mortgagee may designate (“Site Reviewers”) to visit the Premises at reasonable times and perform an environmental site investigation and assessment (“Site Assessment”) on the Premises for the purpose of determining whether there exists on the Premises any environmental condition which may reasonably be expected to result in any liability, cost or expense to Landlord or any other owner or occupier of the Premises. Such Site Assessments may include both above and below the ground testing for environmental damage or the presence of Hazardous Materials on the Premises and such other tests on the Premises as may be necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers. Tenant shall supply to the Site Reviewers such reasonable and non-privileged, non-proprietary historical and operational information regarding the Premises as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments and shall reasonably make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. Landlord shall pay for all Site Assessments at its sole cost and expense, provided that, in the event and to the extent Tenant is responsible for such condition or violation under this Section based on the reasonable supportable conclusions of such Site Assessment, the cost of performing and reporting such Site Assessment shall be paid by Tenant. Landlord promptly after written request by Tenant shall deliver to Tenant copies of all reports, summaries or other compilations of the results of all such Site Assessments, provided that in the event Tenant is responsible for payment of a Site Assessment, promptly upon payment by Tenant for such Site Assessment.

(d)     Tenant shall notify Landlord in writing, promptly upon Tenant’s learning thereof, of any:

(i)     notice or claim to the effect that Tenant or any Tenant Party is or may be liable to any Person as a result of the release or threatened release of any Hazardous Material into the environment from the Premises;

(ii)     notice that Tenant or any Tenant Party is subject to investigation by any governmental authority evaluating whether any remedial action is needed to respond to the release or threatened release of any Hazardous Material into the environment from the Premises;

(iii)     notice that the Premises are subject to an environmental lien;

(iv)     notice of violation to Tenant or awareness by Tenant of a condition which might reasonably result in a notice of violation of any applicable Environmental Law that could have a material adverse effect upon the Property or the value of the Property;

(v)      release of Hazardous Materials on the Property or presence of Hazardous Materials on the Property in violation of Environmental Laws; or

(vi)     To the extent the provisions of this Article 24 conflict with any other provision of this Lease, the provisions of this Article 24 shall control.

ARTICLE 25

Security Deposit

Intentionally Omitted.

ARTICLE 26

Access; Change in Facilities; Name of Building

Section 26.1    Changes in Facilities. Landlord reserves the right, at any time, without incurring any liability to Tenant therefor, to have access to and to make such changes in or to the Building (but, as to the Premises, subject to Section 26.2 hereof) and the fixtures and equipment of the Building (but, as to the Premises, subject to Section 26.2 hereof), as well as in the entrances, passageways, halls, doors, doorways, corridors, elevators, escalators, stairs and toilets in the Common Areas, mechanical rooms and other Common Areas as it may deem reasonably necessary or desirable, provided (i) any such change does not unreasonably or for an unreasonably long period interfere with Tenant’s access to or use of the Premises in accordance with this Lease or access to use of the Garage, the Additional Parking, the Planned Amenities or the Tenant Upgraded Amenities; and (ii) Landlord shall use commercially reasonable efforts to minimize disrupting to Tenant’s business operations in connection therewith.

Section 26.2    Installation. Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within or through the demising walls of the Premises, or through the walls, columns and ceilings therein, provided that the installation work shall be performed at such times and by such methods as will not reduce the usable office space in the Premises or unreasonably interfere with Tenant’s use and occupancy of the Premises, or adversely change the appearance thereof and provided, further, Landlord agrees to use commercially reasonable efforts to locate any such pipes, ducts and conduits within the core areas of the Building.

Section 26.3    Name; Management. Subject to Tenant’s signage rights contained in Section 5.6 hereof and Section 35.1(v) hereof, Landlord shall have the right to name the Building and to change such name from time to time; provided, in the event Landlord names the Building, then subsequently changes the name of the Building and requires Tenant to use such new Building name (or any subsequent new Building name) on Tenant’s business cards, Landlord shall reimburse Tenant for the reasonable cost of new business cards revised to reflect the new Building name. It is the intent of the named Landlord that its Affiliate, BLT Management, LLC, shall manage the Building, subject to change by Landlord from time to time, provided that at all times the Building shall be managed in a first-class manner consistent with the standard for Comparable Buildings, including, without limitation, a property management team on call twenty-four (24) hours a day, seven (7) day per week.

Section 26.4    Intentionally Omitted.

ARTICLE 27

Inability to Perform

Section 27.1    Unavoidable Delay. Except where otherwise expressly provided herein, this Lease and the obligation of Landlord and Tenant to perform all of the covenants and agreements hereunder on the part of either party to be performed (including, without limitation, Tenant’s obligation to pay Rent hereunder) shall in no way be affected, impaired or excused because Landlord or Tenant, as the case may be, due to Unavoidable Delay, is: (a) unable to fulfill any of its obligations under this Lease expressly or impliedly to be performed by such party; or (b) unable to supply or delayed in supplying any service expressly or impliedly to be supplied; or (c) unable to make or delayed in making any repairs, replacements, additions, alterations or decorations; or (d) unable to supply or delayed in supplying any equipment or fixtures. Landlord and Tenant shall in each instance exercise reasonable diligence to effect performance when and as soon as possible; provided, however, that neither party shall be under any obligation to pay overtime labor rates. Notwithstanding the foregoing, (i) lack of funds shall not be deemed a cause beyond either party’s reasonable control; and (ii) the provisions of this Section shall not excuse Tenant from its obligation to pay Rent.

ARTICLE 28

Waivers

Section 28.1    Counterclaims. In the event Landlord commences any summary proceeding or other action for possession of the Premises, Tenant shall not interpose any counterclaim in any such proceeding unless failure to impose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim.

Section 28.2    Trial by Jury. To the extent permitted by applicable law, Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of the Premises, any claim of injury or damage, or any emergency or other statutory remedy with respect thereto.

Section 28.3    No Waiver. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the agreements, terms, covenants, conditions or obligations of this Lease, or to exercise any right, remedy or election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission whether of a similar nature or otherwise.

Section 28.4    Specific Examples. The following specific provisions of this Section shall not be deemed to limit the generality of the foregoing provisions of this Article:

(a)     No agreement to accept a surrender of all or any part of the Premises shall be valid unless in writing and signed by Landlord. No delivery of keys shall operate as a termination of this Lease or a surrender of the Premises.

(b)     The receipt or acceptance by Landlord of rents with knowledge of breach by Tenant of any term, covenant or condition of this Lease shall not be deemed a waiver of such breach.

(c)     No payment by Tenant or receipt by Landlord of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy in this Lease or at law provided.

Section 28.5    Survival. The provisions of this Article shall survive the expiration or any sooner termination of this Lease.

ARTICLE 29

Quiet Enjoyment

Section 29.1    Covenant. Landlord covenants and agrees that Tenant, upon paying all Rent and all other charges herein provided for and upon observing and keeping all the covenants, agreements and provisions of this Lease on its part to be observed and kept, each within any applicable notice and cure period, shall lawfully and quietly hold, occupy and enjoy the Premises during the Term without hindrance or molestation by, or from anyone claiming by, through or under, Landlord.

ARTICLE 30

Rules and Regulations

Section 30.1    Compliance. Tenant and Tenant’s Representatives shall observe and comply with the Rules and Regulations annexed hereto as Exhibit F, and such reasonable changes therein (whether by modification, elimination or addition) as Landlord hereafter may make and communicate in writing to Tenant (“Rules and Regulations”).

Section 30.2    Enforcement. The manner of enforcement or the failure of Landlord to enforce any of the Rules and Regulations against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors or licensees, except that Landlord shall not enforce any Rule or Regulation against Tenant which Landlord shall not then be enforcing (or attempting in good faith to enforce) against all other tenants in the Building. In the event of a conflict between the Rules and Regulations and this Lease, this Lease shall control.

ARTICLE 31

Shoring; Nature of Accidents

Section 31.1    Access to the Premises. If an excavation or other substructure shall be undertaken or authorized upon land adjacent to the Building or in subsurface space, Tenant, without liability on the part of Landlord therefor, shall afford to the person causing or authorized to cause such excavation or other substructure work license to enter upon the Premises for the purpose of doing such work as such person shall deem necessary to protect or preserve any of the walls or structures of the Building or surrounding land from injury or damage and to support the same by proper foundations, pinning and/or underpinning, and, except in case of emergency, Landlord shall use reasonable efforts to have such entry accomplished during reasonable hours and within a reasonable time in the presence of a representative of Tenant, who shall be designated by Tenant promptly upon Landlord’s request. The said license to enter shall not constitute an actual or constructive eviction, in whole or in part, or, except as otherwise expressly set forth in this Lease, entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or Landlord’s agents. Landlord shall exercise its rights under this Section in a manner that will not unreasonably interfere with Tenant’s use of the Premises or Tenant’s operation in the Premises.

Section 31.2    Notice. Tenant shall give prompt notice to Landlord of: (a) any accident in or about the Premises; (b) any fire in the Premises; (c) any and all damages to or defects in the Premises including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible or which constitutes Landlord’s property; and (d) all damage to or defects in any parts or appurtenances of the Base Building Systems located in or passing through the Premises.

Section 31.3    Window Cleaning. Tenant will not require, permit, suffer or allow the cleaning of any window in the Premises by Tenant or Tenant’s Representatives from the outside without Landlord’s prior written consent and unless the equipment and safety devices required by law, ordinance, rules and regulations are provided and used.

ARTICLE 32

Brokerage

Section 32.1    Representation. Landlord and Tenant each represents to the other that in the negotiation of this Lease it has not retained or dealt with any real estate broker other than Colliers International and Newmark Knight Frank. Each party shall indemnify the other and hold it harmless from any and all losses, damages and expenses arising out of any inaccuracy or alleged inaccuracy of the above representation, including court costs and reasonable attorneys’ fees. Landlord shall pay all fees and commissions due and owing Colliers International and Newmark Knight Frank pursuant to one or more separate agreements. Landlord shall have no liability for brokerage commissions arising out of a sublease or assignment by Tenant, and Tenant shall indemnify Landlord and hold it harmless from any and all liability for brokerage commissions arising out of any such sublease or assignment.

ARTICLE 33

Notices

Section 33.1    Notices. Notices, statements, demands, or other communications required or permitted to be given, rendered or made by either party to the other pursuant to this Lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Lease) and shall be deemed to have been properly given, rendered or made, when hand delivered, received by certified mail with return receipt or overnight courier delivery with receipt of delivery, or delivery refused, addressed to the other party, as follows:

To Landlord:

45 Glover Partners, LLC

One Elmcroft Road, Suite 500

Stamford, CT 06902

Attn: David F. Waters, Esq.

To Tenant prior to the Commencement Date:

FactSet Research Systems Inc.

601 Merritt 7

Norwalk, CT 06851

Attn: Elizabeth Brennan

ebrennan@factset.com

with copies to:

FactSet Research Systems Inc.

25 Sundial Avenue, Suite 205W

Manchester, NH 03103

Attn: Thomas Doucette

tdoucette@factset.com

and

Robinson & Cole LLP

1055 Washington Boulevard

Stamford, CT 06901

Attn: Charles F. Martin III, Esq.

To Tenant after the Commencement Date:

FactSet Research Systems Inc.

45 Glover Avenue

Norwalk, CT 06850

Attn: Legal Department and legal@factset.com

with copies to:

FactSet Research Systems Inc.

25 Sundial Avenue, Suite 205W

Manchester, NH 03103

Attn: Thomas Doucette

tdoucette@factset.com

and

Robinson & Cole LLP

1055 Washington Boulevard

Stamford, CT 06901

Attn: Charles F. Martin III, Esq.

Any party listed in this Section may, by notices as aforesaid, designate a different address for addresses for notices, statements, demands or other communications intended for it.

ARTICLE 34

Estoppel Certificate; Financial Data; Notice of Lease

Section 34.1    Estoppel.

(a)     At any time and from time to time, Tenant shall, within 10 Business Days after notice by Landlord or a Mortgagee, execute, acknowledge and deliver to Landlord and/or such Mortgagee a certificate certifying: (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and stating the date and nature of each modification); (ii) the Possession Date, the Rent Commencement Date, the Commencement Date, the Lease Expiration Date and the date, if any, to which all Rent and other sums payable hereunder have been paid; (iii) the amount of Fixed Rent currently payable monthly, (iv) that no notice has been received by Tenant of any default by Tenant hereunder which has not been cured, except as to defaults specified in such certificate; (v) to Tenant’s knowledge that Landlord is not in default under this Lease, except as to defaults specified in such certificate; and (vi) such other matters as may be reasonably requested by Landlord or any current or prospective purchaser or mortgage lender. Any such certificate may be relied upon by Landlord and any current or prospective purchaser or mortgage lender of the Premises or any part thereof.

(b)     At any time and from time to time, Landlord shall, within 10 days after notice by Tenant, execute, acknowledge and deliver to Tenant a certificate certifying: (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and stating the date and nature of each modification); (ii) the Possession Date, the Rent Commencement Date, the Commencement Date, the Lease Expiration Date and the date, if any, to which all Rent and other sums payable hereunder have been paid; (iii) the amount of Fixed Rent currently payable monthly, (iv) that no notice has been received by Landlord of any default by Landlord hereunder which has not been cured, except as to defaults specified in such certificate; (v) to Landlord’s knowledge that Tenant is not in default under this Lease, except as to defaults specified in such certificate; and (vi) such other matters as may be reasonably requested by Tenant, any prospective assignee of this Lease, or other party then dealing with Tenant. Any such certificate may be relied upon by Tenant, any prospective assignee of this Lease, or other party then dealing with Tenant.

Section 34.2    Financial Data. If Tenant is not a publicly traded entity, Tenant shall deliver to Landlord and any Mortgagee, not more frequently than two (2) times per year and then within thirty (30) days after written request therefor from Landlord, provided that (i) such request from Landlord is based upon or related to a financial event of Landlord wherein it is necessary or desirable for Landlord to obtain such financial information, including but not limited to a financing or sale of the Property, and (ii) Landlord executes and delivers to Tenant a confidentiality agreement reasonably satisfactory to Tenant that requires Landlord and Landlord’s Representatives to keep such information confidential and that limits disclosure of such information to such Persons who have a need to know such information, the following information: (a) an audited or certified (by the chief financial officer of Tenant) balance sheet of Tenant for the most recent fiscal year available, and (b) an audited (or certified as aforesaid) statement of profits and losses of Tenant for such year, and (c) an audited (or certified as aforesaid) statement of cash flows of Tenant for such year, if available, in reasonable detail and scope (collectively the “Financial Data”). The requirement to provide the Financial Data shall be limited to the initially-named Tenant hereunder. Any assignee or subtenant of Tenant hereunder that is a non-publicly traded entity shall be required to deliver only a statement of profits and losses and a balance sheet of such entity and its consolidated subsidiaries, if any, for the most recent fiscal year available and quarterly statements, such profits and losses statements and balance sheets to be audited, if available.

Section 34.3    Notice. Following execution of this Lease, the parties shall execute, acknowledge and deliver a statutory notice of lease in form attached hereto as Exhibit V (the “Notice”) sufficient for recording and Tenant shall have the right to record the same. Such Notice shall not in any circumstance be deemed to change or otherwise affect any of the terms, covenants and conditions of this Lease.

ARTICLE 35

Miscellaneous

Section 35.1    Miscellaneous Provisions.

(a)     This Lease and all of the covenants and provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and the heirs, personal representatives, successors and permitted assigns of the parties.

(b)     The titles and headings appearing in this Lease are for reference only and shall not be considered a part of this Lease or in any way to modify, amend or affect the provisions thereof.

(c)     This Lease contains the complete agreement of the parties with reference to the leasing of the Premises, and may not be amended except by an instrument in writing signed by Landlord and Tenant and consented to by the Mortgagee. Any amendment not consented to by the Mortgagee shall be void and have no force and effect.

(d)     Any provision or provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

(e)     This Lease may be executed in one or more counterparts and delivered by facsimile or other electronic form (including a PDF attachment to an e-mail transmission), and may be signed by each party on a separate counterpart, each of which, taken together, shall be deemed an original, and all of which shall constitute one and same instrument.

(f)     The term “Landlord” as used in this Lease shall mean only the owner or owners of the Premises at the time in question. In the event of any transfer of such title or interest, Landlord named in this Lease (and in case of any subsequent transfers, the then grantor) shall be relieved from and after the date of such transfer of all liability with respect to Landlord’s obligations thereafter to be performed hereunder. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord’s successors and assigns, only during their respective periods of ownership.

(g)     This Lease shall be governed by, and construed in accordance with, the laws of the State of Connecticut.

(h)     Any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Property and the income and proceeds therefrom and not against any other assets, properties or funds of Landlord or any manager, director, officer, shareholder, general partner, limited partner, or direct or indirect partners, employee or agent of Landlord or its managers (or any legal representative, heir, estate, successor or assign of any thereof. Similarly, no property or assets of any manager, director, officer, shareholder, member, general partner, limited partner, or direct or indirect partner, employee or agent of Tenant shall be personally liable or subject to levy, execution or other enforcement procedure for the satisfaction of Landlord's remedies under this Lease.

(i)     Without the written approval of Landlord and Tenant, no Person other than Landlord (including its direct and indirect partners), the Mortgagee (but only if Mortgagee shall assume the rights and obligations of Landlord), Tenant and their respective successors and assigns shall have any rights under this Lease.

(j)     There shall be no merger of the leasehold estate created hereby by reason of the fact that the same Person may own directly or indirectly, (i) the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (ii) the fee estate in the Premises. Notwithstanding any such combined ownership, this Lease shall continue in full force and effect until terminated by an instrument executed by both Landlord and Tenant.

(k)     Intentionally Omitted.

(l)      Intentionally Omitted.

(m)    In the event of the termination of this Lease as herein provided, the obligations and liabilities of Landlord and Tenant, as the case may be, actual or contingent, under this Lease which arose at or prior to such termination shall survive such termination.

(n)     This Lease is intended as, and shall constitute, a true lease, and Landlord and Tenant shall report their interests herein of accounting, tax and all other purposes as a true lease and shall not take any action or position inconsistent therewith.

(o)     Intentionally Omitted.

(p)     Landlord may grant easements, licenses, rights of way or similar rights, or release or amend any such easements or rights with respect to the Premises, so long that such actions do not increase the obligations or decrease the rights of Tenant under this Lease or affect use by Tenant of the Premises as permitted in Section 5.1 hereof. Tenant shall reasonably cooperate with Landlord in connection therewith, at no cost to Tenant.

(q)     Time shall be of the essence with respect to the dates for taking all actions under this Lease, except as otherwise specified.

(r)     LANDLORD AND TENANT HEREBY SUBMIT TO EXCLUSIVE PERSONAL JURISDICTION IN THE STATE OF CONNECTICUT AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF CONNECTICUT (AND ANY APPELLATE COURTS TAKING APPEALS THEREFROM) FOR THE ENFORCEMENT OF SUCH PERSON’S OBLIGATIONS HEREUNDER AND WAIVE ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY OTHER STATE TO OBJECT TO JURISDICTION WITHIN SUCH STATE FOR THE PURPOSES OF SUCH ACTION, SUIT, PROCEEDING OR LITIGATION TO ENFORCE SUCH OBLIGATIONS OF TENANT OR LANDLORD. WITH RESPECT TO A SUIT COMMENCED IN A COURT LOCATED IN THE STATE OF CONNECTICUT, LANDLORD AND TENANT HEREBY WAIVE AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LEASE (i) THAT IT IS NOT SUBJECT TO SUCH JURISDICTION OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THOSE COURTS OR THAT IT IS EXEMPT OR IMMUNE FROM EXECUTION; (ii) THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM; OR (iii) THAT THE VENUE OF THE ACTION, SUIT OR PROCEEDING IS IMPROPER. IN THE EVENT ANY SUCH ACTION, SUIT, PROCEEDING OR LITIGATION IS COMMENCED, SERVICE OF PROCESS MAY BE MADE, AND PERSONAL JURISDICTION OVER LANDLORD AND TENANT OBTAINED, BY SERVICE OF A COPY OF THE SUMMONS, COMPLAINT AND OTHER PLEADINGS REQUIRED TO COMMENCE SUCH LITIGATION BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED UPON LANDLORD AND TENANT AT THE ADDRESS FOR NOTICE TO SUCH PERSON IN THIS LEASE.

(s)     Landlord shall, at Tenant’s request and expense, reasonably cooperate with Tenant (including, without limitation, providing Tenant and/or any federal, state or municipal governmental agency and/or quasi-governmental agency as directed by Tenant, any necessary documents, instruments and/or information under the control of Landlord and executing and delivering any documents reasonably requested by Tenant and/or any such governmental agency (including, without limitation, any required Department of Revenue Exemption Certificate), (i) to enable Tenant to attempt to obtain a sales tax exemption with respect to materials used in construction of the Tenant Improvements or Alterations, and (ii) to enable Tenant to attempt to obtain and/or retain any other federal, state and/or municipal government economic incentives, including, without limitation, from the Connecticut Department of Economic and Community Development and the Connecticut Development Authority.

(t)     So long as the Minimum Occupancy Requirement is satisfied, Landlord shall not lease space in the Building to a Competitor.

(u)     So long as the Minimum Occupancy Requirement is satisfied and so long as the ownership entities of 801 Main and 901 Main are Affiliates of Landlord, Landlord shall not lease space in the 801 Main Building or the 901 Main Building to Bloomberg, L.P. and shall not permit a Competitor to have exterior signage on the 801 Main Building or the 901 Main Building, unless such signage rights exist within the leases of such tenants currently leasing space at the 801 Main Building and 901 Main Building as of the date hereof.

(v)     During the Term, Landlord shall not lease space in the Building to any (i) school for school purposes, (ii) hostile foreign governmental or quasi-governmental entity, or (iii) retail tenants not in keeping with the Class A nature of the Property.

(w)     Landlord and Tenant each represents and warrants to the other that (i) it has the right, power and authority to execute and deliver this Lease; (ii) no consent of any other party is required to be obtained prior to it entering into this Lease; and (iii) this Lease has been duly authorized, executed and delivered by it and is a valid and binding obligation of it enforceable against it in accordance with the terms hereof.

(x)     Landlord represents and warrants to Tenant that (i) upon granting its consent to Tenant’s proposed signage, Tenant Improvements and any Alterations, such consent shall constitute a further representation and warranty that Tenant is not required to obtain the approval of any party under the REA for such signage, Tenant Improvements and any Alterations, as the case may be; (ii) upon granting Tenant the use of the Additional Parking Lots, such grant shall constitute a further representation and warranty that Landlord has all necessary access and use rights necessary for Tenant to make use of the Additional Parking Lots in the manner contemplated in this Lease; (iii) as of the date hereof, Landlord has not exercised its right to include the Property in the Merritt 7 Reciprocal Easement Agreement; (iv) to Landlord’s knowledge, without investigation, no default by Landlord exists under the Permitted Encumbrances; and (v) Landlord is the “Parcel 10 Owner” under the REA and has and retains all such rights under such REA, including, without limitation, all such approval rights, if any, as to Parcel 8 (as defined in the REA) and Parcel 9 (as defined in the REA).

[ SIGNATURE PAGE FOLLOWS ]

IN WITNESS WHEREOF, the parties have executed this Lease on the day and year first above written.

Landlord:

45 GLOVER PARTNERS, LLC

By:	/s/ Carl R. Kuehner
Name: Carl R. Kuehner
Title: Manager

Tenant:

FACTSET RESEARCH SYSTEMS INC.

By:	/s/ F. Philip Snow
Name: Philip Snow
Title: Chief Executive Officer

EXHIBIT A-1

EXHIBIT A-2

EXHIBIT A-3

EXHIBIT A-4

EXHIBIT A-5

EXHIBIT B

DESCRIPTION OF LAND

That certain piece or parcel of land, depicted as "Revised Parcel 10 on that certain map entitled, "Property Survey Depicting Revised Parcels 8, 9 & l 0, Map 12028 N.L.R., Norwalk, CT Prepared for 25 Glover Partners, LLC, 35 Glover Partners, LLC and Hewitt Associates VII LLC" dated April 4, 2002 and certified "To my knowledge and belief this map is substantially correct as noted hereon," by Raymond L. Redniss CT Lie. No. l 0046, filed with the City Clerk of said Norwalk, Connecticut as Map No. 12293 N .L.R.

TOGETHER WITH the easement rights set forth in Reciprocal Easements and Restrictive Covenants Agreement dated February 9, 2001 and recorded in Volume 4041 at Page 2; as amended by that certain First Amendment to Reciprocal Easements and Restrictive Covenants Agreement dated April 22, 2002 by and among 25 Glover Partners, LLC, 35 Glover Partners, LLC and Hewitt Associates VII LLC and recorded April 23, 2002 in Volume 4426 at Page 90 of the Norwalk Land Records, as amended by Second Amendment to Reciprocal Easements and Restrictive Covenants Agreement dated December 15, 2003 and recorded in Volume 5267 at Page 278 of the Norwalk Land Records.

TOGETHER WITH the easement rights set forth in Declaration of Easement by Fairfield Investors, Inc., dated June 18, 1996 and recorded in Volume 3222 at Page 284 of the Norwalk Land Records.

TOGETHER WITH the easement rights set forth in Declaration of Easement by Merritt River Partners LLC dated June 22, 2001 and recorded in Volume 4146 at Page 346 of the Norwalk Land Records.

TOGETHER WITH the easement rights created in the following:

Temporary Easement and Right of Way as set forth in a deed dated December 30, 2003 and recorded in Volume 5261 at Page 205.

Easement in a Quit Claim Deed from The State of Connecticut dated February 3, 2004 and recorded in Volume 5305 at Page 158.

EXHIBIT C

Permitted Encumbrances

1.	REA; and

2.

Reciprocal Easement Agreement between Fairfield Investors, Inc. and First Merritt Seven Corp., dated February 22, 1983 and recorded in Volume 1461 at Page 261; as modified by Agreement dated April 11, 1986 and recorded in Volume 1832 at Page 262 of the Norwalk Land Records (the “Merritt 7 Reciprocal Easement Agreement”)

EXHIBIT D

HVAC SPECIFICATIONS

The HVAC system design for the building is based on the following criteria:

1. Summer design outdoor condition: 86ºF DB 73ºF WB.

2. Winter design temperature: 6ºF

3. Indoor design conditions:

a. Occupied office space: 78ºF (summer), 68º (winter)

b. Occupied office space humidity range:

Summer – 60% RH (Max.)

Winter – 30% (Min.)

c. Elevator machine rooms: 85ºF maximum, 65ºF minimum

4. Lighting at typical office spaces: 1.5 watts per usable sq. ft. (70% assigned to space loads)

5. Diversified tenant equipment heat loads: 2.5 watts per usable sq. ft.

6. Outside air: 20 CFM per person; population density for outside air ventilation: 7 people per 1,000 usable sq. ft. (ASHRAE 62-89)

7. Population: 100 GSF/person (for space head load calculations.)

8. The HVAC system is designed such that sound levels do not exceed the following:

a. General office areas – NC 40

b. Spaces adjacent to air handling unit equipment rooms or below roof mounted equipment – NC 45

EXHIBIT E

CLEANING SPECIFICATIONS

DAILY

Sweep, dry mop or vacuum all floor areas of resilient wood or carpet, remove matter such as gum and tar, which has adhered to the floor.

Empty all ashtrays and waste baskets and removal all trash. Wipe down ashtrays and waste baskets.

Empty all recycling bins

Wipe down countertops

Spot wash to remove major smudges, marks and fingerprints from such areas as walls, equipment, doors, partitions and light switches within reach.

Damp mop all non-resilient floors.

Dust and wipe all desk and table tops, so long as desks and table tops are not covered with files, paper or other personal effects.

Wash clean all water fountain tops and countertops.

Dust closet shelving, coat racks, telephones, furniture, fixtures and window sills.

Dust all vinyl, plastic or leather type synthetic covered chairs nightly and wipe clean as needed

WEEKLY

Spot clean carpet stains.

Spot wash interior partition glass and door glass to remove smudge marks.

MONTHLY

Scrub resilient floor areas using buffable non-slip floor finish.

Clean all interior glass, both sides.

Clean the exterior and saddles of elevator doors.

QUARTERLY

Vacuum all ceiling and wall air supply and exhaust vents and diffusers

Clean all glass and mirrors in common lobbies.

High dust pictures, frames, charts, graphs and similar wall hangings or surfaces not reached in nightly cleanings, the exterior of lighting fixtures, overhead pipes and sprinklers located in the Premises.

Wipe down all convector covers

SEMI-ANNUALLY

Wash vertical terrazzo or marble surfaces.

Damp wash such items, including surrounding wall or ceiling areas that are soiled.

Clean exterior and interior windows

ANNUALLY

Vacuum drapes/blinds.

Dust all storage shelves and damp mop floor areas.

Wash all interior surfaces of exterior glass.

Refinish resilient floor areas using buffable non-slip floor finish.

LAVATORY CLEANING

Nightly

Scrub, rinse and dry floors.

Wipe mirrors, power shelves, bright work (including flushometers, piping, and toilet seat hinges).

Clean enameled surfaces, wash basins, urinals and bowls.

Wash both sides of all toilet seats with soap and water.

Wash tile walls near urinals with disinfectant

Fill toilet tissue dispensers, as needed

Fill all soap, towel sanitary napkin dispensers as needed

Empty and wash clean all waste cans and other receptacles

Weekly

Treat urinals with a scale solvent, weekly

Monthly

Wash down lavatory walls and stalls from trim to floor.

Wash down partitions, tile floors and enameled surfaces.

Dust all lighting fixtures.

General

Landlord to provide sanitary dispensary units in ladies’ rooms.

PORTER/MATRON DUTIES

Police lobby area, elevator cabs and lavatories twice daily.

Fill toilet tissue, soap, towel dispensers, as needed.

Keep garage lobby vestibules clean

Keep sidewalks free from debris and snow/ice.

Keep all stairwells clean and free of debris.

Keep the building entrance doors in clean condition.

Keep base building exterior metal work, marble, and building entrance in clean condition at all times.

Keep plaza, outdoor seating, railings, lights and other appurtenances clean.

Insert plastic liners in outdoor waste disposal cans and empty cans as needed.

Note:

This specification does not include the cleaning of IT/equipment rooms. This specification does not include cleaning of dishes, glasses, silverware, equipment or cooking materials located in a kitchenette. This specification does not include carpet shampooing. This specification does not include the type of cleaning involved for high end finishes such as wood paneling, office glass panel walls, marble, stone or other high finish flooring (other than normal mopping/cleaning)

EXHIBIT F

RULES AND REGULATIONS

To the extent the provisions of these Rules and Regulations conflict with the provisions of the Lease, the provisions of the Lease shall control.

1.

The sidewalks, driveways, entrances, passages, courts, lobby, esplanade areas, plaza, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the Premises, and Tenant shall not permit any of its employees, agents, or invitees to loiter in any of said areas (except for the outdoor plaza). No doormat of any kind whatsoever shall be placed or left in any public hall or outside any entry door of the Premises. Smoking is not permitted in the Building or on the plaza deck. Smoking is currently permitted within the smoking hut located at the loading dock.

2.

No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens that are visible from the exterior of the Premises or Building shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord (including the manner of hanging or attachment).

3.

No sign, insignia, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant either (a) on any part of the outside of the Building, or (b) inside of the Common Areas, or (c) outside of the Premises, without in each such case the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred in such removal to the tenant or tenants violating this rule. Interior signs in Common Areas of the Building (if and when approved by Landlord), and lettering on doors and directory tablets shall be inscribed, painted or affixed for each tenant by Landlord at the reasonable expense of such tenant, and shall be of a size, color and style which matches Building standard or is otherwise reasonably acceptable to Landlord.

4.

The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels, or other articles be placed on the window sills or on the peripheral air-conditioning enclosures.

5.	No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules.

6.

The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be thrown or deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have, caused the same. Except as specified in Landlord’s cleaning specifications, any cuspidors or containers or receptacles used as such in the Premises shall be emptied, cared for and cleaned by and at the expense of Tenant.

7.

No tenant shall mark, paint, drill into, or in any way deface any part of the Premises, Common Areas or the Building. No borings or cuttings shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. Subject to the foregoing, Tenant may install and hang normal office decorations and cabinetry in the Premises.

8.

No bicycles, vehicles, birds or animals of any kind (except fish) shall be brought into or kept in or about the Premises. However, this prohibition shall not apply to dogs which are assisting visually impaired personnel or which may be utilized for detecting illegal drugs or explosives.

9.

No noise, including, but not limited to, music or other playing of musical instruments, recordings, radio or television, which, in the judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant. Nothing shall be done or permitted in the Premises by any tenant, which would impair or interfere with the use or enjoyment by any other tenant of any other space in the Building or on the outdoor plaza deck.

10.

No tenant nor any of tenant’s servants, employees, agents, visitors or licensees shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, chemical or substance, except in small quantities as may be required for the proper operation, maintenance and/or cleaning of customary office equipment, provided Tenant shall comply with any and all laws and regulations governing usage and disposal of same.

11.

Additional locks or bolts of any kind which shall not be operable by the Grand Master Key for the Building shall not be placed upon any of the doors or windows by any tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by said Grand Master Key. Each tenant shall, upon the termination of its tenancy, turn over to Landlord all security cards, Smartpass cards, all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the cost thereof. Notwithstanding the foregoing, Tenant shall have the right to install locksets for senior executive offices not operable by the Grand Master Key, provided that Tenant provides building management with a copy of the key(s) for the senior executive offices in the case of emergencies.

12.

The removal or delivery of furniture or extra-large or heavy items which may interfere with the use and occupancy of the Building by other tenants, or with their access to their respective leased premises, must take place during such hours and in such elevators as Landlord or its Agent may reasonably determine from time to time. Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter is being removed, but the establishment and enforcement of such requirement shall not impose any additional responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Premises of the Building under the provisions of this Rule 12 or Rule 16 hereof.

13.

Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or public typist, or for the storage, manufacture, or sale of liquor, narcotics, dope, tobacco in any form, or as a barber, beauty or manicure shop, or as a school, or as a hiring or employment agency. Tenant shall not engage or pay any employees on the Premises, except those actually working for Tenant on the Premises (excluding independent contractors). Tenant shall not use the Premises or any part thereof, or permit the Premises, or any part thereof to be used for manufacturing or for the sale at auction of merchandise, goods or property of any kind. Notwithstanding the foregoing, Tenant shall have the right to perform Electronic Internet Auctions.

14.

No tenant shall obtain, purchase or accept for use in the Premises catering, ice, water cooler, towel service, barbering, boot blackening, special cleaning, floor polishing or other similar services from any persons not expressly authorized by Landlord to furnish such service; provided, however, that such service may be furnished by an outside vendor or caterer in the event the vendors and/or caterers doing business at The Towers at Merritt River office park fail to bid competitive prices or rates for such services. Such services shall be furnished only during regular Business Hours, in the Premises, and under such reasonable regulations as may be fixed by Landlord. Notwithstanding the above, this prohibition shall not prevent Tenant from furnishing such services for its employees, guests, invitees and independent contractors, or prevent Tenant’s employees from bringing in lunch items and/or having coffee breaks. Notwithstanding the foregoing, Tenant shall have the right to utilize exterior vendors and/or caterers, provided that Tenant utilizes such vendors that maintain the Class A nature of the Building.

15.

Landlord shall have the right to prohibit any advertising or identifying sign by any tenant which, in Landlord’s judgment, tends to impair the reputation of the Building or its desirability as a building for offices and upon written notice from Landlord, such tenant shall refrain from or discontinue such advertising or identifying sign.

16.

Landlord reserves the right to exclude from the Building during hours other than Business Hours (as defined in the foregoing Lease) all persons connected with or calling upon Tenant who do not present a pass to the Building signed by Tenant or whose entry Tenant does not approve in response to telephone inquiry from the front desk upon such person’s arrival at the Building. Tenant shall furnish Landlord with a facsimile of such pass. All persons entering and/or leaving the Building on weekends or Holidays or on non-Holiday weekends before or after Business Hours may, after a single notice from Landlord to Tenant, be required to sign a register. Tenant shall be responsible for all persons for whom it issues any such pass and shall be liable to Landlord for all acts or omissions of such persons.

17.

Tenant, before closing and leaving the Premises at any time, shall see that all operable windows are closed and lights are turned out. All entrance doors in the Premises shall be left locked by Tenant when the Premises are not in use. Entrance doors shall not be left open at any time.

18.

Unless Landlord shall furnish electrical energy hereunder as a service included in the rent, Tenant shall, at Tenant’s expense, provide artificial light an electrical energy for the employees of Landlord and/or Landlord’s contractors while doing janitor service or other cleaning in the Premises and while making repairs or alterations in the Premises.

19.	The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

20.

The requirements of tenants will be attended to only upon notice of Landlord’s managing agent and, if Landlord or its managing agent requests, upon execution and submission or written application or purchase order. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

21.	Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

22.

There shall not be used in any space, or in the public halls of the Building, either by any tenant or by any others, in the moving or delivery or receipt of safes, freight, furniture, packages, boxes, crates, paper, office material, or any other matter of thing, any hand trucks except those equipped with rubber tires, side guards and such other safeguards as Landlord shall require.

23.

Tenant shall not cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the Premises in disturbance of other tenants or which creates a public or private nuisance. No cooking shall be done in the Premises except as is expressly permitted in the foregoing Lease.

24.

Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its judgment, it deems it necessary or desirable for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building. No rescission, alteration or waiver of any rule or regulation in favor of one tenant shall operate as a rescission, alteration or waiver in favor of any other tenant.

25.

The parking areas servicing the Building, including but not limited to any reserved spaces of Tenant, shall not be used for storage of vehicles or long-term parking of vehicles; it being the intention that Tenant’s use of said parking areas is to be directly related to Tenant’s use of Premises as said use is permitted by the terms of its Lease. Landlord reserves the right to cause the removal, by towing, of vehicles in violation of this parking rule, it being understood and agreed by Tenant that Landlord’s right to tow illegally parked vehicles is hereby noticed to Tenant and no notice of Landlord’s right to tow illegally parking vehicles by signage need be posted on the Land or the Building. All costs of the towing of illegally parked cars shall be borne by Tenant and shall be deemed additional rent.

26.	The garage is only to be used by tenants and their employees. All visitors and guests shall use visitor parking spaces located on the plaza level.

27.	The garage will have control access gates at each entry and exit. In order to enter the garage, one must have a valid Smart Pass (affixed to the front windshield of your car).

28.	The speed limit within the garage and on the flyover bridge shall be 5 m.p.h. and is strictly enforced.

29.	Overnight parking on the plaza level or in the garage is prohibited. You should defer to your specific lease for an individual tenant’s rights to park in the garage after hours.

30.

Vehicles may not be parked in such a manner as to block access to: garages, fire hydrants, pedestrian crossing areas, designated fire lanes, or clear two lane passage by vehicles on the flyover bridge and driveways. Violators will be towed.

31.

The following types of vehicles are prohibited in the parking areas or drives except for temporary loading or unloading: commercial vehicles (carrying a sign advertising a business); trucks, vans and vehicles with more than four single-tired wheels.

32.	All vehicles parked on the property will be licensed and in operating condition for safe travel on public roads.

33.

The maximum height for vehicles accessing the garage is 6’ 8”. You will be responsible for damages resulting from any vehicles exceeding this height requirement. Vehicles with roof racks shall enter at their own risk.

34.	All persons will comply with Connecticut State Laws and Department of Motor Vehicles regulations on the roads, drives and property.

35.	Parking in the garage is “at your own risk”. Ownership and management shall not be held responsible for any damage to vehicles nor be responsible for any items left in vehicles.

36.	Tenants and their employees may park only in those areas assigned to them.

37.	Parking stickers are issued to each tenant to distribute to each of its employees. Each building is identified by a different color as follows:

o	801 Main Avenue: Red
o	901 Main Avenue: Green
o	45 Glover Avenue: Blue

38.	Stickers should be affixed to the Speed Pass facing the windshield so that it is visible for inspections.

39.	All visitors must report to reception of the appropriate building of which they are visiting

EXHIBIT G

SECURITY SPECIFICATIONS

BUILDING ACCESS

General:

Tenant shall have 24-hour, 7-day-per-week, 365-day-per-year access to the Building and to the Premises. Access shall be controlled by electronic cardkey and/or on-duty personnel. All external doors to the Building, including all doors providing access from the Garage to the Building, shall be equipped with electronic card readers, and access shall not be granted through such doors without a valid cardkey, whether during Business Hours or non-Business Hours. During Business Hours, the main entrance to the Building may be accessed without a cardkey, provided that Building security personnel shall be on duty in the main lobby and shall verify the identity of the employee or visitor.

Tenants:

Each tenant shall be given a set amount of cardkeys for their personnel (one (1) per parking space allocated to each tenant’s use) and shall be entitled to additional or replacement cards as provided in the Building’s Rules and Regulations.

Upon notice from a tenant, the card keys of any tenant or Building personnel who are terminated or change their employment shall be de-activated by Building management.

Visitors:

All visitors to the Building during Business Hours must sign in with Building security personnel and/or concierge at the reception desk located in the main lobby. Building security/concierge shall require a photo i.d. of all visitors and shall verify the visitor’s bona fides with the host tenant before permitting the visitor past the security desk. During Non-Business Hours, or at any other times that Building security personnel are not present in the main lobby, or at any time that a visitor is unable to provide a photo i.d., visitors may access the Building only if escorted by an employee of a tenant with a valid cardkey.

Deliveries:

All deliveries must be made at the Building’s loading dock. Deliveries made other than during Business Hours must be scheduled with Building management 24 hours in advance of the delivery to allow for notification to Building security. All out-going packages must be brought to the Tenant’s mailroom for pick up directly from the appropriate carrier. Packages will not be allowed to be left at the main lobby reception desk or at the loading dock for pick up.

Garage Access:

The Building Garage shall be equipped with a “smart pass” or similar system that opens the control gate when activated, allowing for vehicle access into the Garage. Authorized users shall be issued a “smart pass” and shall have the right to use the Garage. Building visitors may use the on grade portion of the parking deck located at the front of the Building. In the event the visitor parking area becomes full, Building security may allow visitors into the Garage. In this event, visitors will be directed to report to the security desk. The Building Garage shall be adequately lighted at all times that it is in use. All exterior parking areas, walkways and other accessways shall be adequately lighted from dusk until dawn.

BUILDING SECURITY PERSONNEL

The Building shall have not less than one (1) person (unarmed security officers and/or concierge or other Building personnel) on duty at all times twenty-four (24) hours a day, seven (7) days a week (including Building Holidays). During non-Building Hours, a roving security personnel on duty shall provide for various tours of the Building, tenant premises, and other Glover Avenue properties. Security personnel shall be responsible for managing deliveries at the Building’s loading dock and directing deliveries to the appropriate tenant. Building security personnel shall also patrol the Garage and exterior parking areas and shall escort employees and invitees to the Garage and/or exterior parking areas upon request.

BUILDING MONITORING

The Building will be equipped with security cameras to cover all external door entrances to the Building and the Garage, as well as all entrances from the Garage to the Building. Security cameras shall be actively monitored by Building security personnel on screens located at the main lobby security desk and/or at a central monitoring station. Images provided by the cameras will be recorded on a DVR, digital or similar device and maintained for not less than 30 days, and shall be made available to Tenant upon request for security purposes. Building intruder and fire alarms and life-safety generator systems shall be connected to a central monitoring panel with automatic notification to Building management during Business Hours and off-site (as to the fire alarm only) during non-Business Hours.

LIFE SAFETY/EVACUATION AND BUILDING EMERGENCY PLANS

A plan for life safety/evacuation and for Building emergencies shall be adopted prior to the occupancy of the Building and a copy of such plans shall be distributed to each tenant. Such plan as well as any modifications thereto shall comply with all Applicable Laws. Each tenant is expected to ensure that its employees and invitees are aware of such plans and comply with them as needed. The Premises and the main lobby security desk shall be equipped with emergency/panic buttons that shall be tied in directly to Landlord’s security provider.

EXHIBIT H

GENERATOR LOCATION

EXHIBIT I

LANDLORD’S WORK

All of the following is hereinafter referred to collectively as “Landlord’s Work”:

A.           Landlord’s Work to be Completed by the Possession Date. Landlord shall complete the following work by the Possession Date:

1.     Demolition per Addendum I attached hereto, including without limitation, demolition of the bathrooms, at a cost not to exceed $(Redacted). All demolition costs in excess of $(Redacted) for the scope of work described on Addendum I or for any additional work requested by Tenant shall be paid by Tenant.

B.	Landlord’s Work to be Completed No Later Than Thirty (30) Days Prior to the Commencement Date. Landlord shall complete the following work no later than thirty (30) days prior to the Commencement Date:

1.     Installation of handicapped ramp on 8th floor terrace.

2.     Renovation of 1st floor bathrooms.

3.     Shuttle bus enclosure at site of Additional Parking.

4.     Marketplace Cafeteria located on the first floor of the Building in the location of the semi-demolished cafeteria. Such cafeteria shall be substantially similar in quality to the cafeteria at 695 East Main Street, Stamford, CT (a rendering thereof is set forth on Addendum II, which rendering is provided as conceptual only) and Landlord shall agree that any kitchen equipment to remain from the current build-out shall have a useful life in excess of ten (10) years.

5.     1st class fitness center (unmanned) with full locker rooms and showers (a rendering thereof is set forth on Addendum III, which rendering is provided as conceptual only).

6.     State of the art conferencing center to be located across from the Marketplace Cafeteria with multi-purpose configurable, flexible space that can be used by tenants of the Building or the Park (the “Conference Center”) (a rendering thereof is set forth on Addendum IV, which rendering is provided as conceptual only).

7.     Renovated, modern, upscale Building lobby designed by a qualified architect, such as Gensler. Some or all of the credit union space will be considered in the design of the lobby and Landlord will consider a stairway in the lobby to the second floor of the Building, to be installed at Tenant’s cost, provided such stairwell will become a part of the Premises and Rent and other economic terms under the Lease shall be adjusted accordingly and further provided such stairway does not diminish the multi-tenant character of the Building and does not materially diminish the design of the lobby.

8.     Renovate the area immediately outside the newly installed “garage doors” leading from the Building to the plaza deck, as appropriate, to allow for a smooth transition to the outdoor plaza deck.

9.     Additional seating for the outside plaza deck.

10.     Bike rack within the Building’s garage.

11.     Additional Parking.

12.     A “Starbucks type” Coffee Bar located in the Building which shall be open to all Building and other Park tenants

13.      Number 4 through and including Number 10 above is hereinafter referred to collectively as the “Planned Amenities”.

Landlord, at Landlord’s cost, agrees that all programming and design for the Marketplace Cafeteria, Fitness Center, Building Lobby and Conference Center shall be done in conjunction with Tenant. Landlord shall construct such improvements in accordance with the final plans and specifications, subject to required field changes, and will update Tenant periodically. As part of the design, Landlord has agreed to install “garage doors” with glass panels in the Marketplace Cafeteria to allow flow into the courtyard, which will contain seasonal outdoor seating and eating area and tables.

The Subsidy System/Software and such “Starbucks type” Coffee Bar are hereinafter referred to collectively as the “Tenant Upgraded Amenities”.

Addendum I

(Redacted)

Addendum II

Addendum III

Addendum IV

EXHIBIT J

EXHIBIT K

INTENTIONALLY OMITTED

EXHIBIT L

FORM OF NONDISTURBANCE AGREEMENT

[see ten pages attached]

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO: Blank Rome LLP 405 Lexington Avenue New York, New York 10174 Attention: Michael J. Feinman, Esq.

Space above for Recorder's Use

SUBORDINATION, NONDISTURBANCE AND

ATTORNMENT AGREEMENT

This SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (as amended, supplemented or modified from time to time, this “Agreement”) is entered into as of February 14, 2018 by BANK OF AMERICA, N.A., a national banking association (“Bank”), as administrative agent for Lenders (hereinafter defined), 45 GLOVER PARTNERS, LLC, a Connecticut limited liability company (“Landlord”), and FACTSET RESEARCH SYSTEMS INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant have entered into a lease agreement dated as of February 14, 2018 (as amended, supplemented or modified, the “Lease”), covering certain premises, containing approximately 173,164 rentable square feet (the “Demised Premises”) located at 45 Glover Avenue, Norwalk, Connecticut (“Property”). The Property is more particularly described in Exhibit A attached hereto and incorporated herein.

B. Lenders (as hereinafter defined) have extended credit to 25 Glover Partners, LLC, 35 Glover Partners, LLC, 45 Glover Partners, LLC, and Merritt River Commercial LLC (collectively, the “Borrower”), which credit is secured, in whole or in part, by that certain Consolidated, Amended and Restated Open-End Mortgage Deed, Assignment of Leases and Rents, Security Agreement and Fixture Filing from Borrower to Bank, encumbering the Property (as amended, supplemented, modified, renewed, consolidated, replaced and extended from time to time, the “Mortgage”), dated as of November 17, 2016, which Mortgage has been recorded in the Land Records of the City of Norwalk, Connecticut, and by that certain Amended and Restated Credit Agreement (Consolidation), dated of even date with the Mortgage (the “Credit Agreement”), and executed by and among Borrower, Bank, as administrative agent, and the lenders appearing as signatories thereto (collectively, “Lenders”). The Mortgage secures certain obligations to Bank as more particularly described therein and in the other loan and security documents executed in connection therewith (such documents collectively, with the Mortgage and the Credit Agreement, the “Loan Documents”).

C. On the terms and conditions in this Agreement, the parties desire to subordinate Tenant's leasehold interest in the Property to the lien of the Mortgage and to assure Tenant possession of the Property in accordance with the terms of the Lease, even though Bank may foreclose the lien of the Mortgage before expiration of the Lease.

Therefore, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1. Subordination.

The Lease, the leasehold estate created thereby, and all rights and privileges of Tenant thereunder shall be subject and subordinate to the lien of the Mortgage, and to any increases, advances, renewals, modifications, consolidations, replacements and extensions of or made under the Mortgage, to the full extent of the obligations now or hereafter secured by the Mortgage.

Section 2. Nondisturbance.

So long as Tenant is not in default, beyond any applicable grace or cure period set forth in the Lease, in the payment of rent or any other amounts due under the Lease, and no other Event of Default (as defined in the Lease) shall have occurred and be continuing, Tenant's possession of the Property and Tenant's rights and privileges under the Lease, including any extensions or renewals, shall not be diminished, disturbed or interfered with by Acquiring Party (as hereafter defined) following a Transfer (as hereafter defined) or Bank during the term of the Lease or any extensions or renewals thereof, subject to the express terms and conditions of this Agreement. So long as Tenant is not in default, beyond any applicable grace or cure period set forth in the Lease, in the payment of rent or any other amounts due under the Lease, and no other Event of Default (as defined in the Lease) shall have occurred and be continuing, Lenders will not join Tenant as a party for the purpose of terminating or otherwise affecting Tenant's interest under the Lease, in any action of foreclosure or other proceeding brought by Bank or any of the Lenders to enforce any rights arising because of any default under the Mortgage. Bank may, however, join Tenant as a party if joinder is necessary under any statute or law to secure the remedies available to Bank under the Mortgage, but joinder shall be for that purpose only and not for the purpose of terminating the Lease or affecting Tenant's right to possession of the Property.

Section 3. Attornment.

If the Landlord's interest in the Property is transferred to and owned by Bank, or any successor or designee of Bank, or any other party that acquires ownership of the Property through the Bank (any such party that so succeeds, an “Acquiring Party”) because of foreclosure, deed-in-lieu of foreclosure, or other proceedings brought by Bank, or by any other manner (a “Transfer”), Tenant shall be bound to the Acquiring Party, and Acquiring Party shall be bound to Tenant under all of the terms, covenants and conditions of the Lease for the balance of the remaining term, including any extensions or renewals thereof, with the same effect as if Acquiring Party were landlord under the Lease. Tenant agrees to attorn to Acquiring Party as the landlord, with the attornment being effective and self-operable immediately upon Acquiring Party succeeding to the interest of Landlord under the Lease, all without the execution by the parties of any further instruments. However, Tenant shall not be obligated to pay rent to Acquiring Party until Tenant receives written notice from Acquiring Party, together with evidence reasonably satisfactory to Tenant, demonstrating that Acquiring Party has succeeded to Landlord's interest under the Lease and directing where rent should be mailed. The respective rights and obligations of Tenant and Acquiring Party upon attornment, to the extent of the then-remaining balance of the term of the Lease, shall be the same as in the Lease, which is incorporated by reference in this Agreement. If Acquiring Party succeeds to Landlord's interest in the Lease, Acquiring Party shall be bound to Tenant under all the terms, covenants and conditions of the Lease, and Tenant shall, after Acquiring Party's succession to Landlord's interest, have the same remedies against Acquiring Party for the breach of any agreement in the Lease that Tenant might have had against Landlord; provided, however, that the terms, covenants and conditions of the Lease pursuant to which Acquiring Party shall be bound to Tenant following a Transfer shall be subject to and superseded by any contrary terms and conditions of this Agreement.

Notwithstanding any provisions of the Lease, this Agreement, or any other document to the contrary, if Acquiring Party shall become the owner of the Property, or the Property shall be sold by reason of foreclosure or other proceedings brought to enforce the Mortgage or if the Property shall be transferred by deed in lieu of foreclosure, Acquiring Party shall not be:

(a)     liable for any act, omission, or obligation of any prior landlord (including Landlord) accruing prior to a Transfer, except to the extent that any such acts, omissions, or obligations are expressly required under, prohibited or otherwise set forth in the Lease (as the case may be) and shall continue after the date Acquiring Party succeeds to Landlord’s ownership interest in the Property (the “Transfer Date”), provided Bank has received written notice of such acts, omissions, or obligations and fails to cure such continuing acts, omission or obligations after the Transfer Date within the cure period afforded to Landlord under the Lease; or

(b)     obligated to cure any defaults of any prior landlord (including Landlord) which occurred prior to the Transfer Date, except to the extent that any such defaults shall continue after the date Acquiring Party succeeds to any such prior landlord (including Landlord), provided Bank has received written notice of any such defaults prior to the Transfer Date and fails to cure such defaults after the Transfer Date within the cure period afforded to Landlord under the Lease;

(c)     subject to any offsets, defenses or counterclaims which Tenant may be entitled to assert against any prior landlord (including Landlord), except (i) for Tenant’s rights to extend the Rent Commencement Date under Section 22.1(d)(i) of the Lease and to offset Rent (as defined in the Lease) under Section 22.1(d)(ii) of the Lease (it being understood, however, that neither Bank nor any of the Lenders shall have any obligation to pay for or perform any Landlord’s Work (as defined in the Lease), Tenant’s sole remedy against Bank and the Lenders under said Section 22.1(d) being as described above in this clause (i)); (ii) for offsets against Rent (as defined in the Lease) to the extent expressly permitted under Section 22.2 of the Lease in respect of unpaid TIA (as defined in the Lease), provided that Bank received written notice thereof as provided in this Agreement (it being understood, however, that neither Bank nor any of the Lenders shall have any obligation to pay any TIA, Tenant’s sole remedy against Bank and the Lenders under said Section 22.2 being the above described offset against Rent); and (iii) in the case of any other offsets, defenses or counterclaims that may be expressly asserted under the Lease, to the extent the same shall continue after the Transfer Date, provided that Bank received written notice thereof as provided in this Agreement and fails to cure such continuing acts, omission or obligations giving rise to the offset, defense or counterclaim after the Transfer Date within the cure period afforded to Landlord under the Lease; or

(d)     liable or responsible for or with respect to the retention, application and/or return to Tenant of any security deposit paid to any prior landlord (including Landlord), whether or not still held by such prior landlord (including Landlord), unless and until Acquiring Party has actually received said deposit for its own account as the landlord under the Lease as security for the performance of Tenant's obligation under the Lease (which deposit shall, nonetheless, be held subject to the provisions of the Lease); or

(e)     (i) bound by any amendment or modification hereafter made to the Lease that changes the term of the Lease or that reduces Tenant's monetary obligations under the Lease (other than to a de minimis extent) or that increases Landlord's obligations or liabilities under the Lease (other than to a de minimis extent) or that reduces Tenant's other obligations or liabilities under the Lease (other than to a de minimis extent), (ii) bound by any prepayment of the rents, additional rents or other sums due under the Lease for more than one (1) month in advance of the due date thereof, except as expressly provided in Article 4 or Article 6 of the Lease; or (iii) except for a cancellation, surrender or termination effected unilaterally by Tenant as expressly permitted by the Lease or by an order of a court of law, bound by any surrender of the Demised Premises or cancellation or termination of the Lease unless Bank shall have consented thereto in writing in each instance (it being understood that a notice of termination delivered by Landlord without Bank’s written consent shall be ineffective, and in such case Landlord shall be deemed to have elected not to terminate the Lease).

Tenant shall give Bank written notice of (i) any default by Landlord under the Lease, (ii) any damage to the Building, the Garage or the Premises as to which Tenant is obligated to provide notice to Landlord under Section 15.1 of the Lease, (iii) any condemnation or similar proceeding affecting all or any portion of the Premises, as to which Tenant has received notice, and (iv) any discontinuance of Essential Services (as defined in Section 11.7 of the Lease) that lasts for more than five (5) consecutive days and renders all of a portion of the Premises untenantable. Tenant will accept cure of any Landlord default by Bank, but Bank has no obligation to cure any default by Landlord and shall have no liability for not curing any Landlord default, and any cure by Bank shall not relieve Landlord of liability to Tenant for such default, and Bank shall not have any cure period with respect to any such matters beyond the cure period provided to Landlord.

Section 4. Tenant’s Purchase Option.

The lien of the Mortgage shall unconditionally be and remain at all times prior to release of the Mortgage a lien on the Property prior and superior to any existing or future option or right of first refusal of Tenant to purchase the Property or any portion thereof. In the event of any Transfer, Tenant specifically waives any right, whether arising out of the Lease or otherwise, to exercise any purchase option or right of first refusal to purchase which remains unexercised at the time of such transfer.

Section 5. No Change in Lease.

Except to the extent expressly permitted in Section 3(e) of this Agreement, the Landlord and Tenant agree not to change, alter, amend or otherwise modify the Lease without the prior written consent of Bank, and any such change, alteration, amendment, or other modification to the Lease made without the prior written consent of Bank shall be void as to Bank.

Section 6. Notices.

In this Agreement, wherever it is required or permitted that notice and demand be given by any party to another party, that notice or demand shall be given in writing and sent by (i) pre-paid certified mail, return receipt, (ii) nationally recognized overnight courier, or (iii) by hand, addressed as follows:

Tor Landlord:         45 Glover Partners, LLC

One Elmcroft Road, Suite 500

Stamford, CT 06902

Attn: David F. Waters, Esq.

To Tenant prior to the Commencement Date:

FactSet Research Systems Inc.

601 Merritt 7

Norwalk, CT 06851

Attn: Elizabeth Brennan

ebrennan@factset.com

with copies to:

FactSet Research Systems Inc.

25 Sundial Avenue, Suite 205W

Manchester, NH 03103

Attn: Thomas Doucette

tdoucette@factset.com

and

Robinson & Cole LLP

1055 Washington Boulevard

Stamford, CT 06901

Attn:  Charles F. Martin III, Esq.

To Tenant after the Commencement Date:

FactSet Research Systems Inc.

45 Glover Avenue

Norwalk, CT 06850

Attn: Legal Department and legal@factset.com

with copies to:

FactSet Research Systems Inc.

25 Sundial Avenue, Suite 205W

Manchester, NH 03103

Attn: Thomas Doucette

tdoucette@factset.com

and

Robinson & Cole LLP

1055 Washington Boulevard

Stamford, CT 06901

Attn:  Charles F. Martin III, Esq.

To Bank:               Bank of America, N.A.

One Bank of America Center

150 N. College Street

Charlotte, NC 28255

Mail Code - NC1-028-27-03

Attention: James Peterson, IV

Any party may change an address given for notice by giving not less than ten (10) days’ prior written notice of that change by certified mail to all other parties. All notices and communications shall be effective (i) if delivered by hand, when delivered; (ii) if sent by mail, upon the earlier of the date of receipt or three (3) business days after deposit in the mail, certified, first class, postage prepaid; and (iii) if sent by overnight courier, on the next business day.

Section 7. Authority.

If any party is a corporation, limited liability company, or a partnership, all individuals executing this Agreement on behalf of such corporation, limited liability company, or partnership represent and warrant that they are authorized to execute and deliver this Agreement on behalf of the corporation, limited liability company, or partnership and that this Agreement is binding upon such corporation, limited liability company, or partnership.

Section 8. Miscellaneous.

This Agreement supersedes, as between the parties hereto and any Acquiring Party, including upon any attornment pursuant to this Agreement, all of the terms and provisions of the Lease which are inconsistent herewith. This Agreement may not be modified other than by an agreement in writing signed by the parties or by their respective successors in interest. If any party commences any action against any other party based on this Agreement, the prevailing party shall be entitled to recover reasonable attorney fees, expenses, and costs of suit. This Agreement shall be binding on and inure to the benefit of the parties and their respective heirs, successors and assigns. The headings of this Agreement are for reference only and shall not limit or define any meaning of this Agreement. This Agreement may be executed in one or more counterparts, each of which is an original, but all of which shall constitute one and the same instrument. This Agreement shall be construed in accordance with and governed by Connecticut law.

Tenant acknowledges that the interest of Landlord under the Lease is assigned to Bank solely as collateral security, and Bank shall have no duty, liability or obligation under the Lease or any extension or renewal thereof, unless Bank becomes an Acquiring Party and Tenant attorns to the Bank or another Acquiring Party pursuant to Section 3 of this Agreement, in which case the Bank or such Acquiring Party shall become liable for all performances of Landlord under the Lease for the balance of the Lease Term and any renewal thereof.

The Landlord agrees that (a) this Agreement does not (i) constitute a waiver by Bank of any of its rights under the Mortgage or any of the other loan and security documents executed in connection therewith and/or (ii) in any way release the Landlord, as mortgagor and/or lessor, from its obligation to comply with the terms, provisions, conditions, covenants and agreements of the Mortgage and such other loan and security documents and the Lease, (b) the provisions of the Mortgage and such other loan and security documents remain in full force and effect and are not modified by this Agreement, and (c) in the event of a default by the Landlord under the Mortgage, upon notice to Tenant, Tenant may be required (beginning with the next payment due) to pay all rent and all other sums due under the Lease to Bank or Acquiring Party (as applicable) in accordance with the Lease, and, in such event, Tenant agrees to pay all rent and all other sums due Landlord under the Lease directly to Bank or Acquiring Party (as applicable pursuant to the notice provided), and Landlord hereby expressly authorizes Tenant to make such payments, and further agrees that any sums so paid shall be in satisfaction of Tenant’s obligations under the Lease.

In the event an Acquiring Party shall acquire Landlord's interest in the Property, Tenant shall look only to the estate and interest, if any, of Acquiring Party in the Property and the income derived therefrom, or proceeds from the disposition thereof for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by Acquiring Party under the Lease or under this Agreement, and no other property or assets of Acquiring Party shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to the Lease, the relationship of the landlord and tenant under the Lease, Tenant's use or occupancy of the Property, or any claim arising under this Agreement.

Tenant further represents and warrants that Tenant and all guarantors of all or any portion of the Lease, if applicable: (i) are not a person or entity with whom Bank is restricted from doing business with under regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury (including, but not limited to, those named on OFAC’s Specially Designated Nationals and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action; (ii) are not a person or entity with whom Bank is restricted from doing business under the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders thereunder; and (iii) are not knowingly engaged in any dealings or transaction or otherwise knowingly associated with such persons or entities described in clauses (i) and (ii) above.

Bank and Tenant agree to effect the recording of this Agreement in the Land Records of the City of Norwalk, Connecticut.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

Witnessed By: ________________________________________ Printed Name:____________________________ _______________________________________ Printed Name:____________________________

Bank:

BANK OF AMERICA, N.A.,

a national banking association, as administrative agent for Lenders

By:___________________________(Seal)

Printed Name________________________

Title_______________________________

Witnessed By: ________________________________________ Printed Name:____________________________ _______________________________________ Printed Name:____________________________	Landlord: 45 GLOVER PARTNERS, LLC, a Connecticut limited liability company By:___________________________(Seal) Printed Name________________________ Title_______________________________

Witnessed By: ________________________________________ Printed Name:____________________________ _______________________________________ Printed Name:____________________________	Tenant: FACTSET RESEARCH SYSTEMS INC., a Delaware corporation By:___________________________(Seal) Printed Name: Philip Snow Title: Chief Executive Officer

ACKNOWLEDGMENT

STATE OF NEW YORK	)
) ss.
COUNTY OF NEW YORK	)

The foregoing instrument was acknowledged before me this 16th day of February, 2018 by Nina McElroy, the Managing Director of Bank of America, N.A., a national banking association, as her free act and deed on behalf of said association.

____________________________________________
Notary Public
My commission expires: ________________________

STATE OF ____________________________	)
) ss.
COUNTY OF __________________________	)

The foregoing instrument was acknowledged before me this ____ day of _________, 20__ by ____________________________________, the ______________________________ of _______________________________________, a _______________________________, as his/her free act and deed on behalf of said ____________________.

____________________________________________
Notary Public
My commission expires: ________________________

STATE OF NEW YORK	)
) ss. New York
COUNTY OF NEW YORK	)

The foregoing instrument was acknowledged before me this ____ day of February, 2018, by Philip Snow, the Chief Executive Officer of FactSet Research Systems Inc., a Delaware corporation, as his free act and deed on behalf of said corporation.

_____________________________________________
Notary Public
My commission expires: _________________________

Exhibit A

(LEGAL DESCRIPTION)

That certain piece or parcel of land, depicted as "Revised Parcel 10 on that certain map entitled, "Property Survey Depicting Revised Parcels 8, 9 & l 0, Map 12028 N.L.R., Norwalk, CT Prepared for 25 Glover Partners, LLC, 35 Glover Partners, LLC and Hewitt Associates VII LLC" dated April 4, 2002 and certified "To my knowledge and belief this map is substantially correct as noted hereon," by Raymond L. Redniss CT Lie. No. l 0046, filed with the City Clerk of said Norwalk, Connecticut as Map No. 12293 N .L.R.

TOGETHER WITH the easement rights set forth in Reciprocal Easements and Restrictive Covenants Agreement dated February 9, 2001 and recorded in Volume 4041 at Page 2; as amended by that certain First Amendment to Reciprocal Easements and Restrictive Covenants Agreement dated April 22, 2002 by and among 25 Glover Partners, LLC, 35 Glover Partners, LLC and Hewitt Associates VII LLC and recorded April 23, 2002 in Volume 4426 at Page 90 of the Norwalk Land Records, as amended by Second Amendment to Reciprocal Easements and Restrictive Covenants Agreement dated December 15, 2003 and recorded in Volume 5267 at Page 278 of the Norwalk Land Records.

TOGETHER WITH the easement rights set forth in Declaration of Easement by Fairfield Investors, Inc., dated June 18, 1996 and recorded in Volume 3222 at Page 284 of the Norwalk Land Records.

TOGETHER WITH the easement rights set forth in Declaration of Easement by Merritt River Partners LLC dated June 22, 2001 and recorded in Volume 4146 at Page 346 of the Norwalk Land Records.

TOGETHER WITH the easement rights created in the following:

Temporary Easement and Right of Way as set forth in a deed dated December 30, 2003 and recorded in Volume 5261 at Page 205.

Easement in a Quit Claim Deed from The State of Connecticut dated February 3, 2004 and recorded in Volume 5305 at Page 158.

EXHIBIT M

ESTIMATED OPERATING EXPENSES AND REAL ESTATE TAXES

(Redacted)

EXHIBIT N

CHANGE ORDER FORM

Change Order No. ____

To:

________________________

________________________
Attn:

From:

__________________ LLC
c/o Building and Land Technology
One Elmcroft Road
Stamford, CT 06851

Description of Change

Total Amount of Change	$ _________________

Turnover of Floors ___________ Extended	_____________Days

Final Completion Date Extended	_____________Days

Accepted:

____________________________	______________________________

By:_________________________	By:_____________________________

Date:_________________________	Date:_____________________________

EXHIBIT O

CERTIFICATE OF OCCUPANCY FOR THE BUILDING

[see two pages attached]

EXHIBIT P-1

20 GLOVER

All that certain piece, parcel or tract of land, located in the City of Norwalk, County of Fairfield and State of Connecticut, being part of a common interest community known as MERRITT ON THE RIVER, A COMMON INTEREST COMMUNITY, A CONDOMINIUM, the original Declaration ("Declaration") of which is dated June 22, 2001 and recorded June 27, 2001 in Volume 4147 at Page 1 of the Norwalk Land Records; (the term "Declaration" shall include the original declaration referred to above and that certain First Amendment recorded in Volume 4208 at Page 281, aforesaid records and that certain Second Amendment recorded in Volume 4544 at Page 206, aforesaid records) known, designated and identified as UNIT NUMBER 1 "MERRITT ON THE RIVER, A COMMON INTEREST COMMUNITY, A CONDOMINIUM", together with buildings and improvements thereon, its allocated interest in the Common Elements and its Limited Common Elements, and all appurtenances thereto as more fully set forth and described in said Declarations; SUBJECT, HOWEVER, to all of the terms, covenants, conditions, agreements, restrictions, easements and matters set forth or referred to in the Declaration.

LESS AND EXCEPT the Development Rights, Special Declarant Rights and Additional Rights set forth in Article 9 of the Declaration recorded in Volume 4554 at Page 206 of the Norwalk Land Records.

EXHIBIT P-2

801 MAIN

That certain piece or parcel of land, depicted as "Revised Parcel 8 on that certain map entitled, "Property Survey Depicting Revised Parcels 8, 9 & 10, Map 12028 N.L.R., Norwalk, CT Prepared for 25 Glover Partners, LLC, 35 Glover Partners, LLC and Hewitt Associates VII LLC" dated April 4, 2002 and certified "To my knowledge and belief this map is substantially correct as noted hereon," by Raymond L. Redniss CT Lie. No. 10046, filed with the City Clerk of said Norwalk, Connecticut as Map No. 12293 N.L.R.

TOGETHER WITH the easement rights set forth in Reciprocal Easements and Restrictive Covenants Agreement dated February 9, 2001 and recorded in Volume 4041 at Page 2; as amended by that certain First Amendment to Reciprocal Easements and Restrictive Covenants Agreement dated April 22, 2002 by and among 25 Glover Partners, LLC, 35 Glover Partners, LLC and Hewitt Associates VII LLC and recorded April 23, 2002 in Volume 4426 at Page 90 of the Norwalk Land Records, as amended by Second Amendment to Reciprocal Easements and Restrictive Covenants Agreement dated December 15, 2003 and recorded in Volume 5267 at Page 278 of the Norwalk Land Records.

TOGETHER WITH the easement rights set forth in Declaration of Easement by Fairfield Investors, Inc., dated June 18, 1996 and recorded in Volume 3222 at Page 284 of the Norwalk Land Records.

TOGETHER WITH the easement rights set forth in Declaration of Easement by Merritt River Partners LLC dated June 22, 2001 and recorded in Volume 4146 at Page 346 of the Norwalk Land Records.

TOGETHER WITH the easement rights created in the following:

Temporary Easement and Right of Way as set forth in a deed dated December 30, 2003 and recorded in Volume 5261 at Page 205.

Easement in a Quit Claim Deed from The State of Connecticut dated February 3, 2004 and recorded in Volume 5305 at Page 158.

EXHIBIT P-3

901 MAIN

That certain piece or parcel of land, depicted as "Revised Parcel 9 on that certain map entitled, "Property Survey Depicting Revised Parcels 8, 9 & 10, Map 12028 N.L.R., Norwalk, CT Prepared for 25 Glover Partners, LLC, 35 Glover Partners, LLC and Hewitt Associates VII LLC" dated April 4, 2002 and certified "To my knowledge and belief this map is substantially correct as noted hereon," by Raymond Redniss CT Lie. No. 10046, filed with the City Clerk of said Norwalk, Connecticut as Map No. 12293 N.L.R.

TOGETHER WITH the easement rights set forth in Reciprocal Easements and Restrictive Covenants Agreement dated February 9, 2001 and recorded in Volume 4041 at Page 2; as amended by that certain First Amendment to Reciprocal Easements and Restrictive Covenants Agreement dated April 22, 2002 by and among 25 Glover Partners, LLC, 35 Glover Partners, LLC and Hewitt Associates VII LLC and recorded April 23, 2002 in Volume 4.426 at Page 90 of the Norwalk Land Records, as amended by Second Amendment to Reciprocal Easements and Restrictive Covenants Agreement dated December 15, 2003 and recorded in Volume 5267 at Page 278 of the Norwalk Land Records.

TOGETHER WITH the easement rights set forth in Declaration of Easement by Fairfield Investors, Inc., dated June 18, 1996 and recorded in Volume 3222 at Page 284 of the Norwalk Land Records.

TOGETHER WITH the easement rights set forth in Declaration of Easement by Merritt River Partners LLC dated June 22, 2001 and recorded in Volume 4146 at Page 346 of the Norwalk Land Records.

TOGETHER WITH the easement rights created in the following:

Temporary Easement and Right of Way as set forth in a deed dated December 30, 2003 and recorded in Volume 5261 at Page 205.

Easement in a Quit Claim Deed from The State of Connecticut dated February 3, 2004 and recorded in Volume 5305 at Page 158.

EXHIBIT P-4

THE PARK SITE PLAN

45 Glover Ave.
The Towers
at Merritt River
801 Main Ave.
901 Main Ave.
Glover Avenue
Metro North Railroad Station →
Merritt On The River - Commercial
20 Glover Ave.
Merritt On The River - Residential
399 Main Ave.
10 Glover
Ave.
Norwalk River
Main Avenue

EXHIBIT Q

ROOFTOP TERRACE

EXHIBIT R

EXHIBIT S

ADDITIONAL PARKING AREAS

EXHIBIT T

Shuttle Bus Enclosure

EXHIBIT U

EXISTING THIRD PARTY ROFO RIGHTS

At 45 Glover Avenue:

●	General Electric Capital Corporation
●	Bridgewater Associates, LP

At 801 Main Avenue:

●	Diageo North America, Inc.
●	General Electric Capital Corporation

At 901 Main Avenue:

●	Diageo North America, Inc.

EXHIBIT V

FORM OF NOTICE

NOTICE OF LEASE

Pursuant to Section 47-19 of the Connecticut General Statutes (1958 version, as amended), notice is hereby given of the existence of the following lease (the “Lease”):

1.	The name and address of Landlord is:

45 Glover Partners, LLC

1 Elmcroft Road, Suite 500

Stamford, CT 06902

2.	The name and address of Tenant is:

3.	The date of execution of the Lease is: _____ ____, 201___

4.

The description of the leased premises (the “Premises”) as contained in the Lease is ______ (___) floor in the building known as 45 Glover Avenue, Norwalk, Connecticut on the land on which the building is located, described on Exhibit A hereto.

5.

The initial term of the Lease is for approximately _____________ (___) years, the scheduled date of commencement being approximately ______________ and the scheduled date of expiration being approximately _______________.

6.	The Lease contains the following right of extension or renewal: _______ (___) __________ (___) year option(s) to extend.

7.	The Lease contains no option to purchase.

8.

Nothing contained in this instrument shall be deemed to modify or change any of the provisions of the Lease. In the event of any conflict between the terms of the Lease and the terms of this Notice, the Lease shall govern. A copy of the Lease is on file in the Landlord’s office.

9.	This instrument shall be binding upon and inure to the benefit of the respective successors and assigns of the parties.

IN WITNESS WHEREOF, the parties have executed this instrument as of the ____ day of February, 2018.

Witnesses:	LANDLORD:
45 GLOVER PARTNERS, LLC

___________________________________	By:___________________________________
Name:
Title:

___________________________________

TENANT:
FACTSET RESEARCH SYSTEMS INC.

___________________________________	By:___________________________________
Name:
Title:

___________________________________

STATE OF CONNECTICUT	)
) ss: Stamford
COUNTY OF FAIRFIELD	)

The foregoing instrument was acknowledged before me this ____ day of ________, 20___ by ____________, Authorized Signatory of 45 Glover Partners, LLC, a Connecticut limited liability company, on behalf of the company.

___________________________________
Name:
Commissioner of the Superior Court
Notary Public
My commission expires:_______________

STATE OF CONNECTICUT	)
) ss: Norwalk
COUNTY OF FAIRFIELD	)

The foregoing instrument was acknowledged before me this ____ day of February, 2018, by ____________________, ____________________ of FactSet Research Systems Inc., a Delaware corporation, on behalf of the company.

___________________________________
Name:
Commissioner of the Superior Court
Notary Public
My commission expires:_______________

EXHIBIT A

PROPERTY DESCRIPTION

That certain piece or parcel of land, depicted as "Revised Parcel 10 on that certain map entitled, "Property Survey Depicting Revised Parcels 8, 9 & l 0, Map 12028 N.L.R., Norwalk, CT Prepared for 25 Glover Partners, LLC, 35 Glover Partners, LLC and Hewitt Associates VII LLC" dated April 4, 2002 and certified "To my knowledge and belief this map is substantially correct as noted hereon," by Raymond L. Redniss CT Lie. No. l 0046, filed with the City Clerk of said Norwalk, Connecticut as Map No. 12293 N .L.R.

TOGETHER WITH the easement rights set forth in Reciprocal Easements and Restrictive Covenants Agreement dated February 9, 2001 and recorded in Volume 4041 at Page 2; as amended by that certain First Amendment to Reciprocal Easements and Restrictive Covenants Agreement dated April 22, 2002 by and among 25 Glover Partners, LLC, 35 Glover Partners, LLC and Hewitt Associates VII LLC and recorded April 23, 2002 in Volume 4426 at Page 90 of the Norwalk Land Records, as amended by Second Amendment to Reciprocal Easements and Restrictive Covenants Agreement dated December 15, 2003 and recorded in Volume 5267 at Page 278 of the Norwalk Land Records.

TOGETHER WITH the easement rights set forth in Declaration of Easement by Fairfield Investors, Inc., dated June 18, 1996 and recorded in Volume 3222 at Page 284 of the Norwalk Land Records.

TOGETHER WITH the easement rights set forth in Declaration of Easement by Merritt River Partners LLC dated June 22, 2001 and recorded in Volume 4146 at Page 346 of the Norwalk Land Records.

TOGETHER WITH the easement rights created in the following:

Temporary Easement and Right of Way as set forth in a deed dated December 30, 2003 and recorded in Volume 5261 at Page 205.

Easement in a Quit Claim Deed from The State of Connecticut dated February 3, 2004 and recorded in Volume 5305 at Page 158.